As filed with the Securities and Exchange Commission on July 19, 2007

Investment Company Act File No. 811-21943

============================================================================

U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

---------------------

FORM N-2

(CHECK APPROPRIATE BOX OR BOXES)

☒ REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940

AMENDMENT NO.  1

---------------------

CADOGAN OPPORTUNISTIC ALTERNATIVES FUND, LLC

--------------------------------------------------

(Exact name of Registrant as specified in Charter)

149 Fifth Avenue, 15th Floor

New York, NY 10010

----------------------------------------

(Address of principal executive offices)

Registrant’s Telephone Number, including Area Code: (212) 585-1600

Matthew Jenal

Cadogan Management, L.L.C.

149 Fifth Avenue, 15th Floor

New York, NY 10010

---------------------------------------

(Name and address of agent for service)

COPY TO:

Paul S. Schreiber, Esq.

Shearman & Sterling LLP

599 Lexington Avenue

New York, New York 10022

------------------------------------------------------------------------------

====================================================================================================================================================================

This Registration Statement has been filed by Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended. Registrant’s Shares are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), and will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of, and/or Regulation D under, the 1933 Act. Investments in Registrant may only be made by individuals or entities meeting the definition of an “accredited investor” in Regulation D under the 1933 Act and an “Eligible Investor” as described in this Registration Statement. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, Registrant’s Shares.

====================================================================================================================================================================

CROSS-REFERENCE SHEET

PARTS A AND B OF PROSPECTUS

Item No.	Caption	Location

1.	Outside Front Cover Page	Outside Front Cover Page

2.	Cover Pages and Other Offering Information	Inside Front Cover and Outside Back Cover Pages

3.	Fee Table and Synopsis	Summary of Fees and Expenses

4.	Financial Highlights	Not Applicable

5.	Plan of Distribution	Subscriptions for Shares

6.	Selling Shareholders	Not Applicable

7.	Use of Proceeds	Use of Proceeds

8.	General Description of the Registrant	The Company

9.	Management	Management of the Company The Adviser Administrator Custodian and Escrow Agent Management Fee

10.	Capital Stock, Long-Term Debt, and Other Securities	Distribution Policy Net Asset Valuation

11.	Defaults and Arrears on Senior Securities	Not Applicable

12.	Legal Proceedings	Not Applicable

13.	Table of Contents of the Statement of Additional Information	Not Applicable

14.	Cover Page of SAI	Not Applicable

15.	Table of Contents	Table of Contents

16.	General Information and History	The Company

17.	Investment Objective and Policies	Investment Program

18.	Management	See Item 9 Above

19.	Control Persons and Principal Holders of Securities	Management of the Company

20.	Investment Advisory and Other Services	The Adviser Management Fee

21.	Portfolio Managers	The Adviser

22.	Brokerage Allocation and Other Practices	Brokerage

23.	Tax Status	Tax Aspects

24.	Financial Statements	Financial Statements

PART A -- INFORMATION REQUIRED IN A PROSPECTUS

PART B -- INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION

The information required to be included in this Registration Statement by Part A and Part B of Form N-2 is contained in the prospectus that follows.

Prospectus

July 19, 2007

--------------------------------

Cadogan Opportunistic Alternatives Fund, LLC

--------------------------------

Shares of Limited Liability Company Interests

---------------------

Cadogan Management, L.L.C.

Adviser

--------------------------------

149 Fifth Avenue, 15th Floor

New York, NY 10010

(212) 585-1600

Cadogan Opportunistic Alternatives Fund, LLC (the “Company”) is a recently formed limited liability company registered under the Investment Company Act of 1940, as amended, as a closed-end, non-diversified management investment company. The investment objective of the Company is to achieve capital appreciation with moderate volatility principally through a balanced portfolio of interests in alternative investment vehicles and separately managed accounts.

Neither the Securities and Exchange Commission nor any other U.S. federal or state governmental agency or regulatory authority has approved or disapproved the merits of an investment in these securities or passed upon the accuracy or adequacy of this Prospectus. Any representation to the contrary is a criminal offense.

============================================================================

This Prospectus sets forth concisely information about the Company that a prospective investor should know before investing, and should be retained for future reference. It includes the information required to be included in a prospectus and statement of additional information. No separate statement of additional information will be provided. Additional information about the Company has been filed with the Securities and Exchange Commission and is available either on the Commission’s website at www.sec.gov or upon request and without charge by calling the Company collect at (212) 585-1600. The Company’s annual and semi-annual reports also will be available on the SEC website or upon request and without charge by calling the Company collect. Shares will be sold only to investors qualifying as “Eligible Investors” as described in this Offering Memorandum, and a minimum initial purchase from each investor of $25,000 is required, subject to waiver.

TO ALL INVESTORS

This Prospectus will not constitute an offer to sell or the solicitation of an offer to buy nor will any sale of Shares be made in any jurisdiction in which the offer, solicitation or sale is not authorized or to any person to whom it is unlawful to make the offer, solicitation or sale. No person has been authorized to make any representations concerning the Company that are inconsistent with those contained in this Prospectus. Prospective investors should not rely on any information not contained in this Prospectus. Prospective investors should not construe the contents of this Prospectus as legal, tax or financial advice. Each prospective investor should consult his, her or its own professional advisors as to the legal, tax, financial or other matters relevant to the suitability of an investment in the Company for the investor. This Prospectus is qualified in its entirety by reference to the Limited Liability Company Agreement of Cadogan Opportunistic Alternatives Fund, LLC (the “LLC Agreement”) itself. The Shares are subject to substantial restrictions on transferability and resale and may not be transferred or resold except as permitted under the LLC Agreement.

PRIVACY POLICY STATEMENT

The Company and the Adviser (each as defined below) collect non-public personal information about investors from information received on subscription documents and other forms and information required in connection with a subscription for Shares and information concerning Shareholders’ transactions with the Company. The Company and the Adviser will not disclose any non-public personal information relating to current or former investors except as required by applicable laws and regulations and in connection with the administration, processing and servicing of repurchases and subscriptions or to the Company’s administrator, independent registered public accountants and attorneys, in each such case subject to customary undertakings of confidentiality. The Company and the Adviser restrict access to non-public personal information relating to investors to personnel of the Company and the Adviser and other personnel who need to know that information in connection with the operation of the Company. The Company maintains physical, electronic and procedural controls in keeping with U.S. federal standards to safeguard the Company’s non-public personal information relating to investors.

- i -

TABLE OF CONTENTS

OFFERING SUMMARY	1

SUMMARY OF FEES AND EXPENSES	16

THE COMPANY	20

USE OF PROCEEDS	20

STRUCTURE	20

INVESTMENT PROGRAM	21

THE FUND OF FUNDS CONCEPT	23

RISK FACTORS	29

OTHER RISKS	44

LIMITS OF RISK DISCLOSURES	47

INVESTMENT POLICIES AND RESTRICTIONS	47

MANAGEMENT OF THE COMPANY	49

THE ADVISER	53

INVESTMENT ADVISORY AGREEMENT	55

VOTING	56

CODE OF ETHICS	57

BROKERAGE	57

ADMINISTRATOR	58

CUSTODIAN AND ESCROW AGENT	59

COMPANY EXPENSES	59

MANAGEMENT FEE	60

DISTRIBUTION POLICY	61

NET ASSET VALUATION	61

CONFLICTS OF INTEREST	63

DISCLOSURE OF PORTFOLIO HOLDINGS	65

SUBSCRIPTIONS FOR SHARES	66

REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES	67

TAX ASPECTS	71

ERISA CONSIDERATIONS	78

ADDITIONAL INFORMATION REGARDING THE LIMITED LIABILITY COMPANY AGREEMENT	79

REPORTS TO SHAREHOLDERS	80

TERM, DISSOLUTION AND LIQUIDATION	80

FISCAL YEAR	80

- ii -

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND LEGAL COUNSEL	80

INQUIRIES AND FINANCIAL INFORMATION	80

APPENDIX A INVESTOR QUALIFICATIONS AND REPRESENTATIONS	A-1

APPENDIX B FINANCIAL STATEMENTS	B-1

- iii -

OFFERING SUMMARY

In making an investment decision, an investor must rely upon his, her or its own examination of the Company and the terms of the offering, including the merits and risks involved, of acquiring the Shares of the Company. This is only a summary of information to consider before investing and is qualified in its entirety by the more detailed information that follows elsewhere in this Prospectus. An investor should read carefully the entire Prospectus before making a decision to purchase Shares of the Company.

THE COMPANY

Cadogan Opportunistic Alternatives Fund, LLC (the “Company”) is a limited liability company organized under the laws of the State of Delaware and is registered under the Investment Company Act of 1940, as amended (the “1940 Act”), as a closed-end, non-diversified management investment company. The Company will offer and sell shares of limited liability company interests in the Company (the “Shares”) in minimum denominations of $25,000 (subject to waiver) to high net worth individuals and other qualified investors and will restrict transferability of the Shares.

The assets of the Company will be actively managed and an investment in the Company will be subject to an asset-based fee payable to Cadogan Management, L.L.C., the investment adviser to the Company (in such capacity, the “Adviser”). Investors who purchase Shares and are admitted to the Company by its Board of Directors, will become shareholders of the Company (“Shareholders”).

INVESTMENT OBJECTIVE AND INVESTMENT PROGRAM

The investment objective of the Company is to achieve capital appreciation with moderate volatility principally through a balanced portfolio of interests in alternative investment vehicles and discretionary managed accounts (“Managed Accounts” and collectively with such investment vehicles, “Portfolio Funds”) advised by managers considered by the Adviser to be either experienced professionals with demonstrated performance or new managers with perceived potential in their respective fields of specialization (collectively, the “Portfolio Fund Managers”). Past performance of Portfolio Funds advised by Portfolio Fund Managers is not indicative of future performance.

Although the Company is not required to maintain exposure to any particular strategies, the Company anticipates investing in Portfolio Funds that employ strategies that include investing and trading in both long and short securities positions, and may include investment in securities for which there is no ready market, or very limited liquidity, and may also involve elements of securities arbitrage and hedging, and the use of leverage. The Adviser believes that such an investment program will provide investment performance for the Company with less volatility and risk than such assets, or these Portfolio Funds and Portfolio Fund Managers, may individually experience. The Adviser seeks to establish a balance among a number of Portfolio Fund Managers with the goal to mitigate any single-event damage to long-term return, and yet provide sufficient exposure to individual Portfolio Funds so that strong performance by any such Portfolio Fund will not be overly dampened.

The Adviser next selects Portfolio Fund Managers that employ such strategies. The Adviser may take into account a number of factors when considering a Portfolio Fund Manager’s ability to manage assets using a particular investment style or styles, including:

• the length of the Portfolio Fund Manager’s experience in that style;

• the Portfolio Fund Manager’s perceived capacity to manage assets in that style;

• quantitative analysis of the Portfolio Fund Manager’s historical performance; and

• qualitative judgments of the Portfolio Fund Manager’s organizational structure, professional depth and stability, and internal controls and risk management.

The Company will rely on the Adviser’s ability to select appropriate investment strategies and to select and monitor Portfolio Fund Managers to implement such strategies. Because the Adviser generally will not trade the Company’s assets itself (other than in allocating assets to Portfolio Funds), prospective investors should consider that their return will be largely dependent on the ability of the Adviser to select Portfolio Fund Managers who perform well over time.

The Adviser allocates assets to Portfolio Funds based upon a proprietary quantitative and qualitative methodology that seek to maintain an appropriate level of balance, as determined by the Adviser. The Company, however, is considered a non-diversified company under the 1940 Act and may thus concentrate its assets in fewer issuers than a fund that is organized as a “diversified” fund under the 1940 Act. The Company will seek to invest in Portfolio Funds which, in the aggregate, maintain exposure to a range of strategies, markets and national economies. In addition to seeking a level of balance, the Adviser may emphasize certain strategies that the Adviser believes are more likely to be profitable than others due to its assessment of prevailing market conditions. Based upon the number of available Portfolio Fund Managers pursuing an investment strategy and the Adviser’s view of the investment potential and “portfolio-blending” benefits of such strategy, certain of the Portfolio Funds selected by the Adviser may be allocated substantially larger portions of the

Company’s assets than other Portfolio Funds. The Adviser will conduct periodic reviews of each Portfolio Fund’s performance and make allocations and reallocations of the assets with a risk-management perspective, based upon a continuing evaluation of investment performance, changes in the investment strategies or capabilities of Portfolio Funds and changes in market conditions.

The Adviser anticipates that the number and identity of Portfolio Funds will vary over time, at the Adviser’s discretion, as a result of allocations and reallocations among existing and new Portfolio Funds and the performance of each Portfolio Fund as compared to the performance of the other Portfolio Funds. The Adviser may select new Portfolio Funds, or redeem from Portfolio Funds, at any time without prior notice to, or the consent of, investors in the Company. Although it is expected that the Company typically will be invested in 25 to 50 Portfolio Funds, there is no minimum or maximum number of Portfolio Funds in which the Company must be invested. The Adviser, however, will not allocate more than 10% of the Company’s net assets (measured at the time of investment) to any Portfolio Fund.

There can be no assurance that the Company’s objective will be achieved.

RISK FACTORS

The Investment Program Is Speculative and Entails Substantial Risks. All securities investing and trading activities risk the loss of capital. No assurance can be given that the Company’s investment objective will be achieved or that the performance of the Company will be positive over any period of time. Performance will depend upon the Portfolio Funds and the Adviser’s ability to effectively select Portfolio Funds and allocate and reallocate the Company’s assets among them. Many of the Portfolio Funds may use leverage, engage in short sales and derivative transactions, maintain concentrated portfolios, invest in illiquid securities or pursue other speculative and risky strategies. The Company may experience significant losses from investing in Portfolio Funds that use such strategies. As a non-diversified investment company, the Company is not subject to the percentage limitations imposed by the 1940 Act on the portion of its assets that may be invested in the securities of any one issuer. As a result, the investment portfolio of the Company may be subject to greater risk and volatility than if the portfolio were invested in the securities of a broader range of issuers. A Shareholder may lose all or a substantial portion of its investment in the Company.

Portfolio Fund Investment in the Company Is Not Suitable for All Investors. Prospective investors in the Company should review carefully the discussion under the captions “Risk

Factors” and “Other Risks” for specific risks associated with each Series’ and the Portfolio Fund Managers’ styles of investing. An investment in the Company should only be made by investors who understand the nature of the investment, do not require more than limited liquidity in the investment and have sufficient capital to sustain the loss of their entire investment in the Company.

Portfolio Funds Pursue Various Investment Strategies. The Portfolio Funds selected by the Company may invest and trade in a wide range of instruments and markets and may pursue various investment strategies. The Portfolio Funds may invest and trade in equity and debt securities (including initial public offerings), and may also invest and trade in equity-related instruments, currencies, financial futures, commodities and debt-related instruments. Some of these securities or other instruments may be restricted or illiquid so that it may not be possible to sell them at the most opportune times or at prices approximating the value at which they were purchased. In addition, the Portfolio Funds may sell securities short and use a wide range of other investment techniques. The Portfolio Funds generally are not limited in the markets, either by location or type, such as large capitalization, small capitalization or non-U.S. markets, in which they invest, or the investment discipline that their Portfolio Managers may employ, such as value or growth or bottom-up or top-down analysis. Special risks apply to investing in both non-U.S. and smaller capitalization issuers. The Portfolio Funds may use various investment techniques for hedging and non-hedging purposes. A Portfolio Fund may, for example, sell securities short and purchase and sell options and futures contracts and engage in other derivative transactions. The use of these techniques may be an integral part of a Portfolio Fund’s investment strategy and may involve certain risks. The Portfolio Funds may use leverage, which also entails risk. See “Risk Factors.”

Use of Leverage. Some or all of the Portfolio Funds in which the Company invests may make margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks (i.e., through credit facilities, lines of credit, or other margin or borrowing arrangements) for investment purposes. Use of leverage in this manner is speculative and involves certain risks. The Company may borrow money in connection with its investment activities, for cash management purposes, to fund the repurchase of Shares or for temporary or emergency purposes. In general, the use of leverage by Portfolio Funds or the Company will increase the volatility of the Portfolio Funds or the Company and increase the risk of loss to Shareholders.

Use of Options and Other Derivatives. Certain of the Portfolio Fund Managers may engage in a substantial amount of options trading, both for speculative and for hedging purposes. Options trading involves certain risks which trading in the underlying securities alone does not. For example, options carry embedded leverage, and interest rates and market volatility affect option values. Options have limited life spans and may expire worthless despite the underlying position becoming profitable soon thereafter. Certain of the Portfolio Fund Managers make extensive use of other types of derivatives in their trading. Derivatives often carry a high degree of embedded leverage and, consequently, are highly volatile.

There Are Special Tax Risks. Special tax risks are associated with an investment in the Company. The Company intends to elect to, and intends to meet the requirements necessary to, qualify as a “regulated investment company” or “RIC” under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”). As such, the Company must satisfy, among other requirements, certain ongoing asset diversification, source-of-income and annual distribution requirements. Each of these ongoing requirements for qualification for the favorable tax treatment for RICs require that the Company obtains information from the Portfolio Funds in which the Company is invested. The Adviser has established internal policies and procedures for monitoring the compliance process, including having engaged the Company’s auditors to review asset diversification test results for the Company.

If before the end of any quarter of its taxable year, the Company believes that it may fail the asset diversification requirement, the Company may seek to take certain actions to avert such a failure. The Company may try to acquire additional interests in Portfolio Funds to bring itself into compliance with the asset diversification test. While relevant provisions also afford the Company a 30-day period after the end of the relevant quarter in which to cure a diversification failure by disposing of non-diversified assets, the constraints on the Company’s ability to effect a withdrawal from a Portfolio Fund referred to above may limit utilization of this cure period.

If the Company fails to satisfy the asset diversification or other RIC requirements, it may lose its status as a regulated investment company under the Code. In that case, all of its taxable income would be subject to U.S. federal income tax at regular corporate rates without any deduction for distributions to the Shareholders. In addition, all distributions (including distributions of net capital gain) would be taxed to their recipients as dividend income to the extent of the Company’s current and accumulated earnings and profits. Accordingly, disqualification as a regulated investment company would have a material adverse effect on the value of the Company’s Shares and the amount of the Company’s distributions. See “Tax Aspects.”

No Operating History. The Company is, and certain Portfolio Funds may be, a newly formed entity with no operating history upon which prospective investors can evaluate potential performance. The past investment performance of the Adviser or Portfolio Fund Managers with which the Company invests or expects to invest its assets may not be construed as an indication of the future results of an investment in the Company.

The Shares Have Limited Liquidity. It is anticipated that Shares will not be listed on any securities exchange or traded in other markets, and Shares will be subject to substantial restrictions on transfer. Although the Company expects to offer to repurchase Shares from the Shareholders from time to time, no assurance can be given that these repurchases will occur as scheduled or at all.

The Company Bears the Fees of Its Underlying Portfolio Fund Managers, and the Fee Arrangements of Those Managers May Involve Special Risks. As noted above, each Portfolio Fund Manager to which the Adviser allocates assets generally will charge an asset-based fee, and some or all of the Portfolio Fund Managers will receive performance-based compensation (either fees or in the form of profit “allocations”). The asset-based fees of the Portfolio Fund Managers are generally expected to range from 1% to 2% annually of the net assets under their management and the performance compensation to the Portfolio Fund Managers is generally expected to range from 15% to 20% of net profits annually. The receipt of performance compensation by a Portfolio Fund Manager may create an incentive for a Portfolio Fund Manager to take positions that involve more risk than the Portfolio Fund Manager might otherwise have accepted. The Portfolio Fund Managers receive incentive compensation based on each such Portfolio Fund Manager’s individual performance, not the overall performance of the Company. Consequently, the Company may pay incentive compensation even while incurring overall losses.

Fees payable to Portfolio Manager are separate from fees payable by the Company to the Adviser. Accordingly, Shareholders are subject to two levels of fees, and there can be no assurance that the Company’s return on its investments will be sufficient to offset the Company’s expenses (including its share of such fees and other Portfolio Fund expenses).

There Are Special Risks Related to Investments in the Portfolio Funds. Portfolio Funds generally permit redemptions only at infrequent intervals, and in some cases only up to a specified percentage of assets. Portfolio Funds may permit or require that redemptions of interests be made in kind. Consequently, the Company may not be able to withdraw from a Portfolio Fund except at certain designated times, limiting the ability of the Adviser to withdraw assets from a Portfolio Fund that may have poor performance or for other reasons. The Company also may be subject to fees imposed with respect to “early withdrawals” made within the “lock-up” or penalty period, if any, of a particular Portfolio Fund.

To the extent holdings in a Portfolio Fund afford the Company no ability to vote on matters relating to the Portfolio Fund, the Company will have no say in matters that could adversely affect the Company’s investment in the Portfolio Fund.

The Portfolio Funds Operate Independently of the Company and Are Largely Unregulated. The Portfolio Funds generally will not be registered as investment companies under the 1940 Act and the Company, as an investor in these Portfolio Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. While the Adviser in many instances expects to obtain negotiated arrangements that provide for regular reporting of performance and portfolio data by the Portfolio Funds, at times the only means of obtaining independent verification of performance data will be reviewing a Portfolio Fund’s annual audited financial statements. Absent such negotiated arrangements (or as may otherwise be provided in the Portfolio Fund’s governing documents), Portfolio Funds are not contractually or otherwise obligated to inform their investors, including the Company, of details surrounding their investment strategies. (This means, for example, that if two or more of the Company’s Portfolio Funds were to invest significantly in the same company or industry, the Company’s investments could be “concentrated” in that company or industry without the Adviser having had the opportunity to assess the risks of such concentration. In addition, the Company and the Adviser have no control over the Portfolio Funds’ investment management, brokerage, custodial arrangements or operations and must rely on the experience and competency of each Portfolio Fund Manager in these areas. The performance of the Company is entirely dependent on the success of the Adviser in selecting Portfolio Funds for investment by the Company and the allocation and reallocation of assets among Portfolio Funds.

Investors May Be Able to Invest in the Portfolio Funds Directly at a Lower Cost than Investing Indirectly through the

Company. An investor who meets the eligibility conditions imposed by the Portfolio Funds, including minimum initial investment requirements that generally will be substantially higher than those imposed by the Company, could invest directly in the Portfolio Funds. By investing in the Portfolio Funds indirectly through the Company, an investor bears a proportionate part of the asset-based fees and other expenses paid by the Company to the Adviser and other expenses of the Company, and also indirectly bears a portion of the asset-based fees, performance compensation and other expenses borne by the Company as an investor in the Portfolio Funds.

BOARD OF DIRECTORS

The Company has a Board of Directors (each member a “Director” and collectively, the “Board of Directors”) that has overall responsibility for monitoring and overseeing the Company’s investment program and its management and operations. Each investor, by investing in the Company, will become a “Shareholder” of the Company and will be deemed to have voted for the election of each initial Director. Any vacancy on the Board of Directors may be filled by the remaining Directors, except to the extent the 1940 Act requires the election of Directors by the Shareholders. A majority of the Directors are “Independent Directors” who are not “interested persons” (as defined by the 1940 Act) of the Company or the Adviser. See “Management of the Company—Board of Directors” and “Directors and Officers.”

The Company has entered into an investment advisory agreement (the “Investment Advisory Agreement”) with the Adviser, effective as of August 16, 2006. The Investment Advisory Agreement continues in effect from year to year after an initial two-year term if the continuance is approved annually by the Board of Directors (including a majority of the Independent Directors). The Board of Directors may terminate the Investment Advisory Agreement on 60 days’ prior written notice to the Adviser. See “Investment Advisory Agreement.”

THE ADVISER

Cadogan Management, L.L.C., a limited liability company formed under the laws of the State of Delaware, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the “Advisers Act”).

Subject to the oversight of the Board of Directors, the day-to-day portfolio management, short-term cash management and operations of the Company are the primary responsibility of the following officers of the Adviser: Stuart Leaf, Chief Executive Officer; Paul J. Isaac, Chief Investment Officer; A. Michael Waldron, Director of Research; and Matthew Jenal, Chief Financial Officer. See “The Adviser.”

A discussion regarding the basis for the Board of Directors’ approval of the Company’s investment advisory agreement with the Adviser is available under the heading “Investment Advisory Agreement” and in the Company’s regular annual report.

ADMINISTRATOR

U.S. Bancorp Fund Services, LLC has been retained by the Company to provide certain administrative services to the Company in such capacity, the “Administrator”). Fees payable to the Administrator for these services, and reimbursement for the Administrator’s out-of-pocket expenses, are paid by the Company. See “Company Expenses” and “Administrator.”

CUSTODIAN AND ESCROW AGENT

The Company has retained U.S. Bank, N.A., an affiliate of the Administrator, to provide certain custodial services to the Company (in such capacity, the “Custodian”). The Company has also retained U.S. Bank, N.A. to serve as escrow agent (in such capacity, the “Escrow Agent”), with respect to subscription monies received from prospective investors. Fees payable to the Custodian and the Escrow Agent for these services, and reimbursement for the Custodian’s and the Escrow Agent’s out-of-pocket expenses, are paid out of the Company’s assets. See “Company Expenses” and “Custodian and Escrow Agent.”

COMPANY EXPENSES

The Adviser will bear expenses incurred in the operation of its business (such as rent for office space, telephone lines, news and quotation equipment, employees’ salaries and computer facilities). See “Company Expenses.”

Expenses to be borne by the Company include, without limitation: all expenses other than those borne by the Adviser as described above related to its investment program (collectively, “investment-related expenses”); organizational and initial offering expenses; ongoing offering expenses; directors’ fees (including directors and officers/errors and omissions insurance); fidelity bond expenses; administrative expenses (including the fees and expenses of the Administrator); legal, tax, custodial, audit, professional, escrow, internal and external fund accounting, transfer agency and valuation expenses; corporate licensing and printing expenses; record keeping expenses; expenses incurred in communicating with Shareholders, including the costs of preparing, printing and mailing reports to Shareholders (but not to prospective investors, which costs will be borne by the Adviser), and extraordinary expenses. Company expenses will also include investment-related expenses, including, but not limited to, the Management Fee (as defined below), brokerage commissions, dealer mark-ups, and other transactions costs on its cash management; interest expense on any borrowings it may make; and any subscription or redemption charges imposed by the Portfolio Funds. The Company indirectly bears its pro rata share of expenses incurred by Portfolio Funds.

The Company will reimburse the Adviser for Company expenses paid by the Adviser.

MANAGEMENT FEE

In consideration of the advisory and other services provided by the Adviser, the Company pays the Adviser a monthly fee at the annual rate of 1.0% of the Company’s average month-end net assets (the “Base Fee”) and the Adviser (or an affiliated company of the Adviser that it designates) an annual performance-based incentive fee determined as a percentage of the net profits (the “Incentive Fee,” together with the Base Fee referred to as the “Management Fee”). See “Management Fee.” The Management Fee is paid out of and reduces the Company’s net assets.

The Incentive Fee is equal to 5% of the net profits (taking into account net realized and unrealized gains or losses and net investment income or loss), if any, subject to reduction of that excess for prior losses that have not been previously offset against net profits. The reduction for prior losses not previously offset by subsequent profits establishes what is typically referred to as a “high water mark”. The Incentive Fee will be accrued monthly and is generally payable annually. No Incentive Fee will be accrued or payable for any period unless losses from prior periods have been recovered by the Company. The Adviser is under no obligation to repay any Incentive Fee previously paid by the Company to the Adviser, notwithstanding subsequent losses, but will reverse certain accruals as described below.

As to the monthly Incentive Fee accruals, the Company will calculate a liability for the Incentive Fee each month based on the Company’s performance. The Company’s net asset value will be reduced or increased each month to reflect this calculation, with an increase resulting only from an offset of prior accruals. If the Company is in a net loss situation or has not recovered losses from prior periods (i.e., has not regained its high water mark), there will be no accrual or offset of prior accruals and no Incentive Fee will be paid. If the situation arises, the Company will keep track of its high water mark or “cumulative loss” on a monthly basis. In effect, the Company’s net asset value will be decreased by these accruals during periods of net profits, while net asset value will be increased by any offsets of previously accrued Incentive Fees resulting from subsequent losses.

Because of the monthly accrual of the Incentive Fee, an investor who buys Shares will pay a price per Share equal to the Company’s net asset value per Share adjusted to reflect accruals during the course of the year. To the extent accruals are offset subsequently as a result of later net losses, investors who purchased Shares at the time a positive accrual was in effect will benefit disproportionately from the offset relative to Shareholders who held Shares during the period the positive accruals were applied.

CONFLICTS OF INTEREST

The investment activities of the Adviser, the Portfolio Fund Managers and their affiliates for their own accounts and other accounts they manage may give rise to conflicts of interest that may disadvantage the Company. The Adviser, as an adviser to various investment vehicles, may, for example, engage in the ordinary course of business in activities in which its interests or the interests of its clients may conflict with those of the Company. See “Conflicts of Interest.”

DISCLOSURE OF PORTFOLIO HOLDINGS

The Company publicly discloses its portfolio holdings periodically as required by the 1940 Act. The Company also may make disclosures to persons or entities having a legitimate business purpose related to receipt of such information, subject to the requirement that if such information is made available more frequently than to the public it be subject at all times to appropriate protections against misuse. A more complete description of the Company’s policies and procedures with respect to the disclosure of information relating to its portfolio securities is available below under “Disclosure of Portfolio Holdings.”

SUBSCRIPTION FOR SHARES

Shares are offered at their net asset value per Share, and each Share subscribed for represents a capital investment in the Company in that amount. The minimum initial investment from each investor is $25,000 (subject to waiver), and the minimum additional investment is $10,000. The minimum initial and additional investments may be reduced by the Company with respect to individual investors or classes of investors (for example, with respect to certain key employees, officers or directors of the Company, the Adviser or their affiliates). The Board of Directors may, in its discretion, cause the Company to repurchase a Shareholder’s entire interest in the Company (i.e., all Shares held by the Shareholder) if the Shareholder’s investment balance, as a result of repurchase, is less than $25,000. Qualifications that must be met in becoming a Shareholder are summarized in the subscription agreement that must be completed by each prospective investor and are described in detail in Appendix A to the Prospectus. See “Subscriptions for Shares—Subscription Terms.”

Based on authority delegated to it by the Board of Directors, the Administrator, on behalf of the Company, may accept initial and additional subscriptions for Shares as of the first business day of each calendar month (a “business day” being any day on which banks in New York City are not required or permitted to close), except that the Company may offer Shares more frequently as determined by the Board of Directors. An investor must complete a subscription agreement acceptable in form and substance to the Company at least three business days before the investor’s initial purchase of Shares. An existing Shareholder may subscribe for additional Shares without completing an additional subscription agreement, but must provide notice of the proposed subscription amount to the Company at least three business days before the proposed subscription. To assist the Company in meeting its “know your customer” obligations, subscriptions generally will be accepted only from investors who have had a prior business relationship with the Adviser. Subscriptions are subject to the receipt of cleared funds by the Company five business days prior to the applicable subscription date and in the full amount of the subscription. Although the Administrator may accept, in the Company’s sole discretion, a subscription prior to receipt of cleared funds, an investor may not become a Shareholder until cleared funds have been received. The Company reserves the right to reject any subscription for Shares, and the Company may, in its sole discretion, suspend subscriptions for Shares at any time and from time to time. See “Subscriptions for Shares—Subscription Terms.”

ELIGIBILITY

Each prospective investor will be required to certify that the Shares subscribed for are being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the 1933 Act (generally, individuals having a net worth of at least $1 million or entities having total assets of at least $5 million or entities all of whose beneficial owners are themselves accredited investors) and “qualified client” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “1940 Act”) (generally, individuals and entities having at least $750,000 under the management of the investment adviser or individuals and entities having a net worth of at least $1.5 million or individuals and entities that are “qualified purchasers” for purposes of Section 3(c)(7) of the 1940 Act). Investors who meet these qualification requirements are referred to in this Prospectus as “Eligible Investors.” In addition, to assist the Company in meeting its “know your customer” obligations, an Eligible Investor generally must have a prior relationship with the Adviser. See “Subscriptions for Shares—Eligible Investors” and “Appendix A.”

INITIAL CLOSING DATE	The initial closing date for subscriptions for Shares is expected to be August 1, 2007, provided the Company has received at least $25 million in subscriptions prior to such date.

TRANSFER RESTRICTIONS	Shares held by a Shareholder may be transferred only (1) by operation of law due to the death, bankruptcy, insolvency,

adjudicated incompetence or dissolution of the Shareholder or (2) under certain other limited circumstances, with the written consent of the Company, which consent may be withheld in the Company’s sole discretion and is expected to be granted, if at all, only under extenuating circumstances. In connection with any request to transfer Shares, the Company may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Company or its agents as to such matters as may reasonably be requested.

Transferees will not be allowed to become substituted Shareholders without the consent of the Company, which consent may be withheld in its sole discretion. A Shareholder who transfers Shares may be charged reasonable expenses, including attorneys’ and independent registered public accountants’ fees, incurred by the Company or the Administrator in connection with the transfer. See “Redemptions, Repurchases and Transfers of Shares—Transfers of Shares.”

REDEMPTIONS AND REPURCHASES OF SHARES BY THE COMPANY

No Shareholder or other person holding Shares acquired from a Shareholder will have the right to require the Company to redeem the Shares. The Company may from time to time repurchase Shares from Shareholders in accordance with written tenders by Shareholders at those times, in those amounts, and on terms and conditions as the Board of Directors may determine in its sole discretion. Each such repurchase offer may be limited and will generally apply only to a portion of the net assets of the Company. In determining whether the Company should offer to repurchase Shares from Shareholders, the Board of Directors will consider the recommendation of the Adviser. The Adviser expects that it will recommend to the Board of Directors that the Company offer to repurchase Shares from Shareholders quarterly on the last business day of March, June, September and December. In determining whether the Company should offer to repurchase Shares, the Board of Directors will consider the recommendations of the Adviser as to the timing of such an offer, as well as a variety of operational, business and economic factors. Notwithstanding the foregoing, the Company will not repurchase any Shares, or any portion of them, that have been held by the tendering Shareholder for less than one year.

The Company may repurchase Shares, or any portion of them, of a Shareholder or any person acquiring Shares from a Shareholder, without consent or other action by the Shareholder or other person, if the Board of Directors in its sole discretion determines that it is in the best interests of the Company or upon the occurrence of certain events specified in the LLC Agreement, including, but not limited to, attempted transfers in violation of the transfer restrictions described above. See “Redemptions, Repurchases and Transfers of Shares—No Right of Redemption” and “—Repurchases of Shares.”

SUMMARY OF TAX ASPECTS

The Company intends to elect to, and intends to meet the requirements necessary to, qualify as a “regulated investment company” under Subchapter M of the Code. Certain requirements under Subchapter M and additional information regarding the Company’s tax treatment, which is substantially similar to that of many other publicly offered mutual funds, are described under the heading “Tax Aspects.”

As a regulated investment company under the Code, each year that the Company qualifies as a regulated investment company and distributes to its Shareholders generally at least 90% of its “investment company taxable income” (as defined in the Code, but without regard to the dividends paid deduction), it will pay no U.S. federal income tax on the income or net capital gain it distributes. This avoids a “double tax” on the distributed income and net capital gain since holders of Shares normally will be taxed on the income and net capital gain they receive from the Company (unless their Shares are held in a retirement account that permits tax deferral or the holder is otherwise exempt from tax). Tax-exempt U.S. investors will not derive unrelated business taxable income from an investment in Shares if they do not borrow to make the investment.

Because this tax treatment requires the Company to make certain annual distributions to Shareholders, the Company has established a program for the automatic reinvestment of these distributions in the Company. Under the program, when a Shareholder’s distribution is reinvested, additional Shares of the Company will be issued to that Shareholder in an amount equal in value to the distribution. Shareholders will be enrolled automatically in the reinvestment program unless they elect otherwise by contacting the Company or the Administrator. See “Distribution Policy.”

EMPLOYEE BENEFIT PLANS AND OTHER TAX-EXEMPT ENTITIES

Investors subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and other tax-exempt entities, including employee benefit plans, individual retirement accounts (“IRAs”) and Keogh plans (each, a “tax-exempt entity”), generally are eligible to purchase Shares of the Company. The Company’s assets will not be deemed to be “plan assets” for purposes of ERISA.

Investment in the Company by tax exempt entities requires special consideration, and trustees or administrators of these entities are urged to review carefully the matters discussed in this Prospectus and to consult their legal, tax and accounting advisers with respect to their consideration of an investment in the Company. See “ERISA Considerations” and “Tax Aspects.”

REPORTS TO SHAREHOLDERS

The Company will furnish, or will cause to be furnished, to Shareholders and the IRS an annual statement detailing federal tax information, including information about dividends and distributions paid to the Shareholder in the preceding year. The Company will send to Shareholders an unaudited semiannual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. Shareholders are also sent reports regarding the Company’s operations at least quarterly.

TERM	The Company’s term is perpetual unless the Company is otherwise terminated under the terms of the LLC Agreement.

FISCAL YEAR	For accounting purposes, the Company’s fiscal year is the 12-month period ending on March 31.

SUMMARY OF FEES AND EXPENSES

The following table illustrates the direct fees and expenses that the Company expects to incur and that Shareholders investing in the Company can expect to bear.

The Company is a “fund of hedge funds”. As such, like all hedge fund investors, the Company bears a pro-rata share of the fees and expenses, including performance-based compensation, of the hedge fund vehicles in which it invests. The caption “Acquired Fund Fees and Expenses” in the table below sets forth the Company’s pro-rata share of these indirect expenses; these indirect expenses are also reflected in the example following the table.

The Acquired Fund Fees and Expenses are not collected by or paid to the Adviser or the Company. The Acquired Fund Fees and Expenses are paid to, assessed and collected by the managers to those Portfolio Funds in which the Company invests (the Portfolio Fund Managers) and are common to all hedge fund investors.

SHAREHOLDER TRANSACTION FEES

Maximum placement fee (percentage of purchase amount)	0%

Maximum repurchase fee	None

ANNUAL EXPENSES (as a percentage of net assets)

Base Management Fee	1.0%

Administrative Fee	0.21%

Other Expenses	0.17%

Acquired Fund Fees and Expenses (Fees collected and expenses assessed by the Portfolio Fund Managers) (1) (2)	2.58%

Total Annual Expenses (inclusive of Acquired Fund Fees and Expenses collected and assessed by the Portfolio Fund Managers, and other than Incentive Fee and interest expense)	3.96%

Incentive Fee	5.00% (3)

(as a percentage of net profits)

(1)   The figure shown is the Adviser’s estimate of the Company’s pro-rata share of the operating fees and expenses of a portfolio of Portfolio Funds similar to that in which the Company expects to invest. These fees and expenses are paid by Portfolio Funds into which the Company will invest. Hence, these operating expenses and fees are not a direct expense or direct cost of investors in the Company.

(2)           The Adviser’s estimate is based on an allocation of assets expected to be invested in each of the Portfolio Funds. The Adviser’s estimate is based on the operating fees and expenses of Portfolio Funds, including management fees and incentive fees. The information used to determine the Acquired Fund Fees and Expenses is generally based upon the most recent set of available audited financial statements. In addition, interest expense relating to certain fixed

- - 16 -

income arbitrage strategies and trading strategies is included in the expense ratio of the Portfolio Funds. It should be noted that historic fees may fluctuate over time and may be substantially higher or lower with respect to future periods. Management Fees payable to the Portfolio Fund Managers typically range from 1% to 2% (annualized) of the average net asset value of the Portfolio Fund involved. Incentive allocations or fees payable to the managers of the Portfolio Funds in which the Company may invest typically range from 15% to 20% of a Portfolio Fund’s net profits. The Acquired Funds Fees and Expenses are not collected by or paid to the Adviser or the Company. The Acquired Funds Fees and Expenses are paid to, assessed and collected by the Portfolio Fund Managers and are generally common to all hedge fund investors. Note that funds that commenced operations prior to 2007 may not have disclosed the Acquired Fund Fees and Expenses of the underlying hedge fund investments due to the timing of their subsequent filing requirements, however such expenses are imbedded in these funds and will be represented in subsequent filings.

(3)           The Adviser (or an affiliated company of the Adviser that it designates) is entitled to receive a performance-based incentive fee equal to 5% of the net profits (taking into account net realized and unrealized gains or losses and net investment income or loss), if any, subject to reduction of that excess for prior losses that have not been previously offset against net profits. The reduction for prior losses not previously offset by subsequent profits establishes what is typically referred to as a “high water mark”. The Incentive Fee will be accrued monthly and is generally payable annually. No Incentive Fee will be accrued or payable for any period unless losses from prior periods have been recovered by the Company. The Adviser is under no obligation to repay any Incentive Fee previously paid by the Company to the Adviser, notwithstanding subsequent losses, but will reverse certain accruals as described below. As to the monthly Incentive Fee accruals, the Company will calculate a liability for the Incentive Fee each month based on the Company’s performance. The Company’s net asset value will be reduced or increased each month to reflect this calculation, with an increase resulting only from an offset of prior accruals. If the Company is in a net loss situation or has not recovered losses from prior periods (i.e., has not regained its high water mark), there will be no accrual or offset of prior accruals and no Incentive Fee will be paid. If the situation arises, the Company will keep track of its high water mark or “cumulative loss” on a monthly basis. In effect, the Company’s net asset value will be decreased by these accruals during periods of net profits, while net asset value will be increased by any offsets of previously accrued Incentive Fees resulting from subsequent losses. All terms used in this footnote have been defined above in the Offering Summary under the heading “Management Fee.”

The purpose of the table above is to assist prospective investors in understanding the various fees and expenses Shareholders will bear directly or indirectly. “Other Expenses,” as shown above, are based on estimated expenses for the 12-month period following the Initial Closing and include professional fees and other expenses that the Company will bear directly, including custody fees and expenses, as well as expenses related to the offering. For a more complete description of the various fees and expenses, see “Company Expenses,” “Management Fee,” “Administrator” and “Subscriptions for Shares.”

The Incentive Fee presents risks that are not present in funds without performance compensation. The overall fees, expenses and the Incentive Fee payable by the Company and indirectly borne by its investors generally will be higher than the fees and expenses of most other registered investment companies, but generally will be similar to those of many private investment funds and certain other registered investment companies with investment policies similar to those of the Company. See “Management Fee.”

The following examples are based on the fees and expenses set forth above, including the Incentive Fee. These examples should not be considered a representation of future expenses. Actual expenses may be greater or less than those shown, and the Company’s actual rate of return may be greater or less than the hypothetical 5% return assumed in the examples. If the actual rate of return exceeds 5%, the dollar amounts of expenses (which for purposes of the examples are assumed to include the Incentive Fee) could be significantly higher because of the Incentive Fee.

EXAMPLE:

You would pay the following fees and expenses on a $25,000 investment in the Company, assuming a 5% annual return:*

1 year	3 years
$1,050.69	$3,259.72

_________________________

* On an investment of $1,000, the Example would be as follows:

EXAMPLE:

You would pay the following fees and expenses on a $1,000 investment in the Company, assuming a 5% annual return:

1 year	3 years
$42.03	$130.39

THE COMPANY

The Company, which is registered under the 1940 Act as a closed-end, non-diversified, management investment company, was organized as a limited liability company under the laws of the State of Delaware on October 22, 2004 and has no operating history. The Company was initially named Cadogan Alternative Strategies II, LLC until April 12, 2007, although it never conducted business under that name. The Company’s principal office is located at 149 Fifth Avenue, 15th Floor, New York, NY 10010, and its telephone number is (212) 585-1600. Investment advisory services will be provided to the Company by the Adviser, Cadogan Management, L.L.C., a limited liability company organized under Delaware law, pursuant to the Investment Advisory Agreement. Responsibility for monitoring and overseeing the Company’s investment program and its management and operation is vested in the individuals who serve on the Board of Directors. See “Management of the Company—Board of Directors.”

USE OF PROCEEDS

The proceeds from the sale of Shares, net of the Company’s fees and expenses, will be invested in pursuance of its investment program and objective as soon as practicable, consistent with market conditions and the availability of suitable investments.

STRUCTURE

The Company is a specialized investment vehicle that combines many of the features of a Portfolio Fund not registered under the 1940 Act, often referred to as a “private investment fund” or “hedge fund,” with those of a registered closed-end investment company. Private investment funds are commingled asset pools that are often aggressively managed and that offer their securities privately without registration under the 1933 Act in large minimum denominations to a limited number of high net worth individual and institutional investors. The general partners or investment advisers of these funds, which are typically structured as limited partnerships, corporations, or limited liability companies, are usually compensated through asset-based fees and performance-based compensation. Registered closed-end investment companies are typically organized as corporations, business trusts, limited partnerships or limited liability companies. These registered companies impose relatively modest minimum investment requirements and publicly offer their shares to a broad range of investors. The advisers to registered closed-end investment companies are typically compensated through asset-based (but not performance-based) fees.

The Company is similar to a private investment fund in that it will be actively managed and Shares will be sold solely to high net worth individuals and other Eligible Investors, but differs from a typical private investment fund in that it will permit investments in relatively modest minimum denominations. In addition, although the Adviser does not receive performance-based compensation from the Company, the managers of the Portfolio Funds typically will be entitled to receive performance-based compensation. Unlike many private investment funds, however, the Company, as a registered closed-end investment company, can offer Shares without limiting the number of Eligible Investors that can participate in the investment program of the Company. The structure of the Company is designed to permit sophisticated investors that have a higher tolerance for investment risk to participate in an aggressive investment program without making the more substantial minimum capital commitment that is required by many private investment funds and without subjecting the Company to the limitations on the number of Eligible Investors faced by many of those funds.

INVESTMENT PROGRAM

Investment Objective

The investment objective of the Company is to achieve capital appreciation with moderate volatility principally through a balanced portfolio of Portfolio Funds advised by Portfolio Fund Managers considered by the Adviser to be either experienced professionals with demonstrated performance or new, less experienced managers who show promise in their respective fields of specialization. Past performance of Portfolio Funds advised by Portfolio Fund Managers is not indicative of future performance.

Investment Philosophy

The Adviser anticipates that the investment strategies to be employed by the Portfolio Funds will include investing and trading in both long and short securities positions, and may include investment in securities for which there is no ready market, or very limited liquidity, and may also involve elements of securities arbitrage and hedging, and the use of leverage. The Adviser believes that such an investment program will provide for the Company investment performance with less volatility and risk than such assets, or these Portfolio Funds and Portfolio Fund Managers, may individually experience. The Adviser seeks to establish a balance among a number of Portfolio Fund Managers. The portfolio thus should be sufficiently balanced among Portfolio Funds with the goal to mitigate any single-event damage to long-term return, and yet provide sufficient exposure to individual Portfolio Funds so that positive performance by any such Portfolio Fund will not be overly dampened. By employing a variety of Portfolio Fund Managers who have each shown ability (or promise) in their respective areas, the Adviser believes that the Company can benefit from market trends in any one of these areas and achieve above-average performance over a medium-term investment horizon.

The goals of the Company are as follows:

1.

To provide attractive risk-adjusted returns to its investors. The Company seeks to provide an opportunity for the investor to achieve attractive levels of return, while seeking to reduce the volatility that one might encounter with any single Portfolio Fund Manager.

2.

To preserve investors’ capital. The Company will attempt to provide consistent returns with what the Adviser believes to be lower relative levels of risk than are typically achieved with respect to similar assets managed by other hedge funds-of-funds.

3.

To invest primarily with Portfolio Fund Managers employing unleveraged or moderately leveraged strategies. For the most part, the Adviser seeks Portfolio Fund Managers who utilize sound underlying investment approaches, rather than those seeking to magnify returns through the use of borrowed money and increased risk.

4.	To use a blend of both qualitative and quantitative methods to monitor and limit the levels of portfolio risk. This will include, but not be limited to:
I.	Preliminary and ongoing research;
II.	Favoring Fund Managers utilizing strategies in which the Portfolio Fund Manager has demonstrated ability and experience in hedging market exposure.

III.	Allocation across a number of Portfolio Fund Managers, thereby lowering overall exposure to any individual entity or approach; and
IV.	Allocation across a number of investment styles with limited anticipated correlation, thereby striving to lower total market exposure.
5.

To invest with Portfolio Fund Managers with clear, defined and comprehensible strategies. By seeking to invest with Portfolio Fund Managers employing consistent, well-documented strategies, the Adviser believes it is able to better manage overall risk.

6.

To invest with Portfolio Fund Managers who demonstrate high ethical standards and the ability to remain effective and profitable in a broad range of market climates. The Adviser intends generally to remain invested with its core Portfolio Fund Managers through an entire market cycle. However, subject to withdrawal restrictions of Private Funds, the Adviser will not hesitate to withdraw or reallocate assets in the event a Portfolio Fund Manager appears to be acting in a manner inconsistent with its stated strategies or where the risk/reward profile has deteriorated, or for any other reason the Adviser deems appropriate in the interests of the Company.

7.

To balance the portfolio among Portfolio Fund Managers with track records demonstrating consistent investment performance and Portfolio Fund Managers not yet discovered by the greater institutional investment community who the Adviser believes to be nimble and adept at executing strategies which larger, more established hedge funds may no longer be able to apply.

Portfolio Fund Managers.

The Adviser seeks to allocate assets among Portfolio Fund Managers with attractive track records and emerging Portfolio Fund Managers who show potential to become strong performers in their respective fields of specialization. Many of the potential Portfolio Fund Managers are low profile managers who are difficult for an individual investor to identify, analyze and access. The Adviser believes that many such Portfolio Fund Managers advise Portfolio Funds providing superior risk-adjusted returns.

The Adviser believes Portfolio Fund Managers with demonstrated performance in different market cycles will act to “anchor” the Company, adding stability to the overall portfolio. However, the Adviser also intends to use Portfolio Fund Managers who may not be distinguished in the investment community and advise Portfolio Funds with capital under management still small enough to allow them to remain nimble in their portfolio selection and investment management. The Adviser believes such emerging Portfolio Funds represent excellent growth opportunities for the Company.

Portfolio Funds will be selected for the access they provide to those Portfolio Fund Managers whose performance is considered by the Adviser to be among the best and/or most promising in their respective area of specialization. The Adviser will seek to select such Portfolio Fund Managers and allocate assets to permit efficient response to performance results and new investment opportunities and conditions.

The Portfolio Fund Managers will be identified and monitored on an on-going basis by the proprietary quantitative and qualitative methodology developed by the Adviser. The Company intends to provide for the investor the opportunity to gain exposure to returns offered by these Portfolio Fund Managers with less volatility and risk than such Portfolio Fund Managers may individually experience.

THE FUND OF FUNDS CONCEPT

The Adviser believes the fund of funds concept provides advantages over the use of a single Portfolio Fund. The style, geographic allocation, strategy and trading techniques associated with any given single Portfolio Fund result in successful performance under certain market conditions, but less successful performance at other times. Consequently, few Portfolio Funds that allocate assets to a single investment program have consistently maintained the same ranking among their peers in terms of performance over extended periods of time.

The fund of funds concept allows an investor to participate in the investment activities of a range of selected funds through a single investment. The adviser believes the advantages of such an investment include:

1.	Access to managers and advisors. A principal role of the Adviser is to discover, evaluate and seeks to provide access to Portfolio Fund Managers who might otherwise elude an individual investor.
2.

Professional evaluation of Portfolio Funds. The Adviser conducts rigorous research on Portfolio Funds and monitors them on an ongoing basis; not only in terms of performance, but also with regard to consistency of approach and overall stability of their organizations, practices and back-office procedures.

3.

Portfolio-blending at lower levels of investment. The investor obtains immediate access to a balanced portfolio of Portfolio Funds without the capital expense required to meet the minimum investment of each manager or fund, and without requiring multiple subscription procedures. Therefore, an investment of $1,000,000 in the Company may benefit from a degree of portfolio-blending that would require $15-30 million or more in direct fund investment to achieve.

4.

Expected risk/reward characteristics. By investing across a range of investment styles with limited correlation, the Adviser believes it is possible to lower the Company’s overall level of risk without severely affecting rates of return. Different strategies react differently to market movements; a well-balanced portfolio of strategies may help to protect an investor from an unexpected market move.

5.	Simplified reporting. It is the responsibility of the Adviser to track the Portfolio Funds and to provide comprehensive and timely statements.

Proprietary Identification/Selection Methodology

The Adviser will apply its proprietary methodology to identify, select and monitor Portfolio Funds and Portfolio Fund Managers. This methodology quantitatively evaluates past performance, risk, volatility, statistical correlation of returns and other investment criteria and applies the Portfolio Fund Manager’s qualitative judgment based on direct personal interviews and observation.

Decisions are based on extensive research. The cornerstone of the Adviser’s research philosophy is the acknowledgment that qualitative factors are as critical to monitoring investment results as the quantitative analysis of portfolios. In recognition of this, the Adviser allocates considerable time to interviews and direct discussion with Portfolio Fund Managers and their staff. These meetings, when available, give the Adviser the opportunity to analyze first-hand the investment strategy and outlook of such Portfolio Fund Managers, and to assess their attitudes to risk and risk control. These factors are taken into account in the selection process, as are a Portfolio Fund Manager’s reputation and experience, and the strength of its internal controls and administration.

The Adviser conducts preliminary interviews to determine the style, approach and results of the Portfolio Funds and to better understand the motivational factors applicable to the individual Portfolio Fund Managers. The Advisor generally looks for Portfolio Fund Managers:

1.	Whose goals include preservation of capital, and who seek to avoid extraordinary risks;
2.	Who benefit from strong professional and educational backgrounds;
3.	Who have demonstrated money management experience either on their own or with others; and
4.	Who invest their own capital in their Portfolio Funds.

If, after the preliminary screening, a Portfolio Fund Manager’s profile appears appropriate, the Adviser conducts a more thorough review, which generally includes on-site visits, portfolio analysis and reference checking. The final selection of Portfolio Fund Managers depends not only on the absolute strength of the Portfolio Fund Managers themselves, but also on how well the Adviser anticipates their strategies will perform as part of the portfolio constructed for the Company.

The Adviser may from time to time narrow the scope of the Company’s investments by reducing the number of Portfolio Funds to which it allocates assets, and Portfolio Fund Managers may be added or removed by the Adviser at any time. However, the Adviser intends generally to maintain a portfolio of between 25 and 50 Portfolio Funds, although the Adviser may vary from these parameters at its discretion.

While the Adviser intends to invest all of the Company’s assets among an identified group of Portfolio Funds, subscription proceeds may be invested at different intervals and in sub-optimal allocations due to differences in subscription intervals and investment requirements of selected Portfolio Funds. Furthermore, individual Portfolio Fund Managers may impose limits on the maximum allowable asset size of their funds, which may limit the Company’s ability to subscribe for shares.

There can be no assurance that the Company will achieve its investment objectives.

Return of Assets is as Important as Return on Assets

The Company’s primary concern is preservation of capital. The Adviser believes that, by allocating assets in a balanced manner among different investment styles and strategies, the Company’s performance will be more consistent and less volatile over the long term than if assets were allocated to a single Portfolio Fund. The Company additionally should be more flexible in responding to the Adviser’s assessment of changing market conditions.

This portfolio construction process may allow the Company to achieve reduced volatility over time than that of single-manager funds. The Adviser seeks to further dampen volatility through investing primarily in Portfolio Funds using limited amounts of leverage and which tend to be diversified.

The Adviser will select Portfolio Funds and allocate assets through methods intended to manage the expected correlation in investment performance among Portfolio Funds and further to minimize the correlation in investment performance between the Company and the general U.S. equity markets, represented by the Standard & Poor’s 500 Index. This involves allocation of assets across geographical areas, asset classes and investment styles.

The underlying Portfolio Funds may utilize hedging and leveraging techniques (see “Risk Factors —Leverage”). Such techniques may include the making of short and long sales, securities borrowing and lending, and borrowing on margin. While the use of hedging techniques may reduce the potential loss resulting from a general market decline, their use may tend to restrain maximum capital growth in times of a general market rise. Conversely, the use of leveraging techniques may increase the volatility of the Fund’s net asset value.

The Portfolio Fund Managers may purchase and sell puts, calls and other option instruments to supplement their hedging and leveraging activities.

U.S. Focus Plus Select Global Opportunities

The Adviser anticipates that the Company will invest in Portfolio Funds generally utilizing between 25 and 50 Portfolio Fund Managers. Investments will primarily focus on the following areas:

•	The U.S. and developed financial markets.
•	Equity and equity-related securities.
•	Debt of companies undergoing turmoil or distress.
•	Opportunistic value situations on a global basis.
•	Arbitrage opportunities.

Portfolio Construction

Conventional registered investment companies, such as mutual funds, generally are subject to significant regulatory restrictions in designing their own investment strategies relating to the use of leverage and the ability to sell securities short. Private, unregistered investment funds, however, are not subject to many of these limitations. The Adviser believes that the Company’s strategy of investing primarily in these types of investment funds creates opportunities to participate in alternative methods of investing that may earn attractive risk-adjusted returns.

The Company is a multi-strategy, non-traditional investment fund that will allocate its assets primarily to a variety of Portfolio Funds. The Adviser selects Portfolio Fund Managers to manage the Company’s capital, and is responsible for determining the amount of assets to be allocated to each Portfolio Fund Manager and for reallocating assets among new and existing Portfolio Fund Managers.

The Adviser believes a portfolio of Portfolio Funds can be assembled that capitalizes on both the potential lack of correlation among many Portfolio Funds and the lack of correlation of some alternative investment strategies with conventional long-only equity and fixed income strategies. A portfolio of alternative investment strategies may therefore produce capital appreciation more consistently and with less volatility than would most individual conventional or alternative investment strategies.

The Adviser will allocate the Company’s assets to Portfolio Funds that pursue one or more of a variety of strategies. The Adviser will generally focus on Portfolio Funds that predominately implement discrete strategies, so that the Adviser can seek to monitor the Company’s exposure to various strategies. Most Portfolio Funds, however, have the flexibility to pursue different strategies without prior notice.

Because alternative investment strategies may be risky, the Adviser believes it is prudent for the Company generally to invest in these strategies through Portfolio Funds organized as limited partnerships or other limited liability investment vehicles. This structure limits the effect that losses incurred by any one Portfolio Fund will have on the assets of the Company by limiting the Company’s amount at risk to the amount invested in that Portfolio Fund. In certain circumstances, however, the Adviser believes that it may be appropriate to gain investment exposure to certain Portfolio Funds or Advisers by entering into derivative transactions, such as total return swaps, options and forwards. See “Risk Factors—Strategy Related Risks—Derivatives—Options and Futures—Swap Agreements.”

The Adviser selects opportunistically from a wide range of Portfolio Funds in order to create a broad-based portfolio of such Funds while seeking to invest in compelling investment strategies and with promising Advisers at optimal times. The Adviser does not intend to invest the assets of the Company according to pre-determined allocations.

The Adviser provides active ongoing portfolio management to the Company and conducts regular reviews of profit and loss at the Company level, Portfolio Fund level and, where appropriate, trading strategy level. The Adviser also regularly monitors compliance with the Company’s risk limits. On a monthly basis, or more frequently if conditions warrant, the Adviser will consider rebalancing the portfolio of the Company to maintain what it considers to be the appropriate mix of trading styles and investment strategies given its prevailing market views.

Subject to the “Asset Coverage Requirements” of the 1940 Act, the Adviser may cause the Company to employ leverage in order to fund repurchases of Shares or for other purposes. This is in addition to the leverage used by individual Portfolio Funds. Leverage, whether employed by the Company or its underlying Portfolio Funds, has the effect of increasing returns or losses, as well as volatility. The Adviser may increase or decrease the degree of leverage employed by the Company at any time, but will have no control over leverage employed by a Portfolio Fund other than with respect to any predetermined leverage limits that may have been agreed to by the Portfolio Fund. See “Risk Factors.”

The Adviser intends to allocate the assets of the Company to Portfolio Funds following a wide variety of investment strategies, resulting in an asset mix held by the Portfolio Funds that may from time to time include, without limitation, currencies, commodity futures and options (subject to limitations described elsewhere in this Prospectus), non-U.S. dollar denominated instruments, short-term instruments (including U.S. Treasury securities and certificates of deposit), sovereign debt, public and privately placed (unlisted) equity, equity-related and debt securities of U.S. and non-U.S. corporations, and investments in other investment funds.

The Adviser allocates assets of the Company among Portfolio Funds that, in its view, represent attractive investment opportunities in relation to the specific investment objective of the Company. On a monthly basis the Adviser, however, will consider rebalancing the portfolio of the Company to maintain what it considers to be the appropriate mix of trading styles and investment strategies given its prevailing market views. There is no guarantee that any given Portfolio Fund will accept additional allocations of capital by the Company at the time the Company wishes to make such an additional allocation or at any time thereafter. Furthermore, any Portfolio Fund may return the Company’s capital in whole or in part without the Company’s consent (as a result of the Fund’s liquidation or other compulsory redemption).

The Adviser believes it is important to maintain a broad-based portfolio in order to reduce the effect on the Company of losses or poor returns by one or more Portfolio Funds. There is no guarantee,

however, that the Company will be able to avoid substantial losses due to poor returns by one or more Portfolio Funds. The Adviser will typically endeavor to limit the exposure to any one type of investment strategy to less than 50% of the Company’s net assets (measured over time and subject to underlying Portfolio Funds’ liquidity constraints) and will limit investments in any one Portfolio Fund to less than 10% of the Company’s net assets (measured at the time of purchase).

For purposes of the Company’s investment restrictions and its investment limitations under the 1940 Act, the Company will “look through” to the underlying investments of its managed accounts (if any) and of Portfolio Funds it creates to facilitate the management of its assets by a Portfolio Fund Manager (if any). The trading and investment activity of other Portfolio Funds in which the Company invests, however, are not subject to the Company’s investment restrictions and, unless registered under the 1940 Act, generally are not subject to any investment limitations under the 1940 Act or the Code. The Company may invest temporarily in high quality fixed income securities, money market instruments and money market funds or may hold cash or other cash equivalents pending the investment of assets in Portfolio Funds or to maintain the liquidity necessary to effect repurchases of Shares or for other purposes.

Primary Investment Strategies

The Adviser intends to invest the assets of the Company in and among a variety of Portfolio Funds in order to gain exposure to a variety of investment strategies.

Risk Management and Monitoring of Investments

As noted above, unregistered investment funds typically have greater flexibility than conventional registered investment companies as to the types of securities unregistered funds may hold, the types of trading strategies they may use, and, in some cases, the extent to which they utilize leverage. The Portfolio Fund Managers selected by the Company will have full discretion, without the Company’s input, to purchase and sell securities and other investments for their respective Portfolio Funds consistent with the relevant investment advisory agreements, partnership agreements or other governing documents of the Portfolio Funds. The Portfolio Funds generally are not limited in the markets in which they invest, either by location or type, such as U.S. or non-U.S. (including emerging markets), large capitalization or small capitalization, or the investment discipline that they may employ, such as value or growth or bottom-up or top-down analysis. These Portfolio Funds may invest and trade in a wide range of securities and other financial instruments and may pursue various investment strategies and techniques for both hedging and non-hedging purposes. The Portfolio Funds may also sell securities short, purchase and sell option and futures contracts and engage in other derivative transactions. The use of one or more of these techniques may be an integral part of the investment program of a Portfolio Fund and involves certain risks. See “Risk Factors.”

The Adviser employs an ongoing risk management process. Risk management with respect to portfolio construction will seek to achieve balance across trading styles and investment strategies, asset classes and markets. The Adviser’s regular risk management review includes: (i) at a minimum, a monthly review of profit and loss reports and risk profiles for each Portfolio Fund Manager; (ii) ongoing quantitative and qualitative monitoring of Portfolio Fund Managers; and (iii) monitoring of drawdown (loss) levels.

No risk-management process is fail-safe, and no assurance can be given that the Adviser’s risk management process will achieve its objective. From time to time, the Adviser may modify or change its risk management system.

The Adviser seeks to monitor the operations and performance of a Portfolio Fund as frequently as the Adviser believes is appropriate in light of the investment strategy followed by the Adviser and prevailing market conditions. Although independently verifiable information about a Portfolio Fund’s operations and performance may not be available on more than an annual basis, the Adviser regularly intends to solicit such information from the Portfolio Fund Managers and other sources as the Adviser deems necessary to properly assess the relative success or failure of each Portfolio Fund; there can be no assurance that the Adviser will be successful in obtaining any such information. In this regard, the Adviser in many cases seeks to negotiate arrangements that provide for regular reporting of performance and portfolio data by the Portfolio Funds. (The inability to negotiate any such arrangement with a specific Portfolio Fund will not, however, prevent the Adviser from considering that Portfolio Fund for investment by the Company.) Changes in leverage, personnel, market behavior, expenses, litigation, capital resources, economic conditions and other factors may be monitored, as appropriate and to the extent the information is available to the Adviser.

Based on the Adviser’s assessment of factors such as (i) the degree to which the Portfolio Company Manager is pursuing an investment strategy consistent with its stated policy; (ii) whether and to what degree the focus, incentives and investment strategy of the Portfolio Company Manager have changed; and (iii) whether the investment strategy employed remains consistent with the objective of the Company in light of changing market conditions or otherwise, the Adviser periodically will adjust allocations of the Company’s assets among Portfolio Funds. Rebalancing of the Company’s portfolio generally will be considered on a monthly basis. The Company may, however, reduce its investment in a Portfolio Fund only as permitted by the governing documents of the Portfolio Fund (or in such negotiated “side letter” or similar arrangements as the Adviser may be able to enter into with the Portfolio Fund on behalf of the Company), which may limit significantly the timing or size of permitted withdrawals or redemptions.

The investment program of the Company is speculative and entails substantial risks. No assurance can be given that the investment objective of the Company will be achieved or that substantial losses will not be incurred. In fact, certain investment practices to be employed by the Portfolio Company Managers can, in some circumstances, substantially increase any adverse impact on the Company’s investment portfolio. See “Risk Factors.”

RISK FACTORS

General

The value of the Company’s total net assets fluctuates in response to fluctuations in the value of the Portfolio Funds in which the Company invests, and the Company could sustain substantial losses. An investment in the Company should only be made by investors who have sufficient capital to sustain the loss of their entire investment in the Company. Because the Company invests substantially all of its assets in Portfolio Funds, risks described below in respect of Portfolio Funds create corresponding risk to the Company.

Strategy Related Risks

Discussed below are certain of the investment strategies expected to be employed by Portfolio Funds and the principal risks that the Adviser believes are associated with those strategies. These risks will, in turn, have an effect on the Company.

Long/Short Equity. Since a long/short equity strategy involves identifying securities that are generally undervalued (or, in the case of short positions, overvalued) by the marketplace, the success of the strategy necessarily depends upon the market eventually recognizing such value in the price of the security, which may not necessarily occur, or may occur over extended time frames that limit profitability. Positions may undergo significant short-term declines and experience considerable price volatility during these periods. In addition, long and short positions may or may not be correlated to each other. If the long and short positions are not correlated, it is possible to have investment losses in both the long and short sides of the portfolio. A short sale of a security involves the risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss (see “Other Strategy Risks - Short Sales”).

Distressed Securities. Portfolio Funds may invest in equity and debt securities of U.S. and non-U.S. issuers in weak financial condition, experiencing poor operating results, having substantial capital needs or negative net worth, facing special competitive or product obsolescence problems, or that are involved in bankruptcy or reorganization proceedings. Investments of this type should be considered speculative, as they involve substantial financial and business risks that can result in substantial or at times even total losses. Among the risks inherent in investments in troubled entities is the fact that it frequently may be difficult to obtain information as to the true condition of such issuers. Such investments also may be adversely affected by U.S. state and federal laws relating to, among other things, fraudulent transfers and other voidable transfers or payments, lender liability, and the U.S. Bankruptcy Court’s power to disallow, reduce, subordinate, or disenfranchise particular claims. The market prices of such securities are also subject to abrupt and erratic market movements and above-average price volatility, and the spread between the bid and asked prices of such securities may be greater than those prevailing in other securities markets. It may take a number of years for the market price of such securities to reflect their intrinsic value. In liquidation (both in and out of bankruptcy) and other forms of corporate reorganization, there exists the risk that the reorganization either will be unsuccessful (for example, due to failure to obtain requisite approvals), will be delayed (for example, until various liabilities, actual or contingent, have been satisfied), or will result in a distribution of cash or a new security the value of which will be less than the purchase price to the Portfolio Fund of the security in respect to which such distribution was made.

Merger Arbitrage. Merger arbitrage investments often incur significant losses when anticipated merger or acquisition transactions are not consummated. There is typically “asymmetry” in the risk-reward profile of mergers – the losses that can occur in the event of deal break-ups often far exceed the gains to be had if deals close successfully. The consummation of mergers, tender offers and exchange offers can be prevented or delayed by a variety of factors, including: (i) regulatory and antitrust restrictions; (ii) political motivations; (iii) industry weakness; (iv) stock specific events; and (v) failed financings. Merger arbitrage positions are also subject to the risk of overall market movements. To the extent that a general increase or decline in equity values affects the stocks involved in a merger arbitrage position differently, the position may be exposed to loss. Finally, merger arbitrage strategies depend for success on the overall volume of merger activity, which has historically been cyclical in nature. During periods when merger activity is low, it may be difficult or impossible to identify opportunities for profit or to identify a sufficient number of such opportunities to provide balance among potential merger transactions.

Convertible Arbitrage. The success of the investment activities of a Portfolio Fund Manager involved in convertible arbitrage will depend on the manager’s ability to identify and exploit price discrepancies in the market. Identification and exploitation of the market opportunities involve uncertainty. No assurance can be given that a Portfolio Fund Manager will be able to locate investment opportunities or to correctly exploit price discrepancies. A reduction in the pricing inefficiency of the markets in which such manager will seek to invest will reduce the scope for the manager’s investment strategies. In the event that the perceived mispricings underlying a Portfolio Fund Manager’s positions fail to materialize as expected by the manager, the positions could incur a loss.

The price of a convertible bond, like other bonds, changes inversely to changes in interest rates. Hence, increases in interest rates could result in a loss on a position to the extent that the equity attributable to the short position often entered into by these Portfolio Fund Managers does not correspondingly depreciate in value. While Advisers may seek to hedge interest rate risk via interest rate swaps and investments in U.S. Treasury securities, residual interest rate risk would adversely affect the portfolio. The price of convertible bonds is also sensitive to the perceived credit quality of the issuer. Convertible securities purchased by Portfolio Fund Managers will decline in value if there is a deterioration in the perceived credit quality of the issuer or a widening of credit spreads, and this decline in value may not be offset by gains on the corresponding short equity position.

Global Macro. Global macro strategies include both directional trading and relative value approaches to what are generally short-term allocations of capital. Portfolio Company Managers utilizing a directional trading approach will take unhedged long or short positions in various markets. Such unhedged investments may expose the Company to full market risk and are subject to substantial losses. The use of a relative value approach is also subject to the risk of substantial losses because of imperfect correlation of a Portfolio Company Manager’s portfolio of long and short positions.

Statistical Arbitrage. The success of the investment activities of a Portfolio Fund Manager employing statistical arbitrage is heavily dependent on the mathematical models used by the Portfolio Fund Manager in seeking to exploit short-term and long-term relationships among stock prices and volatility. Models that have been formulated on the basis of past market data may not be predictive of future price movements. The Portfolio Fund Manager may select models that are not well-suited to prevailing market conditions. Furthermore, the effectiveness of such models tends to deteriorate over time as more traders seek to exploit the same market inefficiencies through the use of similar models. In addition, in the event of static market conditions, statistical arbitrage strategies are less likely to be able to generate significant profit opportunities from price divergences between long and short positions than in more volatile environments.

Equity Market Neutral. A market neutral strategy requires both a long and short position. To the extent a Portfolio Fund Manager is unable to maintain a balanced position because of trade execution delays, forced liquidations of short or leveraged positions due to losses or failure to “match” long and short positions, the strategy will not be market neutral. In addition, to the extent that long and short positions are not matched by industry sectors, a sector-wide but not market-wide price move may result in market, as opposed to stock selection, losses. Unusual events specific to a particular company that cause sudden changes in the company’s share valuation may also adversely affect historical price relationships between stocks, leading to losses when relying on the strategy.

Fixed Income Arbitrage. Fixed income arbitrage strategies generally involve spreads between two or more positions. To the extent the price relationships between such positions remain constant, no gain or loss on the position will occur. Such positions do, however, entail a substantial risk that the price differential could change unfavorably, causing a loss to the spread position. Substantial risks are involved in trading in U.S. and non-U.S. government securities, corporate securities, investment company securities, mortgage-backed and asset-backed securities, futures and options, rate caps, rate swaps and the various other financial instruments and investments that fixed income arbitrage strategies may trade. Substantial risks are also involved in borrowing and lending against such investments. The prices of these investments can be volatile, market movements are difficult to predict, and financing sources and related interest and exchange rates are subject to rapid change. Certain corporate, asset-backed and mortgage-backed securities may be subordinated (and thus exposed to the first level of default risk) or otherwise subject to substantial credit risks. Government policies, especially those of the Federal Reserve Board and foreign central banks, have profound effects on interest and exchange rates that, in turn, affect prices in areas of the investment and trading activities of fixed income arbitrage strategies. Many other unforeseeable events, including actions by various government agencies and domestic and international political events, may cause sharp market fluctuations.

Portfolio Fund Managers’ Performance Compensation Based on Unrealized as Well as Realized Gains. The Portfolio Fund Managers’ incentive compensation will be based on unrealized as well as realized gains. There can be no assurance that such gains will, in fact, ever be recognized. Furthermore, the valuation of unrealized gain and loss may be subject to material subsequent revision.

A Portfolio Fund Manager will receive any performance compensation to which it is entitled, irrespective of the performance of the other Portfolio Funds and the Company generally. Thus, a Portfolio Fund Manager with positive performance may receive performance compensation from the Company, as an investor in an underlying Portfolio Fund, and indirectly from the Company’s investors, even if the Company’s overall returns are negative. Investment decisions for the Portfolio Funds are made by the Portfolio Fund Managers independently of each other. Consequently, at any particular time, one Portfolio Fund may be purchasing interests in an issuer that at the same time are being sold by another Portfolio Fund. Investing by Portfolio Funds in this manner could cause the Company to incur certain transaction costs without accomplishing any net investment result.

Regulation

Absence of Regulation. The Portfolio Funds generally will not be registered as investment companies under the 1940 Act and the Company, as an investor in these Portfolio Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies.

Revised Regulatory Interpretations Could Make Certain Strategies Obsolete. In addition to proposed and actual accounting changes, there have recently been certain well-publicized incidents of regulators unexpectedly taking positions which prohibited trading strategies which had been implemented in a variety of formats for many years. In the current unsettled regulatory environment, it is impossible to predict if future regulatory developments might adversely affect the Company.

Possibility of Additional Government or Market Regulation. Market disruptions and the dramatic increase in the capital allocated to alternative investment strategies during recent years have led to increased governmental as well as self-regulatory scrutiny of the “hedge fund” industry in general. Certain legislation proposing greater regulation of the industry periodically is considered by Congress, as well as the governing bodies of U.S. states and of non-U.S. jurisdictions. It is impossible to predict what, if any, changes in the regulations applicable to the Company, the Portfolio Funds, the markets in which they trade and invest or the counterparties with which they do business may be instituted in the future. Any such regulation could have a material adverse impact on the profit potential of the Company.

Other Strategy Related Risks

General Economic and Market Conditions. The success of the Company’s activities may be affected by general economic and market conditions, such as interest rates, availability of credit, inflation rates, economic uncertainty, changes in laws, and national and international political circumstances. These factors may affect the level and volatility of security prices and liquidity of the Company’s investments. Unexpected volatility or illiquidity could impair the Company’s profitability or result in its suffering losses.

Highly Volatile Markets. The prices of commodities contracts and all derivative instruments, including futures and options, can be highly volatile. Price movements of forward, futures and other derivative contracts in which a Portfolio Fund’s assets may be invested are influenced by, among other things, interest rates, changing supply and demand relationships, trade, fiscal, monetary and exchange control programs and policies of governments, and national and international political and economic events and policies. In addition, governments from time to time intervene, directly and by regulation, in certain markets, particularly those in currencies, financial instruments, futures and options. Intervention often is intended directly to influence prices and may, together with other factors, cause all such markets to move rapidly in the same direction because of, among other things, interest rate fluctuations. A Portfolio Fund also is subject to the risk of the failure of any exchanges on which its positions trade or of their clearinghouses.

Investments by the Portfolio Funds in corporate equity and debt securities, whether publicly traded or privately placed, are subject to inherent market risks and fluctuations as a result of company earnings, economic conditions and other factors beyond the control of the Portfolio Fund Manager. The public equity markets have in the recent past experienced significant price volatility, especially in the technology sector.

Lack of Diversification. To the extent that the portfolio of a Portfolio Fund is concentrated in securities of a single issuer or issuers in a single industry, the risk associated with any investment decision made by its Portfolio Fund Manager is increased.

Equity Securities. Portfolio Funds may hold long and short positions in common stocks, preferred stocks and convertible securities of U.S. and non-U.S. issuers. Portfolio Funds also may invest in depositary receipts or shares relating to non-U.S. securities. See “Non-U.S. Securities.” Equity securities fluctuate in value, often based on factors unrelated to the fundamental economic condition of the issuer of the securities, including general economic and market conditions, and these fluctuations can be pronounced. Portfolio Funds may purchase securities in all available securities trading markets and may invest in equity securities without restriction as to market capitalization, such as those issued by smaller capitalization companies, including micro-cap companies. See “Smaller Capitalization Issuers.”

Bonds and Other Fixed Income Securities. Portfolio Funds may invest in bonds and other fixed income securities, both U.S. and non-U.S., and may take short positions in these securities. Portfolio

Funds will invest in these securities when they offer opportunities for capital appreciation (or capital depreciation in the case of short positions) and may also invest in these securities for temporary defensive purposes and to maintain liquidity. Fixed income securities include, among other securities: bonds, notes and debentures issued by U.S. and non-U.S. corporations; debt securities issued or guaranteed by the U.S. Government or one of its agencies or instrumentalities (“U.S. Government securities”) or by a non-U.S. government (often referred to as “sovereign debt”); municipal securities; and mortgage-backed and asset-backed securities. These securities may pay fixed, variable or floating rates of interest, and may include zero coupon obligations. Fixed income securities are subject to the risk of the issuer’s inability to meet principal and interest payments on its obligations (i.e., credit risk) and are subject to price volatility resulting from, among other things, interest rate sensitivity, market perception of the creditworthiness of the issuer and general market liquidity (i.e., market risk).

Portfolio Funds may invest in both investment grade and non-investment grade (commonly referred to as junk bonds) debt securities. Non-investment grade debt securities in the lowest rating categories may involve a substantial risk of default or may be in default. Adverse changes in economic conditions or developments regarding the individual issuer are more likely to cause price volatility and weaken the capacity of the issuers of non-investment grade debt securities to make principal and interest payments than issuers of higher grade debt securities. An economic downturn affecting an issuer of non-investment grade debt securities may result in an increased incidence of default. In addition, the market for lower grade debt securities may be thinner and less active than for higher grade debt securities.

Non-U.S. Securities. Portfolio Funds may invest in securities of non-U.S. issuers and in depositary receipts or shares (of both a sponsored and non-sponsored nature), such as American Depositary Receipts, American Depositary Shares, Global Depositary Receipts or Global Depositary Shares (collectively known as “ADRs”), which represent indirect interests in securities of non-U.S. issuers. Sponsored depositary receipts are typically created jointly by a foreign private issuer and a depositary. Non-sponsored depositary receipts are created without the active participation of the foreign private issuer of the deposited securities. As a result, non-sponsored depositary receipts may be viewed as riskier than depositary receipts of a sponsored nature. Non-U.S. securities in which Portfolio Funds may invest may be listed on non-U.S. securities exchanges or traded in non-U.S. over-the-counter markets. Investments in non-U.S. securities are subject to risks generally viewed as not present in the United States. These risks include: varying custody, brokerage and settlement practices; difficulty in pricing of securities; less public information about issuers of non-U.S. securities; less governmental regulation and supervision over the issuance and trading of securities than in the United States; the lack of availability of financial information regarding a non-U.S. issuer or the difficulty of interpreting financial information prepared under non-U.S. accounting standards; less liquidity and more volatility in non-U.S. securities markets; the possibility of expropriation or nationalization; the imposition of withholding and other taxes; adverse political, social or diplomatic developments; limitations on the movement of funds or other assets between different countries; difficulties in invoking legal process abroad and enforcing contractual obligations; and the difficulty of assessing economic trends in non-U.S. countries. Moreover, governmental issuers of non-U.S. securities may be unwilling to repay principal and interest due, and may require that the conditions for payment be renegotiated. Investment in non-U.S. countries typically also involves higher brokerage and custodial expenses than does investment in U.S. securities.

Other risks of investing in non-U.S. securities include changes in currency exchange rates (in the case of securities that are not denominated in U.S. dollars) and currency exchange control regulations or other non-U.S. or U.S. laws or restrictions, or devaluations of non-U.S. currencies. A decline in the exchange rate would reduce the value of certain of a Portfolio Fund’s foreign currency denominated portfolio securities irrespective of the performance of the underlying investment. A Portfolio Fund may also incur costs in connection with conversion between various currencies.

The risks associated with investing in non-U.S. securities may be greater with respect to those issued by companies located in emerging industrialized or less developed countries. Risks particularly relevant to emerging markets may include higher dependence on exports and the corresponding importance of international trade, greater risk of inflation, greater controls on foreign investment and limitations on repatriation of invested capital, increased likelihood of governmental involvement in and control over the economies, governmental decisions to cease support of economic reform programs or to impose centrally planned economies, and less developed corporate laws regarding fiduciary duties of officers and directors and protection of investors.

A Portfolio Fund may enter into forward currency exchange contracts (“forward contracts”) for hedging and non-hedging purposes in pursuing its investment objective. Forward contracts are transactions involving a Portfolio Fund’s obligation to purchase or sell a specific currency at a future date at a specified price. Forward contracts may be used by a Portfolio Fund for hedging purposes to protect against uncertainty in the level of future foreign currency exchange rates, such as when a Portfolio Fund anticipates purchasing or selling a non-U.S. security. This technique would allow the Portfolio Fund to “lock in” the U.S. dollar price of the security. Forward contracts may also be used to attempt to protect the value of a Portfolio Fund’s existing holdings of non-U.S. securities. Imperfect correlation may exist, however, between a Portfolio Fund’s non-U.S. securities holdings and the forward contracts entered into with respect to those holdings. Forward contracts may be used for non-hedging purposes in seeking to meet a Portfolio Fund’s investment objective, such as when the Adviser of a Portfolio Fund anticipates that particular non-U.S. currencies will appreciate or depreciate in value, even though securities denominated in those currencies are not then held in the Portfolio Fund’s investment portfolio. Generally, Portfolio Funds are subject to no requirement that they hedge all or any portion of their exposure to foreign currency risks, and there can be no assurance that hedging techniques will be successful if used.

Smaller Capitalization Issuers. Portfolio Funds may invest in smaller capitalization companies, including micro-cap companies. Investments in smaller capitalization companies often involve significantly greater risks than the securities of larger, better-known companies because they may lack the management expertise, financial resources, product diversification and competitive strengths of larger companies. The prices of the securities of smaller companies may be subject to more abrupt or erratic market movements than larger, more established companies, as these securities typically are traded in lower volume and the issuers typically are more subject to changes in earnings and prospects. In addition, when selling large positions in small capitalization securities, the seller may have to sell holdings at discounts from quoted prices or may have to make a series of small sales over a period of time.

Non-Diversified Status. The Company is a “non-diversified” investment company for purposes of the 1940 Act, which means that the Company is not subject to percentage limitations under the 1940 Act on the percentage of its assets that may be invested in the securities of any one issuer. The Company’s net asset value may therefore be subject to greater volatility than that of an investment company that is subject to such diversification standards. The Adviser, however, will not allocate more than 10% of the Company’s net assets (measured at the time of investment) to any Portfolio Fund. The Adviser believes that this approach will help to reduce the Company’s overall investment risk.

Leverage. Some or all of the Portfolio Funds may make margin purchases of securities and, in connection with these purchases, borrow money from brokers and banks (i.e., through credit facilities, lines of credit, or other margin or borrowing arrangements) for investment purposes. Use of leverage in this manner is speculative and involves certain risks. The Company may borrow money in connection with its investment activities, for cash management purposes, to fund the repurchase of Shares or for temporary or emergency purposes. Although not currently anticipated, the Company may from time to time, for tax compliance reasons, enter into a line of credit in order to make purchases of U.S.

Government securities. In general, the use of leverage by Portfolio Funds or the Company will increase the volatility of the Portfolio Funds or the Company.

Trading equity securities on margin involves an initial cash requirement representing at least a percentage of the underlying security’s value. Borrowings to purchase equity securities typically will be secured by the pledge of those securities. The financing of securities purchases may also be effected through reverse repurchase agreements with banks, brokers and other financial institutions. Although leverage will increase investment return if a Portfolio Fund earns a greater return on the investments purchased with borrowed funds than it pays for the use of those funds, the use of leverage will decrease the return of a Portfolio Fund if the Portfolio Fund fails to earn as much on investments purchased with borrowed funds as it pays for the use of those funds. The use of leverage will in this way magnify the volatility of changes in the value of investments held by the Portfolio Funds. In the event that a Portfolio Fund’s equity or debt instruments decline in value, the Portfolio Fund could be subject to a “margin call” or “collateral call,” under which the Portfolio Fund must either deposit additional collateral with the lender or suffer mandatory liquidation of the pledged securities to compensate for the decline in value. In the event of a sudden, precipitous drop in value of a Portfolio Fund’s assets, the Portfolio Fund might not be able to liquidate assets quickly enough to pay off its borrowing. Money borrowed for leveraging will be subject to interest costs that may or may not be recovered by return on the securities purchased. The Portfolio Fund may be required to maintain minimum average balances in connection with its borrowings or to pay a commitment or other fee to maintain a line of credit; either of these requirements would increase the cost of borrowing over the stated interest rate.

The 1940 Act requires a registered investment company to satisfy an asset coverage requirement of 300% of its indebtedness, including amounts borrowed, measured at the time the investment company incurs the indebtedness (the “Asset Coverage Requirement”). This requirement means that the value of the investment company’s total indebtedness may not exceed one-third the value of its total assets (including the indebtedness). In applying this limit to the Company, the Company will take into account the net asset value of its interest in hedge funds and other pooled investment vehicles but not any debt incurred by such vehicles. The Company will take into account the assets and debt in a Managed Account. Accordingly, the Company’s portfolio may be exposed to the risk of highly leveraged investment programs of certain Portfolio Funds and the volatility of the value of Shares may be correspondingly increased.

In seeking leveraged market exposure in certain investments and in attempting to increase overall returns, a Portfolio Fund may purchase options and other synthetic instruments that do not constitute “indebtedness” for purposes of the Asset Coverage Requirement. These instruments may nevertheless involve significant economic leverage and may, in some cases, involve significant risks of loss.

Short Sales. A Portfolio Fund may attempt to limit its exposure to a possible market decline in the value of its portfolio securities through short sales of securities that its Portfolio Fund Manager believes possess volatility characteristics similar to those being hedged. A Portfolio Fund may also use short sales for non-hedging purposes to pursue its investment objectives if, in the Portfolio Fund Manager’s view, the security is over-valued. Short selling is speculative in nature and, in certain circumstances, can substantially increase the effect of adverse price movements on a Portfolio Fund’s portfolio. A short sale of a security involves the risk of an unlimited increase in the market price of the security that can in turn result in an inability to cover the short position and a theoretically unlimited loss. No assurance can be given that securities necessary to cover a Portfolio Fund’s short position will be available for purchase.

Reverse Repurchase Agreements. Reverse repurchase agreements involve a sale of a security by a Portfolio Fund to a bank or securities dealer and the Portfolio Fund’s simultaneous agreement to repurchase the security for a fixed price (reflecting a market rate of interest) on a specific date. These transactions involve a risk that the other party to a reverse repurchase agreement will be unable or unwilling to complete the transaction as scheduled, which may result in losses to the Portfolio Fund. Reverse repurchase transactions are a form of leverage that may increase the volatility of a Portfolio Fund’s investment portfolio.

Purchasing Initial Public Offerings. The Portfolio Funds may purchase securities of companies in initial public offerings or shortly after those offerings are complete. Special risks associated with these securities may include a limited number of shares available for trading, lack of a trading history, lack of investor knowledge of the issuer, and limited operating history of the issuer. These factors may contribute to substantial price volatility for the shares of these companies. The limited number of shares available for trading in some initial public offerings may make it more difficult for a Portfolio Fund to buy or sell significant amounts of shares without an unfavorable effect on prevailing market prices. In addition, some companies in initial public offerings are involved in relatively new industries or lines of business, which may not be widely understood by investors. Some of these companies may be undercapitalized or regarded as developmental stage companies, without revenues or operating income, or the near-term prospects of achieving revenues or operating income.

Special Investment Instruments and Techniques. Portfolio Funds may utilize a variety of special investment instruments and techniques described below to hedge the portfolios of the Portfolio Funds against various risks, such as changes in interest rates or other factors that affect security values, or for non-hedging purposes in seeking to achieve a Portfolio Fund’s investment objective. The Adviser, on behalf of the Company, also may use these special investment instruments and techniques for either hedging or non-hedging purposes. These strategies may be executed through derivative transactions. Instruments used and the particular manner in which they may be used may change over time as new instruments and techniques are developed or regulatory changes occur. Certain of these special investment instruments and techniques are speculative and involve a high degree of risk, particularly in the context of non-hedging transactions.

Derivatives. Some or all of the Portfolio Funds may invest in, or enter into, derivatives or derivatives transactions (“Derivatives”). Derivatives are financial instruments that derive their performance, at least in part, from the performance of an underlying asset, index or interest rate. Derivatives entered into by a Portfolio Fund can be volatile and involve various types and degrees of risk, depending upon the characteristics of a particular Derivative and the portfolio of the Portfolio Fund. Derivatives permit a Portfolio Fund Manager to increase or decrease the level of risk of an investment portfolio, or change the character of the risk to which an investment portfolio is exposed in much the same way as the manager can increase or decrease the level of risk, or change the character of the risk, of an investment portfolio by making investments in specific securities. Derivatives may entail investment exposures that are greater than their cost would suggest, meaning that a small investment in Derivatives could have a large potential effect on performance of a Portfolio Fund.

If a Portfolio Fund invests in Derivatives at inopportune times or incorrectly judges market conditions, the investments may reduce the return of the Portfolio Fund or result in a loss. A Portfolio Fund also could experience losses if Derivatives are poorly correlated with its other investments, or if the Portfolio Fund is unable to liquidate the position because of an illiquid secondary market. The market for many Derivatives is, or suddenly can become, illiquid. Changes in liquidity may result in significant, rapid and unpredictable changes in the prices for Derivatives.

Options and Futures. Portfolio Funds may utilize options and futures contracts and so-called “synthetic” options or other Derivatives written by broker-dealers or other permissible financial intermediaries. Options transactions may be effected on securities exchanges or in the over-the-counter market. When options are purchased over-the-counter, the Portfolio Fund bears the risk that the counterparty that wrote the option will be unable or unwilling to perform its obligations under the option contract. Options may also be illiquid and, in such cases, the Portfolio Fund may have difficulty closing out its position. Over-the-counter options also may include options on baskets of specific securities.

Portfolio Funds may purchase call and put options on specific securities, and may write and sell covered or uncovered call and put options for hedging purposes in pursuing the investment objectives of the Portfolio Funds. A put option gives the purchaser of the option the right to sell, and obligates the writer to buy, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A call option gives the purchaser of the option the right to buy, and obligates the writer to sell, the underlying security at a stated exercise price, typically at any time prior to the expiration of the option. A covered call option is a call option with respect to which the seller of the option owns the underlying security. The sale of such an option exposes the seller during the term of the option to possible loss of opportunity to realize appreciation in the market price of the underlying security or to possible continued holding of a security that might otherwise have been sold to protect against depreciation in the market price of the security. A covered put option is a put option with respect to which cash or liquid securities have been placed in a segregated account on the books of or with a custodian to fulfill the obligation undertaken. The sale of such an option exposes the seller during the term of the option to a decline in price of the underlying security while depriving the seller of the opportunity to invest the segregated assets.

Portfolio Funds may close out a position when writing options by purchasing an option on the same security with the same exercise price and expiration date as the option that it has previously written on the security. In such a case, the Portfolio Fund will realize a profit or loss if the amount paid to purchase an option is less or more than the amount received from the sale of the option.

Portfolio Funds may enter into futures contracts in U.S. markets or on exchanges located outside the United States. Non-U.S. markets may offer advantages such as trading opportunities or arbitrage possibilities not available in the United States. Non-U.S. markets, however, may have greater risk potential than U.S. markets. For example, some non-U.S. exchanges are principal markets so that no common clearing facility exists and an investor may look only to the broker for performance of the contract. In addition, any profits realized could be eliminated by adverse changes in the exchange rate, and the Company or a Portfolio Fund could incur losses as a result of those changes. Transactions on non-U.S. exchanges may include both commodities that are traded on U.S. exchanges and those that are not. Unlike trading on U.S. commodity exchanges, trading on non-U.S. commodity exchanges is not regulated by the CFTC.

Engaging in transactions in futures contracts involves risk of loss to the Portfolio Fund that could adversely affect the value of the Company’s net assets. No assurance can be given that a liquid market will exist for any particular futures contract at any particular time. Many futures exchanges and boards of trade limit the amount of fluctuation permitted in futures contract prices during a single trading day. Once the daily limit has been reached in a particular contract, no trades may be made that day at a price beyond that limit or trading may be suspended for specified periods during the trading day. Futures contract prices could move to the limit for several consecutive trading days with little or no trading, preventing prompt liquidation of futures positions and potentially subjecting the Portfolio Fund to substantial losses. Successful use of futures also is subject to the Portfolio Fund Manager’s ability to predict correctly movements in the direction of the relevant market, and, to the extent the transaction is entered into for hedging purposes, to determine the appropriate correlation between the transaction being hedged and the price movements of the futures contract.

Positions of the Securities and Exchange Commission (“SEC”) and its staff may require the Portfolio Fund Manager to segregate permissible liquid assets in connection with their options and commodities transactions in an amount generally equal to the value of the underlying option or commodity. The segregation of these assets will have the effect of limiting the Portfolio Fund Manager’s ability otherwise to invest those assets.

Futures and related options transactions by the Company must constitute permissible transactions pursuant to regulations promulgated by the CFTC. The Adviser is relying on CFTC Rule 4.5 with respect to its operation of the Company and, accordingly, is not subject to registration or regulation as a commodity pool operator with respect to its operation of the Company. Pursuant to regulations and/or published positions of the SEC, the Company may be required to segregate cash or liquid securities in connection with its futures transactions in an amount generally equal to the entire value of the underlying security.

Call and Put Options on Securities Indices. A Portfolio Fund may purchase and sell call and put options on stock indices listed on national securities exchanges or traded in the over-the-counter market for hedging purposes and non-hedging purposes in seeking to achieve the investment objectives of the Portfolio Fund. A stock index fluctuates with changes in the market values of the stocks included in the index. Successful use of options on stock indices will be subject to a Portfolio Fund Manager’s ability to predict correctly movements in the direction of the stock market generally or of a particular industry or market segment, which requires different skills and techniques from those involved in predicting changes in the price of individual stocks.

Warrants and Rights. Warrants are Derivatives that permit, but do not obligate, their holder to subscribe for other securities or commodities. Rights are similar to warrants, but normally have a shorter duration and are offered or distributed to shareholders of a company. Warrants and rights do not carry with them the right to dividends or voting rights with respect to the securities that they entitle the holder to purchase, and they do not represent any interest in the assets of the issuer. Warrants and rights may be considered more speculative than certain other types of equity-like securities. In addition, the values of warrants and rights do not necessarily change with the values of the underlying securities or commodities and these instruments cease to have value if they are not exercised prior to their expiration dates.

Swap Agreements. A Portfolio Fund may enter into equity, interest rate, index and currency rate swap agreements. These transactions will be undertaken in attempting to obtain a particular return when it is considered desirable to do so, possibly at a lower cost than if a Portfolio Fund had invested directly in the asset that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than a year. In a standard swap transaction, two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular predetermined investments or instruments, which may be adjusted for an interest factor. The gross returns to be exchanged or “swapped” between the parties are generally calculated with respect to a “notional amount,” that is, the return on or increase in value of a particular dollar amount invested at a particular interest rate, in a particular foreign currency, or in a “basket” of securities representing a particular index.

Most swap agreements entered into by a Portfolio Fund would require the calculation of the obligations of the parties to the agreements on a “net basis.” Consequently, current obligations (or rights) under a swap agreement generally will be equal only to the net amount to be paid or received under the agreement based on the relative values of the positions held by each party to the agreement (the “net amount”). The risk of loss with respect to swaps is limited to the net amount of interest payments that the Portfolio Fund is contractually obligated to make. If the other party to a swap defaults, the Portfolio

Fund’s risk of loss consists of the net amount of payments that the Portfolio Fund contractually is entitled to receive.

Lending Portfolio Securities. Portfolio Funds may lend their securities to brokers, dealers and other financial institutions needing to borrow securities to complete certain transactions. The lending Portfolio Fund continues to be entitled to payments in amounts equal to the interest, dividends or other distributions payable in respect of the loaned securities, which affords the Portfolio Fund an opportunity to earn interest on the amount of the loan and on the loaned securities’ collateral. A substitute dividend payment received in a stock lending transaction will not qualify for the preferential tax rates for non-corporate taxpayers that is otherwise available on certain dividends. In connection with any such transaction, the Portfolio Fund will receive collateral consisting of cash, U.S. Government securities or irrevocable letters of credit that will be maintained at all times in an amount equal to at least 100% of the current market value of the loaned securities. A Portfolio Fund might experience loss if the institution with which the Portfolio Fund has engaged in a portfolio loan transaction breaches its agreement with the Portfolio Fund.

When-Issued and Forward Commitment Securities. Portfolios Funds may purchase securities on a “when-issued” basis and may purchase or sell securities on a “forward commitment” basis in order to hedge against anticipated changes in interest rates and prices. These transactions involve a commitment to purchase or sell securities at a future date (ordinarily one or two months later). The price of the underlying securities, which is generally expressed in terms of yield, is fixed at the time the commitment is made, but delivery and payment for the securities takes place at a later date. No income accrues on securities that have been purchased pursuant to a forward commitment or on a when-issued basis prior to their delivery. When-issued securities and forward commitments may be sold prior to the settlement date. Disposal of the right to acquire a when-issued security prior to its acquisition or disposal of the right to deliver or receive against a forward commitment may incur a gain or loss. The risk exists that securities purchased on a when-issued basis may not be delivered and that the purchaser of securities sold by a Portfolio Fund on a forward basis will not honor its purchase obligation. In such cases, a Portfolio Fund may incur a loss.

Restricted and Illiquid Investments. Although the Adviser anticipates that most Portfolio Funds will invest primarily in publicly traded securities, they may invest a portion of the value of their total assets in restricted securities and other investments that are illiquid. Restricted securities are securities that may not be sold to the public without an effective registration statement under the 1933 Act or that may be sold only in a privately negotiated transaction or pursuant to an exemption from registration.

When registration is required to sell a security, a Portfolio Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the decision to sell and the time the Portfolio Fund may be permitted to sell a security under an effective registration statement. If adverse market conditions developed during this period, a Portfolio Fund might obtain a less favorable price than the price that prevailed when the Portfolio Fund decided to sell. Portfolio Funds may be unable to sell restricted and other illiquid securities at the most opportune times or at prices approximating the value at which they purchased the securities.

The Company’s interests in Portfolio Funds are themselves illiquid and generally are subject to substantial restrictions with respect to redemptions or withdrawals and on transfer. These restrictions may adversely affect the Company were it to have to sell or redeem those interests at an inopportune time. In particular, a Company may invest its assets in Portfolio Funds that permit the advisers of such Portfolio Funds to designate certain portfolios as “special situation” (sometimes called “side-pocket”) portfolios with additional redemption limitations. Investors in these Portfolio Funds (including the Company) therefore could be required to hold their interests relating to such designated portfolios for an extended period of time, even after having redeemed all other interests in the particular Portfolio Fund. The Company expects, however, that the portion of the Company’s interests in such side–pocket portfolios will not be significant.

Counterparty Credit Risk. Many of the markets in which Portfolio Funds effect their transactions are “over-the-counter” or “interdealer” markets. The participants in these markets are typically not subject to credit evaluation and regulatory oversight as are members of “exchange-based” markets. To the extent a Portfolio Fund invests in swaps, Derivatives or synthetic instruments, or other over-the-counter transactions in these markets, the Portfolio Fund will take credit risk with regard to parties with which it trades and also may bear the risk of settlement default. These risks may differ materially from those involved in exchange-traded transactions, which generally are characterized by clearing organization guarantees, daily marking-to-market and settlement, and segregation and minimum capital requirements applicable to intermediaries. Transactions entered into directly between two counterparties generally do not benefit from these protections, which in turn may subject a Portfolio Fund to the risk that a counterparty will not settle a transaction in accordance with its terms and conditions because of a dispute over the terms of the contract or because of a credit or liquidity problem. Such “counterparty risk” is increased for contracts with longer maturities when events may intervene to prevent settlement. The ability of a Portfolio Fund to transact business with any one or any number of counterparties, the lack of any independent evaluation of the counterparties or their financial capabilities, and the absence of a regulated market to facilitate settlement, may increase the potential for losses by the Portfolio Company.

Management Risks

The Adviser. The Company’s success depends on the ability of the Adviser to select successful Portfolio Fund Managers. There can be no assurance that the Adviser will be able to do so.

Portfolio Fund Manager Misconduct or Bad Judgment. The Adviser will have no, or only limited, access to information regarding the activities of Portfolio Fund Managers. Furthermore, the Adviser cannot guarantee the accuracy or completeness of such information. As a consequence, it will be difficult, if not impossible, for the Adviser to protect the Company from the risk of Portfolio Fund Manager fraud, misrepresentation or material strategy alteration. Shareholders themselves will have no direct dealings or contractual relationships with the Portfolio Fund Managers.

Performance Compensation. The Portfolio Fund Managers generally will be entitled to receive a performance fee of 15-20% of the net profits, with respect to the Portfolio Fund that it manages. Performance-based fees or allocations may create an incentive for the Portfolio Fund Managers to make investments that are riskier or more speculative than those that might have been made in the absence of such arrangements. In addition, because the performance-based fees or allocations are generally calculated on a basis that includes realized and unrealized appreciation, these allocations may be greater than if they were based solely on realized gains.

In addition, the Adviser (or an affiliate that it designates) will generally be entitled to receive a performance-based Incentive Fee as described below under “Management of the Company.” This special compensation may create an incentive for the Adviser to make investment decisions on behalf of the Company that are riskier or more speculative than would be the case in the absence of the Incentive Fee. In addition, because the Incentive Fee is calculated on a basis that includes unrealized appreciation of the Company’s assets, the Incentive Fee may be greater than if it were based solely on realized gains.

Reliance on Corporate Management and Financial Reporting. Many of the strategies implemented by the Portfolio Funds rely on the financial information made available by the issuers in which the Portfolio Funds invest. Portfolio Fund Managers generally have no ability to independently verify the financial information disseminated by the thousands of issuers in which the Portfolio Funds invest and are dependent upon the integrity of both the management of these issuers and the financial reporting process in general. Recent events have demonstrated the material losses which investors can incur as a result of corporate mismanagement, fraud and accounting irregularities.

Loss of Portfolio Fund Manager Principals. Certain Portfolio Fund Managers may have only one or a limited number of principals. If the services of any of such principals became unavailable, a Portfolio Fund might sustain losses that would adversely affect the Company.

Market Participant Risk. The institutions, including brokerage firms and banks, with which a Portfolio Fund trades or invests, may encounter financial difficulties that impair the operational capabilities or the capital position of such Portfolio Fund. The Company will have no control whatsoever over the counterparties or brokers used by the Portfolio Funds.

Company Structure

Portfolio Funds generally will not be registered as investment companies under the 1940 Act. The Company, as an investor in Portfolio Funds, will not have the benefit of the protections afforded by the 1940 Act to investors in registered investment companies. While the Adviser in many cases expects to obtain negotiated arrangements that provide for regular reporting of performance and portfolio data by Portfolio Funds, at times the only means of obtaining independent verification of performance data will be reviewing the Portfolio Fund’s annual audited financial statements. Absent such negotiated arrangements (or as may otherwise be provided in the Portfolio Fund’s governing documents), Portfolio Funds are not contractually or otherwise obligated to inform their investors, including the Company, of details surrounding their investment strategies. This means, for example, that if two or more of the Company’s Portfolio Funds were to invest significantly in the same company or industry, the Company’s investments could be “concentrated” in that company or industry without the Adviser having had the opportunity to assess the risks of such concentration. A Portfolio Fund may use investment strategies that are not fully disclosed to the Adviser, which may involve risks under some market conditions that are not anticipated by the Adviser. The performance of the Company depends on the success of the Adviser in selecting Portfolio Funds for investment by the Company and the allocation and reallocation of the Company’s assets among those Funds.

Each Portfolio Fund Manager will receive any performance-based compensation to which it is entitled irrespective of the performance of the other Portfolio Fund Managers and the Company generally. As a result, a Portfolio Fund Manager with positive performance will receive performance compensation from the Company, as an investor in the underlying Portfolio Fund, and indirectly from its Shareholders, even if the Company’s overall returns are negative. Investment decisions of the Portfolio Funds are made by the Portfolio Fund Managers independently of each other so that, at any particular time, one Portfolio Fund may be purchasing shares of an issuer whose shares are being sold at the same time by another Portfolio Fund. Transactions of this sort could result in the Company directly or indirectly incurring certain transaction costs without accomplishing any net investment result. Because the Company may make additional investments in or withdrawals from Portfolio Funds only at certain times according to limitations set out in the governing documents of the Portfolio Funds (or in such negotiated “side letter” or similar arrangements as the Adviser may be able to enter into with the Portfolio Fund on behalf of the Company), the Company from time to time may have to invest some of its assets temporarily in money market securities or money market funds, among other similar types of investments.

For the Company to complete its tax reporting requirements and to provide an audited annual report to Shareholders, it must receive timely information from the Portfolio Funds to which it has allocated capital. A Portfolio Fund delay in providing this information would delay the Company’s tax reporting to Shareholders and the delivery of the audited annual report for Shareholders.

An investor in the Company meeting the eligibility conditions imposed by the Portfolio Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Company, could invest directly in the Portfolio Funds. By investing in the Portfolio Funds indirectly through the Company, an investor bears a portion of the Adviser’s Management Fee and other expenses of the Company, and also indirectly bears a portion of the asset-based fees, performance compensation and other expenses borne by the Company as an investor in the Portfolio Funds.

Portfolio Funds may permit or require that redemptions of interests be made in kind. Upon its withdrawal of all or a portion of its interest in a Portfolio Fund, the Company may receive securities that are illiquid or difficult to value. In such a case, the Adviser would seek to cause the Company to dispose of these securities in a manner that is in the best interests of the Company. The Company may not be able to withdraw from a Portfolio Fund except at certain designated times, limiting the ability of the Adviser to withdraw assets from a Portfolio Fund that may have poor performance or for other reasons. The Company also may be subject to fees imposed on withdrawals from the Portfolio Funds, especially with respect to “early withdrawals” made within one year of its initial investment in a particular Portfolio Fund.

Portfolio Funds typically agree to indemnify their Portfolio Fund Managers and related parties from any liability, damage, cost or expense arising out of, among other things, certain acts or omissions relating to the offer or sale of the interests in the Portfolio Fund or operation of the Portfolio Fund.

Other risks that the Adviser believes are associated with the Company’s structure include:

Layering of Fees. The Company is subject to a layering of fees, inasmuch as each Portfolio Fund Manager, as well as the Adviser, charges fees. The combined effect of this double level of fees may have a material effect on performance over time.

Conflicts of Interest. Certain inherent conflicts of interest may arise from the Adviser carrying on investment or other activities for itself and for clients, including investment partnerships in which the Company may have an interest. The Adviser may engage in other business activities and manage the accounts of clients other than the Company and the investment strategy for such other clients may vary from that of the Company. The Adviser will not be required to refrain from any other activity nor disgorge any profits from any such activity and will not be required to devote all or any particular part of its time and effort to the Company and its affairs.

Valuation. The Company values its investments in Portfolio Funds, other than Managed Accounts, at fair value in accordance with procedures established by the Board of Directors. Under these procedures, fair value as of each month-end ordinarily will be the value determined as of such month-end for each Portfolio Fund in accordance with the Portfolio Fund’s valuation policies and reported at the time of the Company’s valuation. A Portfolio Fund Manager may face a conflict of interest with respect to these reported valuations as they will affect the Portfolio Fund Manager’s compensation. In addition, the net asset values or other valuation information received by the Adviser from the Portfolio Funds will typically be “estimated” only, subject to revision through the end of each Portfolio Fund’s annual audit. Revisions to the gain and loss calculations of each Portfolio Fund will be an ongoing process, and no net capital appreciation or depreciation figure can be considered final as to a Portfolio Fund until its annual audit is completed. Such revisions at the Portfolio Fund level, however, will not affect the Company’s previously determined net asset value and will not, for example, affect the value of Shares repurchased by the Company or purchased by investors prior to any such revision. Rather, adjustment to the Company net asset value will be made only after the relevant revision at the Portfolio Fund level, and any such subsequently adjusted valuation will be entirely for the benefit of the holders of the outstanding Shares of the Company and to the detriment of Shareholders who previously had their Shares repurchased at a net asset value per Share lower than the adjusted amount. New Shareholders will be affected in a similar way, because the same principles apply to the purchase of Shares. See “Net Asset Valuation.”

Limited Liquidity and Limited Availability of Portfolio Fund Investments. Among the principal disadvantages and risks inherent in the Company’s fund of funds structure are the restrictions imposed on the Adviser’s asset allocation flexibility and risk control as a result of the limited liquidity of the Portfolio Funds, as well as their limited availability to accept investments from the Company.

The Company could be unable to withdraw its capital from a Portfolio Fund for some months despite major losses being incurred or after the Adviser has determined that the Portfolio Fund Manager operating such Portfolio Fund has deviated from its announced trading policies and strategy. This may restrict the Adviser’s ability to reallocate the Company’s assets in a timely manner in response to changing market circumstances.

Portfolio Fund Manager Changes. Portfolio Fund Managers may be changed without advance notice to Shareholders, including between the time an investor subscribes and the time his subscription is invested in the Shares. Investors will not be informed in advance of the allocations or reallocations of the Company’s assets among the different Portfolio Funds.

Portfolio Turnover. Portfolio Funds are not generally restricted in effecting transactions by any limitation with regard to their respective portfolio turnover rates. In light of the Portfolio Funds’ investment objectives and policies, it is likely that the portfolio turnover rates of a number of the Portfolio Funds may exceed 100% per annum, which will result in significant transaction costs for such Portfolio Funds and, therefore, the Company.

Ability to Invest Directly. An investor in the Company meeting the eligibility conditions imposed by the Portfolio Funds, including minimum initial investment requirements that may be substantially higher than those imposed by the Company, could invest directly in the Portfolio Funds. By investing in the Portfolio Funds indirectly through the Company, an investor bears a portion of the Adviser’s Management Fee and other expenses of the Company, and also indirectly bears a portion of the asset-based fees, performance compensation and other expenses borne by the Company as an investor in the Portfolio Funds.

Investments in Non-Voting Stock. Portfolio Funds may, consistent with applicable law, not disclose the contents of their portfolios. This lack of transparency will make it difficult for the Adviser to monitor whether holdings of the Portfolio Funds cause the Company to be above specified levels of ownership in certain asset classes. To avoid potential adverse regulatory consequences in such a case, the Company may need to hold its interest in a Portfolio Fund in non-voting form (which may entail the Company subscribing for a class of securities that is not entitled to vote or contractually waiving the ability to vote with respect to a portion of its interests in the Portfolio Fund). Consequently, the Company may hold substantial amounts of non-voting securities in a particular Portfolio Fund. To the extent the Company holds a Portfolio Fund’s non-voting securities (or voting securities as to which voting rights have been waived), it will not be able to vote on matters that require the approval of the investors in the Portfolio Fund.

Control Positions. Portfolio Funds may take control positions in companies. The exercise of control over a company imposes additional risks of liability for environmental damage, product defects, failure to supervise and other types of liability related to business operations. In addition, the act of taking a control position, or seeking to take such a position, may itself subject a Portfolio Fund to litigation by parties interested in blocking it from taking that position. If those liabilities were to arise, or such litigation were to be resolved adverse to the Portfolio Funds, the investing Portfolio Funds likely would suffer losses on their investments.

OTHER RISKS

Investing in the Company will involve risks other than those associated with investments made directly by Portfolio Funds, including those described below:

No Operating History. The Company is a recently formed entity and has no operating history upon which investors can evaluate its performance. As discussed below, the personnel of the Adviser responsible for managing the Company and the Company’s investment portfolio have substantial experience in managing private funds of funds and have provided and continue to provide advisory and management services to clients and private investment funds of funds that have substantially similar investment programs to that of the Company. See “The Adviser” and “Conflicts of Interest.”

Dependence on Key Personnel. The Adviser is dependent on the services of its professional staff, and there can be no assurance that it will be able to retain the current portfolio management team described under the heading “The Adviser.” The departure or incapacity of one or more of those individuals could have a material adverse effect on the Adviser’s management of the investment operations of the Company.

Availability of Investment Opportunities. The business of identifying and structuring investments of the types contemplated by the Company is specialized, and involves a high degree of uncertainty. The availability of investment opportunities generally will be subject to market conditions as well as, in some cases, the prevailing regulatory or political climate. No assurance can be given that the Adviser will be able to identify and complete attractive investments in the future or that it will be able to invest fully its subscriptions. Similarly, identification of attractive investment opportunities by Portfolio Funds is difficult and involves a high degree of uncertainty. Even if an attractive investment opportunity is identified by a Portfolio Fund Adviser, a Portfolio Fund may not be permitted to take advantage of the opportunity to the fullest extent desired. Portfolio Funds sponsored, managed or advised by the Adviser and its affiliates may seek investment opportunities similar to those the Company may be seeking, and none of these parties has an obligation to offer any opportunities it may identify to the Company.

Increased Competition in Alternative Asset Investments. In recent years, there has been a marked increase in the number of, and flow of capital into, investment vehicles established in order to implement alternative asset investment strategies, including the strategies to be implemented by the Company. While the precise effect cannot be determined, such increase may result in greater competition for investment opportunities, or may result under certain circumstances in increased price volatility or decreased liquidity with respect to certain positions. Prospective investors should understand that the Company may compete with other investment vehicles, as well as investment and commercial banking firms, which have substantially greater resources, in terms of financial resources and research staffs, than may be available to the Company.

Reliance on Historical Data. Allocations to individual strategies by the Adviser may be selected, among other reasons, because they historically exhibit certain statistical volatility, return and correlation characteristics and, together, are relatively unrelated to the strategies within the Company. This strategy allocation is heavily dependent on the Adviser’s analysis of historical data, and, in particular, statistical volatility, return and correlation characteristics. No assurance can be given that the historical parameters will accurately predict future characteristics. To the extent that future events may vary significantly from these historical parameters upon which the strategy allocation is based, the allocation to Portfolio Funds may not provide the expected levels of risk, return and volatility and may result in the Company experiencing significant losses or in the Company failing to achieve its targeted returns during otherwise favorable market cycles.

Inadequate Return. No assurance can be given that the returns on the Company’s investments will be commensurate with the risk of investment in the Company. Investors should not commit money to the Company unless they have the resources to sustain the loss of their entire investment in the Company.

Inside Information. From time to time, a Portfolio Fund Manager may come into possession of material, non-public information concerning a company in which a Portfolio Fund has invested, or proposes to invest. Possession of that information may limit the ability of such Portfolio Fund to buy or sell securities of the company.

Recourse to the Company’s Assets. The assets of the Company, including its investments and any interest in the Portfolio Funds held by the Company, are available to satisfy all liabilities and other obligations of the Company. If the Company becomes subject to a liability, parties seeking to have the liability satisfied may have recourse to the Company’s assets generally and not be limited to any particular asset, such as the asset representing the investment giving rise to the liability. Generally, the Company’s liability with respect to Portfolio Funds will be limited to the amount of its investment therein. However, the Company’s potential liability with respect to Managed Accounts could exceed the Company’s investment herein.

Possible Exclusion of a Shareholder Based on Certain Detrimental Effects. The Company may, as determined by the Administrator on the basis of the powers delegated to it by the Board of Directors, repurchase the Shares held by a Shareholder or other person acquiring Shares from or through a Shareholder, if:

•

the Shares have been transferred in violation of the Company’s LLC Agreement or have vested in any person other than by operation of law as the result of the death, dissolution, bankruptcy, insolvency or adjudicated incompetence of the Shareholder;

•

ownership of the Shares by the Shareholder or other person likely will cause the Company or the Company to be in violation of, or subject the Company or the Company to additional registration or regulation under, the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•

continued ownership of the Shares by the Shareholder or other person may be harmful or injurious to the business or reputation of the Company, the Board of Directors, the Adviser or any of their affiliates, or may subject the Company or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by the Shareholder or other person in connection with the acquisition of the Shares was not true when made or has ceased to be true;

•

the Shareholder is subject to special regulatory or compliance requirements, such as those imposed by the Bank Holding Company Act, certain Federal Communications Commission regulations, or ERISA (collectively, “Special Laws or Regulations”), and the Administrator determines that the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold Shares; or

•	the Directors or the Administrator determine that the repurchase of the Shares would be in the best interests of the Company.

The effect of these provisions may be to deprive an investor in the Company of an opportunity for a return even though other investors in the Company might enjoy such a return.

Limitations on Transfer; No Market for Shares. No Shareholder will be permitted to transfer his, her or its Shares without the consent of the Company, which may be granted or withheld in the sole discretion of the Board of Directors. The transferability of Shares will also be subject to certain restrictions contained in the LLC Agreement and imposed under applicable securities laws. No market currently exists for Shares, and it is not contemplated that one will develop.

Liquidity (Repurchase) Risks. It is not expected that Shares will be traded on any securities exchange or other market, and Shares will be subject to substantial restrictions on transfer. Although the Company may offer to repurchase Shares of the Company from time to time, a Shareholder investing as of a given date should not expect to be able to liquidate Shares for up to twelve months, and possibly longer. The Adviser expects to recommend to the Board of Directors that the Company offer to repurchase Shares in the Company from Shareholders quarterly (generally up to a maximum of 15% of the Company’s net assets). No assurances can be given that these repurchases will occur. In addition, because each offer to repurchase Shares generally will be limited as to the number of Shares eligible to participate, not all Shares tendered for repurchase in a particular offer may be accepted. This may occur, for example, when one or more large investors seeks to tender a significant number of Shares or when a large number of investors tender simultaneously. In such an event, Shares typically will be accepted for repurchase on only a pro rata basis. Notwithstanding the foregoing, the Company will not repurchase any Shares, or any portion of them, that have been held by the tendering Shareholder for less than one year. Consequently, Shares should only be acquired by investors able to commit their funds for an indefinite period of time.

With respect to any future repurchase offer, Shareholders tendering Shares, for repurchase must do so by a date specified in the notice describing the terms of the repurchase offer (the “Notice Date”). The Notice Date generally will be the 25th calendar day of the second month prior to that containing the date as of which the Shares to be repurchased are valued by the Company (the “Valuation Date”). For example, the Notice Date for a repurchase offer having a December 31 Valuation Date would be October 25. Tenders are not revocable following the Notice Date. Accordingly, Shareholders that elect to tender Shares for repurchase will not know the price at which such Shares will be repurchased until after the election to tender becomes irrevocable. It is possible that during the time period between the day on which a Shareholder elects to tender and the Valuation Date, general economic and market conditions, or specific events affecting one or more underlying Portfolio Funds, could cause a decline in the value of Shares in the Company. See “Redemptions, Repurchases and Transfers of Shares.”

Potential Significant Effect of the Performance of a Limited Number of Investments. The Adviser expects that the Company will participate in multiple investments. The Company may, however, make investments in a limited number of the Portfolio Funds and Portfolio Funds may make investments in a limited number of portfolio companies. In either instance, these limited number of investments may have a significant effect on the performance of the Company.

Concentrated Ownership of the Company’s Shares. Because of its anticipated Shareholder base, it is likely that the Company will be characterized by relatively concentrated ownership, with a limited number of Shareholders initially holding a majority of the Company’s Shares. If a substantially higher number of the Company’s Shares were held by one or more Shareholders (“Controlling Shareholders”), approval or disapproval of actions requiring the vote of the Shareholders would be significantly dependent on votes cast or withheld by the Controlling Shareholders. Consequently, these Controlling Shareholders might be able to cause the Company to take actions not supported by, and perhaps adverse to the interests of, other Shareholders (e.g., changing the Company’s investment objective, liquidating the Company or electing or removing particular Directors).

LIMITS OF RISK DISCLOSURES

The above discussions of the various risks associated with the Company and the Shares are not, and are not intended to be, a complete explanation of the risks involved in an investment in the Company. Those discussions do, however, summarize the principal risks that should be considered before investing. Prospective investors should read this entire Prospectus and the LLC Agreement and consult with their own advisors before deciding whether to invest in the Company. In addition, as the investment program of the Company changes or develops over time, an investment in the Company may be subject to risk factors not described in this Prospectus.

INVESTMENT POLICIES AND RESTRICTIONS

The investment objective of the Company is fundamental and may not be changed without a vote of a majority of the Company’s outstanding voting securities. The Company has also adopted certain fundamental investment restrictions, which cannot be changed without the vote of a majority of the Company’s outstanding voting securities, as defined in the 1940 Act. Under the 1940 Act, the vote of a majority of the outstanding voting securities means the vote, at an annual or a special meeting of security holders, of 67% or more of the voting securities present at the meeting, if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or of more than 50% of the outstanding voting securities, whichever is less.

In applying the investment restrictions and other policies described in this Prospectus, the Company will not “look through” to the investments and trading activity of the Portfolio Funds (except in the case of managed accounts and in certain other limited circumstances). In addition, if a percentage restriction or policy is met at the time of an investment or transaction, a later change in percentage resulting from a change in the values of investments or the value of the Company’s total assets, unless otherwise stated in this Prospectus, will not constitute a deviation from the restriction or policy. Under the fundamental investment restrictions the Company may not:

(1)           The Company will not invest 25% or more of the value of its total assets in the securities, other than U.S. Government securities, of issuers engaged in any single industry (for purposes of this restriction, neither the Company’s investments in Portfolio Funds generally nor its investments in Portfolio Funds following the same general strategy (e.g., global macro, statistical arbitrage, distressed securities, etc.) are deemed to be an investment in a single industry).

(2)           The Company will not issue senior securities representing stock, except that, to the extent permitted by the 1940 Act, (a) the Company may borrow money from banks, brokers and other lenders to finance portfolio transactions and engage in other transactions involving the issuance by the Company of “senior securities” representing indebtedness, (b) the Company may borrow money from banks for cash management purposes, temporary or emergency purposes or in connection with repurchases of, or tenders for, Shares and (c) the Company may enter into derivative transactions, such as total return swaps, options and futures, in accordance with the 1940 Act and the interpretations of that Act.

(3)           The Company will not underwrite securities of other issuers, except insofar as the Company may be deemed an underwriter under the 1933 Act in connection with the disposition of its portfolio securities.

(4)           The Company will not make loans of money or securities to other persons, except through purchasing fixed income securities, lending portfolio securities or entering into repurchase agreements in a manner consistent with the Company’s investment policies.

(5)           The Company will not purchase or sell commodities or commodity contracts, except that it may purchase and sell foreign currency, options, futures and forward contracts, including those related to indices, and options on indices, and may invest in commodity pools and other entities that purchase and sell commodities and commodity contracts.

(6)           The Company will not purchase, hold or deal in real estate, except that it may invest in securities that are secured by real estate or that are issued by companies or Portfolio Funds that invest or deal in real estate.

The Adviser will not cause the Company to make loans to or receive loans from the Adviser or its affiliates, except to the extent permitted by the 1940 Act, an exemption from the 1940 Act, or as otherwise permitted by applicable law. The Company and the Portfolio Funds in which the Company invests may effect brokerage transactions through affiliates of the Adviser, subject to compliance with the 1940 Act and other applicable laws.

MANAGEMENT OF THE COMPANY

Board of Directors

The Company’s Board of Directors has overall responsibility for monitoring and overseeing the investment program of the Company and its management and operations. As used herein, the term “Director” is synonymous with the term “manager” within the meaning of the Delaware Limited Liability Company Act. The Board of Directors will monitor and oversee the business affairs of the Company, including the complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Company’s business. The Board exercises the same powers, authority and responsibilities on behalf of the Company as are customarily exercised by the directors of an investment company registered under the 1940 Act organized as a corporation and has complete and exclusive authority to oversee and establish policies regarding the management, conduct and operation of the Company’s business.

Although the Directors review policies regarding the management of the Company and review information regarding the investment program of the Company in connection with periodic meetings of the Board, they do not have an active role in supervising the Company’s ongoing operations. This means, for example, that the Directors do not select or approve the Company’s investments.

The Directors, in their capacity as such, are not Shareholders of the Company and, accordingly, each Director in his or her capacity as such has no liability as a Shareholder. Directors will not contribute to the capital of the Company in their capacity as Directors, but may subscribe for Shares, subject to the eligibility requirements described in this Prospectus.

Directors and Officers

Any vacancy on the Board of Directors may be filled by the remaining Directors, except to the extent the 1940 Act requires the election of Directors by the Shareholders. The Company’s officers are appointed by the Directors and oversee the management of the day-to-day operations of the Company under the supervision of the Board of Directors. One of the Directors and all of the officers of the Company are directors, officers or employees of the Adviser or its affiliates. The other Directors are not affiliated with the Adviser or its affiliates and are not “interested persons” as defined under Section 2(a)(19) of the 1940 Act (previously defined as the “Independent Directors”). The Directors and officers of the Company also may be directors and officers of other investment companies managed or advised by the Company. To the fullest extent allowed by applicable law, including the 1940 Act, the LLC Agreement indemnifies the Directors and officers for all costs, liabilities and expenses that they may experience as a result of their service as such.

INDEPENDENT DIRECTORS

NAME AND AGE	POSITION(S) HELD WITH THE COMPANY	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY DIRECTOR	OTHER DIRECTORSHIPS HELD BY DIRECTOR

Steven Krull (born 1957)	Director	August 2006 to present	Professor of Finance at Hofstra University; Business Consultant.	One	Director, Citigroup Alternative Investments Multi-Adviser Hedge Fund Portfolios LLC

Donald B. Romans	Director	August 2006 to	President, Romans & Company (private	One	Trustee, Burnham Investor Trust

NAME AND AGE	POSITION(S) HELD WITH THE COMPANY	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY DIRECTOR	OTHER DIRECTORSHIPS HELD BY DIRECTOR

(born 1931)		present.	investment, financial consulting).

________________

*	Term of office of each Director is indefinite.

INTERESTED DIRECTORS

NAME AND AGE	POSITION(S) HELD WITH THE COMPANY	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS	NUMBER OF PORTFOLIOS IN FUND COMPLEX OVERSEEN BY DIRECTOR	OTHER DIRECTORSHIPS HELD BY DIRECTOR

Matthew Jenal (born 1956)	Director and Treasurer	August 2006 to present	Chief Financial Officer, Cadogan Management, L.L.C.	One	None

________________

*	Term of office of each Director is indefinite.

OFFICERS

NAME AND AGE	POSITION(S) HELD WITH THE COMPANY	TERM OF OFFICE* AND LENGTH OF TIME SERVED	PRINCIPAL OCCUPATION(S) DURING PAST 5 YEARS

Matthew Jenal (born 1956)	Director and Treasurer	August 2006 to Present	See above.

Michael Waldron (born 1965)	President	August 2006 to Present	Director of Research, Cadogan Management, L.L.C.

William I. Lee (born 1975)	Chief Compliance Officer	August 2006 to Present	From 2002 to present, Controller, Cadogan Management, L.L.C.; prior to that, Assistant Controller, BBVA Securities.

________________

*	Term of office of each Officer is indefinite.

As of the date of this Prospectus, other than as described above, none of the Independent Directors who is a director or trustee of another investment company whose adviser is Cadogan Management, L.L.C. has held any other position with (i) the Company, (ii) an investment company having the same adviser or principal underwriter as the Company or an adviser or principal underwriter that controls, is controlled by or is under common control with the Adviser, (iii) the Adviser or other affiliate of the Company or (iv) any person controlling, controlled by or under common control with the Adviser.

As of the date of this Prospectus, none of the Directors owns Shares of the Company, nor do they own equity securities issued by other investment companies in the Fund Complex. As of the date of this Prospectus, the Directors and officers, as a group, owned an aggregate of less than 1% of the outstanding Shares of the Company. Prior to the Offering of the Company’s Shares, the Adviser will be the sole Shareholder of the Company (i.e., holding 100% of its Shares) and may be considered a controlling person of the Company.

Compensation

The following table sets forth the approximate aggregate regarding the compensation expected to be received by the Independent Directors of the Company from all registered investment companies for which the Adviser or their affiliates serve as an investment adviser or general partner for the calendar year ending December 31, 2007. No compensation is paid by the Company to Directors who are “interested persons” of the Company or the Adviser. (The Company does not have a bonus, profit sharing or retirement plan, and Directors do not receive any pension or retirement benefits from the Company.)

Compensation Table for Calendar Year Ending December 31, 2007(1)

NAME OF DIRECTOR	AGGREGATE COMPENSATION FROM THE COMPANY	TOTAL COMPENSATION FROM COMPANY AND FUND COMPLEX PAID TO DIRECTOR

INDEPENDENT DIRECTORS

Steven Krull	$20,000	$20,000
Donald B. Romans	$20,000	$20,000

INTERESTED DIRECTORS

Matthew Jenal	None	None

__________________

(1)

The Company has not completed its first fiscal year. The compensation provided in this chart is estimated and assumes payment of the first annual retained plus payment for four regular meetings of the Board of Directors.

The Independent Directors are each paid an annual retainer of $15,000 and a fee per meeting of the Board of Directors of $1,250 for each regular meeting and $500 for each telephonic meeting, plus reasonable out-of-pocket expenses. Directors are reimbursed by the Company for their travel expenses related to Board meetings.

Committees

The Board of Directors has formed an Audit Committee currently composed of each of the two Independent Directors, the functions of which are: (1) to oversee the Company’s accounting and financial reporting policies and practices, its internal controls and, as the Audit Committee may deem necessary or appropriate, the internal controls of certain of the Company’s service providers; (2) to oversee the quality and objectivity of the Company’s financial statements and the independent audit of those statements; (3) to assist the Board of Directors in selecting the Company’s independent registered public accounting firm, to directly supervise the compensation and performance of such independent registered public accountants and generally to act as a liaison between the independent registered public accountants and the Board of Directors; and (4) to review and, as appropriate, approve in advance non-audit services provided by such independent registered public accountants to the Company, the Adviser and, in certain cases, other affiliates of the Company.

The Board of Directors has formed a Nominating and Compensation Committee currently composed of each of the two Independent Directors, the functions of which are: (1) to select and nominate to the Board of Directors each Independent Director and (2) to recommend to the Board of Directors any appropriate changes in compensation for each Independent Director. After the initial election of Directors, no Independent Director will be elected by the Board of Directors unless nominated by the Nominating and Compensation Committee. The Nominating and Compensation Committee does not consider proposals from Shareholders in connection with proxy solicitations.

The Board of Directors has formed a Valuation Committee, currently composed of three Directors, whose function, subject to the oversight of the Board of Directors, is to review the Company’s valuation methodologies, valuation determinations and any relevant information provided to the Valuation Committee by the Adviser. The Valuation Committee will act in accordance with the Company’s valuation procedures.

Voting of Proxies

In connection with the Adviser’s appointment as investment adviser to the Company, the Board of Directors has delegated to the Adviser the authority to vote proxies received by the Company from the Portfolio Funds and any other portfolio investments (for this purpose, the “portfolio positions”). The Adviser has adopted policies and procedures (the “Proxy Voting Procedures”) regarding the voting of such proxies, which Proxy Voting Procedures have been reviewed and approved by the Board of Directors as appropriate to the Adviser’s management of the Company’s assets. The Proxy Voting Procedures provide that the Adviser will vote client proxies in a manner that serves the best interest of the client, as determined by the Adviser in its discretion, taking into account relevant factors, including: (i) the impact on returns to be earned by the client; (ii) alignment of the interests of management of the portfolio position with that of the client, including establishing appropriate incentives for management; (iii) the ongoing relationship between the client and the portfolio positions in which it is invested, including the continued or increased availability of information regarding such position; and (iv) industry and business practices to conform with procedures when adopted. The Proxy Voting Procedures also establish guidelines under which the Adviser generally will vote with management of a portfolio position on various routine matters (such as the election of directors, the appointment of independent public accountants, and establishing the date and place of an annual meeting, among others) but will evaluate non-routine matters (such as compensation plans, changes in investment policies, and changes in voting rights, among others) on a case by case basis. Finally, the Proxy Voting Procedures provide procedures that address conflicts of interest between the Adviser and a client with respect to voting proxies, which may involve review of a proposed vote by the Adviser’s compliance personnel and, in certain circumstances, will require consultation with the client or its representative (the Board of Directors, in the case of the Company). The Adviser may abstain from voting from time to time when it determines that the costs associated with voting a proxy outweigh the benefits derived from exercising the right to vote.

Information regarding the Adviser’s proxy-voting record on behalf of the Company will be made available for each twelve-month period ended June 30. Please call the Company collect at (212) 585-1600 to request this information, which will also be available on the SEC’s website at http://www.sec.gov.

THE ADVISER

Cadogan Management, L.L.C. serves as investment adviser to the Company. The Adviser has the responsibility to implement the investment program of the Company, subject to the ultimate supervision of, and any policies established by, the Board of Directors. Under the terms of an Investment Advisory Agreement initially effective as of August 16, 2006, the Adviser allocates the Company’s assets and monitors regularly each Portfolio Fund to determine whether its investment program is consistent with the Company’s investment objective and whether its investment performance and other criteria are satisfactory. The Adviser may reallocate the Company’s assets among Portfolio Funds, terminate its relationship with Portfolio Funds and select additional Portfolio Funds, subject in each case to the ultimate supervision of, and any policies established by, the Board of Directors and to the condition that the retention of any Portfolio Manager will require approval of a majority of the Independent Directors and, unless the Company receives an exemption from certain provisions of the 1940 Act, of a majority, as defined in the 1940 Act, of the Company’s outstanding voting securities.

The Adviser is organized as a limited liability company under the laws of the State of Delaware and is a registered investment adviser under the Advisers Act. Personnel of the Adviser serve as portfolio managers to certain clients and private investment funds, which utilize an investment program that is substantially similar to that of the Company. The Adviser currently serves, and may in the future serve, as an investment adviser to other registered and unregistered private investment companies. The offices of the Adviser are located at 149 Fifth Avenue, 15th Floor, New York, New York 10010, and its telephone number is (212) 585-1600.

The personnel of the Adviser principally responsible for management of the Company are experienced and educated investment professionals with a long performance record in alternative investments. They have identified, evaluated, structured, managed and monitored a wide range of alternative investments globally and maintain a strong network within the alternative investment community as a result of their prior and ongoing experience. The Adviser and its personnel maintain relationships with a large number of managers. The Adviser believes that, as a result of these contacts, the Company should have access to a large number of Portfolio Funds from which to select.

The following officers of the Adviser have primary responsibility for the day-to-day management of the Company:

Stuart Leaf – Chief Executive Officer

Raised and educated in Belgium and Great Britain, Mr. Leaf received BA’s in Economics and French from Stanford University in 1983, both with honors and distinction, and an MA in French Literature in 1983. Mr. Leaf was elected to Phi Beta Kappa in 1982. After completing two years as an investment banker with Merrill Lynch Capital Markets, he returned to the Graduate School of Business at Stanford University, receiving an MBA in 1987. Upon graduating, he worked at Goldman Sachs in both real estate and private finance from 1987 to 1989. From 1989 to 1990 he was a Senior Associate at Peers & Co., a New York-based merchant bank. Subsequently, from 1989 to 1990, Mr. Leaf became Principal at Clearbrook & Co., a New York buyout firm, and then, from 1991 to 1994, held the position of Senior Vice President at Mabon Securities, becoming Managing Director of its Asset Management Division. In January 1995, he helped form Cadogan Management, L.L.C.

As a member of the Investment Committee of the Adviser, Mr. Leaf has joint responsibility for investment decisions of the Company.

Paul J. Isaac – Chief Investment Officer

Mr. Isaac has been actively investing on behalf of himself and others for thirty years. He also brings Cadogan a broad range of sell-side experience through managerial experience in the securities industry from 1978 to 1998, spent at Mabon, Nugent & Co. and its successor firms. During that time Mr. Isaac developed and ran the firm’s training program as well as managed the firm’s municipal, government, mortgage-backed and high yield bond departments. He served as Chief Economist and chaired the firm’s commitments and credit committees. During his time at Mabon, Mr. Isaac also spent a term as Chairman of the Securities Industry Association Capital Rights Committee. Actively involved as an investor for many years, Mr. Isaac has managed equity and debt portfolios directly; researched and employed outside managers; analyzed and invested in alternative strategies; and provided investment strategy consulting to investors. He has also spent time working at a hedge fund, from 1998 to 1999. Mr. Isaac has also served on several non-profit boards, chaired a charitable endowment, and held positions as a corporate director. Mr. Isaac graduated from Williams College with a B.A. in Political Economy with Highest Honors in 1972 and was a Thomas J. Watson Foundation Fellow. Mr. Isaac joined the firm in 2000.

As a member of the Investment Committee of the Adviser, Mr. Isaac has joint responsibility for investment decisions of the Company.

A. Michael Waldron – Director of Research

Mr. Waldron joined Cadogan Management, L.L.C. in 1997 to coordinate the collection and evaluation of data on alternative strategy managers and participate in portfolio management. From 1988 to 1997, Mr. Waldron was a portfolio manager at the asset management firm L.J. Altfest & Co. in New York, where he was responsible for the management of $100 million in balanced client accounts. Over this period, Mr. Waldron had extensive exposure to the evaluation of mutual funds and traditional equity fund managers and also spent considerable time evaluating taxable and tax-free fixed income strategies. He was also responsible for creating client portfolios and ongoing asset allocation. After graduation from university, Mr. Waldron joined an academic research team at Pace University in New York, where he focused on the statistical evaluation of performance for a broad universe of mutual funds. Mr. Waldron grew up in California and attended the University of California at Santa Cruz, where he graduated Phi Beta Kappa in 1987, with BAs in Chemistry and History of Art, each with honors. Mr. Waldron is a Certified Financial Analyst (CFA).

As a member of the Investment Committee of the Adviser, Mr. Waldron has joint responsibility for investment decisions of the Company.

Matthew Jenal – Chief Financial Officer

Mr. Jenal joined Cadogan Management, L.L.C. in 2001, and is responsible for all financial, administrative, regulatory and compliance matters at the firm, bringing with him over 20 years of diverse financial and operational experience. Prior to joining Cadogan, he spent nearly 15 years in the alternative investments realm. From 1990 to 2001 Mr. Jenal was the Chief Financial Officer of T.C. Management in New York, which managed hedge funds in long/short value and short-only styles. Before that, from 1987 to 1990, he was Controller and Financial/Operations Principal at Sussex Asset Management, an offshore fund operator and securities broker/dealer. Mr. Jenal also spent ten years in various financial management positions at Young & Rubicam Advertising in New York. Mr. Jenal received a BS with honors, in Accounting, with a minor in Computer Science from Oswego College in 1978 and an MBA in Finance, with highest distinction, from Pace University in 1985.

Although the identified members of the Adviser’s Investment Committee are assisted by investment analysts and trading personnel, no other persons have responsibility for Company investment decisions.

The following table provides information as of July 10, 2007 relating to the activities and compensation of the portfolio managers of the Company to help you evaluate any conflicts of interest that may arise in managing the Company’s assets.

INVESTMENT COMMITTEE	BENEFICIAL OWNERSHIP OF EQUITY SECURITIES IN THE COMPANY	NUMBER OF REGISTERED INVESTMENT COMPANIES MANAGED AND TOTAL ASSETS FOR SUCH ACCOUNTS*	NUMBER OF OTHER POOLED INVESTMENT VEHICLES MANAGED AND TOTAL ASSETS FOR SUCH ACCOUNTS	NUMBER OF OTHER ACCOUNTS MANAGED AND TOTAL ASSETS FOR SUCH ACCOUNTS

Stuart Leaf	$50,001-$100,000	1 account with assets of $293.02 million	23 accounts with assets of $4.56 billion	None
Paul Isaac	$50,001-$100,000	1 account with assets of $293.02 million	23 accounts with assets of $4.56 billion	None
A. Michael Waldron	$50,001-$100,000	1 account with assets of $293.02 million	23 accounts with assets of $4.56 billion	None

__________________

*	The data provided herein does not include the Company.

With respect to the accounts identified in the table above, members of the Investment Committee manages the Company and fifteen pooled investment vehicles for which advisory fees are based in part on performance of the accounts. Performance fees for a particular account of the Adviser do not accrue, however, to any particular member of the Investment Committee. Pursuant to the Adviser’s limited liability company agreement, members of the Investment Committee are only compensated with respect to their interest in the Adviser.

Additional information relating to existing or potential conflicts of interest of the Adviser and its portfolio managers is included in “Conflicts of Interest” below.

INVESTMENT ADVISORY AGREEMENT

The Investment Advisory Agreement provides that the Adviser is responsible, subject to the supervision of the Board of Directors, for formulating a continuing investment program for the Company. The Adviser makes all decisions as to the Company’s purchases and withdrawals of interests in Portfolio Funds. The Investment Advisory Agreement is terminable as to the Company without penalty upon 60 days’ prior written notice by the Board of Directors, by vote of a majority, as defined by the 1940 Act, of the outstanding voting securities of the Company, or by the Adviser also upon 60 days’ prior written notice. Once effective, the Investment Advisory Agreement will continue in effect from year to year after its initial two-year term if the continuance is approved annually by the Board of Directors (including a majority of the Independent Directors) by vote cast in person at a meeting called for the purpose of voting on such continuance. The Investment Advisory Agreement provides that it will terminate automatically in the event of its “assignment,” as defined by the 1940 Act and the rules under that Act. (Absent exemptive or no-action relief from the SEC or its staff, these approval, terms and termination provisions will apply with respect to any agreement entered into with a Portfolio Fund Manager for a managed account.)

The Investment Advisory Agreement provides that, in the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of its obligations to the Company, the Adviser and any partner, director, officer or employee of the Adviser, or any of their affiliates, executors, heirs, assigns, successors or other legal representatives, will not be liable to the Company for any error of judgment, for any mistake of law or for any act or omission by the person in connection with the performance of services to the Company. The Investment Advisory Agreement also provides for indemnification, to the fullest extent permitted by law, by the Company, the Adviser or any partner, director, officer or employee of the Adviser, and any of their affiliates, executors, heirs, assigns, successors or other legal representatives, against any liability or expense to which the person may be liable that arises in connection with the performance of services to the Company, so long as the liability or expense is not incurred by reason of the person’s willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Investment Advisory Agreement was approved by the initial Member of the Company on August 16, 2006 and by the Board of Directors most recently on August 16, 2006. In approving the Investment Advisory Agreement in August 2006, the Board of Directors considered the terms of the Agreement, including the structure of the Management Fee, and the resources and experience of the Adviser, its affiliates and the individuals dedicated to the Company’s investment program. In doing so, they evaluated these factors in light of the nature, extent and quality of the services provided by the Adviser, the total compensation received, directly or indirectly (through soft dollar arrangements or other service benefits, to the extent applicable), by the Adviser from the Company and the total cost to the Company of using the Adviser’s services, taking into account both expenses borne by the Adviser and those that may be passed to the Company by the Adviser. The Directors compared competitive prices for comparable services, reviewing fee information for a variety of investment funds similar in structure to the Company. Among other things, the Directors determined the Adviser’s fees were competitive to those charged by investment advisers to similar funds (when, if applicable, the fees charged to those other funds were adjusted to reflect the effects of the incentive compensation to which certain of those funds were subject) and the Company’s expected expense ratio was reasonable given the Company’s expected net assets. As to economies of scale, it was noted that it was too early to warrant evaluation of whether benefits relating to the Company’s size were being shared properly between the Adviser and the Shareholders. The Directors also determined the Adviser’s resources and experience were satisfactory overall, and that sufficient resources and personnel would be assigned to the Adviser’s management of the Company. Accordingly, they concluded approving the Investment Advisory Agreement served the interests of the Company and the Shareholders.

VOTING

Each Shareholder has the right to cast a number of votes based on the value of the Shareholder’s Company investment percentage, as the case may be, at a meeting of Shareholders called by the Board of Directors or by Shareholders of the Company or the Company, as the case may be, holding at least a majority of the total number of votes eligible to be cast. Shareholders will be entitled to vote on any matter on which shareholders of a registered investment company organized as a corporation would be entitled to vote, including certain elections of Directors, approval of the Investment Advisory Agreement, and on certain other matters. Each Share of the Company is entitled to one vote for each dollar of net asset value represented by the Share and a proportionate fraction of a vote for each fraction of a dollar of net asset value. Shareholders will not be entitled to cumulative voting in the election of Directors or any other matter. Notwithstanding their ability to exercise their voting privileges, Shareholders, in their capacity as such, are not entitled to participate in the management or control of the Company’s business and may not act for or bind the Company.

CODE OF ETHICS

The Adviser and its affiliates (and the directors/trustees, officers and employees) may buy and sell securities or other investments for their own accounts, and may have conflicts of interest with respect to investments made on behalf of the Company. As a result of differing trading and investment strategies or constraints, positions may be taken by these parties that are the same, different from or made at different times from positions taken for the Company. To lessen the possibility that the Company will be adversely affected by this personal trading, the Company, the Adviser has adopted a code of ethics (the “Code of Ethics”) in compliance with Section 17(j) of the 1940 Act that restrict securities trading in the personal accounts of investment professionals and others who normally come into possession of information regarding the Company’s portfolio transactions. The Code of Ethics for the Company and the Adviser can be reviewed and copied at the SEC’s Public Reference Room in Washington, D.C. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 1-202-551-8090. The Code of Ethics also is available on the EDGAR Database on the SEC’s Internet site at http://www.sec.gov, and copies may be obtained, after paying a duplicating fee, by e-mail at publicinfo@sec.gov or by writing to the SEC’s Public Reference Section, Washington, D.C. 20549-0102.

The Adviser and its affiliates will not purchase securities or other property from, or sell securities or other property to, the Company except that the Company may, in accordance with rules under the 1940 Act, engage in transactions with accounts that are affiliated with the Company as a result of common officers, directors/trustees, advisers or managing general partners. These transactions would be effected in circumstances in which the Adviser determined that it would be appropriate for the Company to purchase and another client to sell, or the Company to sell and another client to purchase, the same security or instrument on the same day.

Personnel of the Adviser (including the portfolio managers for the Company identified above) serve as portfolio managers to certain clients and registered and unregistered investment companies that may utilize an investment program that is substantively similar to that of the Company. In addition, the Adviser currently serves, or may in the future serve, as investment adviser to other registered investment companies, unregistered investment companies or accounts (including proprietary accounts), some of which provide for incentive compensation (such as performance fees). Consequently, the Adviser’s investment management activities may present conflicts between the interests of the Company and those of the Adviser and, potentially, among the interests of various accounts managed by the Adviser principally with respect to allocation of investment opportunities among similar strategies. Certain conflicts specific to the portfolio managers of the Company are described above under the heading “Management of the Company.”

Future investment activities of the Adviser and its affiliates and its principals, partners, director/trustees, officers or employees may give rise to conflicts of interest other than those described above.

BROKERAGE

Each Portfolio Fund Manager is responsible for placing orders for the execution of portfolio transactions and the allocation of brokerage for any Portfolio Fund it manages. Transactions on U.S. stock exchanges and on some non-U.S. stock exchanges involve the payment of negotiated brokerage commissions. On the great majority of non-U.S. stock exchanges, commissions are fixed. No stated

commission is generally applicable to securities traded in over-the-counter markets, but the prices of those securities include undisclosed commissions or mark-ups.

The Adviser expects that each Portfolio Fund Manager will generally select brokers and dealers to effect transactions on behalf of its Portfolio Fund substantially as described below, although the Adviser can give no assurance that an Adviser will adhere to, and comply with, the described practices. The Adviser generally expects that, in selecting brokers and dealers to effect transactions on behalf of a Portfolio Fund, a Portfolio Fund Manager will seek to obtain the best price and execution for the transactions, taking into account such factors as price, size of order, difficulty of execution and operational facilities of a brokerage firm and the firm’s risk in positioning a block of securities. Subject to appropriate disclosure, however, Portfolio Fund Managers of Portfolio Funds that are not investment companies registered under the 1940 Act may select brokers on a basis other than that outlined above and may receive benefits other than research or that benefit the Portfolio Fund Manager rather than its Portfolio Fund. The Adviser may consider the adequacy of the broker selection process employed by a Portfolio Fund Manager, as well as the above principles, as a factor in determining whether to invest in its Portfolio Fund. Each Portfolio Fund Manager generally will seek reasonably competitive commission rates, but will not necessarily pay the lowest commission available on each transaction.

Consistent with seeking best price and execution, a Portfolio Fund Manager may place brokerage orders with brokers that may provide the Portfolio Fund Manager and its affiliates with supplemental research, market and statistical information (“soft dollar items”), including advice as to the value of securities, the advisability of investing in, purchasing or selling securities, and the availability of securities or purchasers or sellers of securities, and furnishing analyses and reports concerning issuers, industries, securities, economic factors and trends, portfolio strategy and the performance of accounts. The expenses of a Portfolio Fund Manager are not necessarily reduced as a result of the receipt of this supplemental information, which may be useful to the Portfolio Fund Manager or its affiliates in providing services to clients other than a Portfolio Fund. In addition, not all of the supplemental information is used by the Portfolio Fund Manager in connection with a Portfolio Fund in which the Company invests. Conversely, the information provided to the Portfolio Fund Manager by brokers and dealers through which other clients of the Portfolio Fund Manager and its affiliates effect securities transactions may be useful to the Portfolio Fund Manager in providing services to a Portfolio Fund. In accordance with provisions of the 1940 Act, an affiliate of the Adviser may effect brokerage transactions for a Portfolio Fund.

Section 28(e) of the Securities Exchange Act of 1934, as amended, specifically permits the use of research-related soft dollar items in the manner described above. Soft dollar items that are not research-related are, however, outside the Section 28(e) “safe harbor.” Soft dollars not generated through agency transactions in securities (for example, those generated with respect to certain types of derivatives transaction) are also outside the Section 28(e) safe harbor. The Portfolio Fund Managers may receive soft dollar items outside the safe harbor.

The Board of Directors has adopted procedures designed to ensure that commission rates paid to affiliates of the Adviser by the Company will be fair and reasonable within the meaning of the 1940 Act. These procedures do not, however, govern payments by a Portfolio Fund.

ADMINISTRATOR

The Company has retained the Administrator, US Bancorp Fund Services, LLC, whose principal business address is 615 E. Michigan St. Milwaukee, WI 53217, to provide certain administrative and investor services to the Company. Under the terms of an administration agreement entered into between the Company and the Administrator (the “Administration Agreement”), the Administrator is responsible, directly or through its agents, for, among other things: (1) maintaining a list of Shareholders and generally performing all actions related to the issuance, repurchase and transfer of Shares, if any; (2) accepting payment for the Shares; (3) computing and disseminating the net asset value of the Company in accordance with the LLC Agreement; (4) preparing for review the annual financial statements of the Company, as well as quarterly reports regarding the Company’s performance and net asset value; and (5) performing additional services, as agreed upon, necessary in connection with the administration of the Company.

The Administrator is paid on a monthly basis an Administrative Fee, based on estimated asset levels during the first twelve months of the Company’s operation, of approximately 0.21% of the net assets of the Company. (The Administrative Fee varies according to the Company’s net assets.) The Administrator is also reimbursed by the Company for out-of-pocket expenses, including those of any third party retained to assist the Administrator, relating to services provided to the Company. The Administrative Fee may be renegotiated from time to time between the parties. The Administration Agreement may be terminated at any time by either party upon not less than 90 days’ written notice.

CUSTODIAN AND ESCROW AGENT

U.S. Bank, N.A., serves as the Custodian of the assets of the Company, and may maintain custody of such assets with U.S. subcustodians and foreign custody managers (which may be banks, trust companies, securities depositories and clearing agencies), subject to terms and conditions of the global custody agreement approved by the Board of Directors. Assets of the Company are not held by the Adviser or commingled with the assets of other accounts, except to the extent that securities may be held in the name of the Custodian, subcustodian or foreign custody manager in a securities depository, clearing agency or omnibus customer account. U.S. Bank, N.A. Custody Operations is located at 1555 N. River Center Drive, Suite 302, Milwaukee, WI, 53212.

U.S. Bank, N.A. may also act as Escrow Agent with respect to subscription monies received from prospective investors in advance of dates when Shares may be subscribed for and monies may be transmitted to the Company. The Escrow Agent’s principal business address is 1555 N. River Center Drive, Suite 302, Milwaukee, WI, 53212.

COMPANY EXPENSES

The Company will bear its own operating and other expenses, including, but not limited to, organizational and initial offering expenses; ongoing offering expenses; directors’ fees (including directors and officers/errors and omissions insurance); fidelity bond expenses; administrative expenses (including fees and expenses of the Administrator or any successor administrator); legal, tax, custodial, audit, professional, escrow, internal and external fund accounting, transfer agency and valuation expenses; corporate licensing and printing expenses; record keeping expenses; expenses incurred in communicating with Shareholders, including the costs of preparing, printing and mailing reports to Shareholders (but not to prospective investors which costs will be borne by the Adviser), and extraordinary expenses. Company expenses will also include investment-related expenses, including, but not limited to, brokerage commissions, dealer mark-ups, and other transactions costs on its cash management; interest expense on any borrowings it may make; and any subscription or redemption charges imposed by the Portfolio Funds. The Adviser will bear expenses incurred in the operation of its business (such as rent for office space, telephone lines, news and quotation equipment, employees’ salaries and computer facilities).

As noted above, in consideration of the administrative services provided by the Administrator to the Company, the Company pays the Administrator the Administrative Fee and also reimburses the

Administrator’s out-of-pocket expenses related to services provided to the Company. These fees and the reimbursement of out-of-pocket expenses are an expense out of the Company’s assets and are reflected as reductions to the net asset value attributable to each Shareholder’s Shares (including Shares held by the Adviser and any of its affiliates).

Portfolio Funds bear various expenses in connection with their operations similar to those incurred by the Company. Portfolio Fund Managers generally will assess asset-based fees to and receive performance-based compensation from the Portfolio Funds (or their investors), which effectively will reduce the investment returns of the Portfolio Funds. These expenses, fees and allocations will be in addition to those incurred by the Company itself. As an investor in the Portfolio Funds, the Company will bear its proportionate share of the expenses and fees of the Portfolio Funds and will also be subject to performance allocations to the Portfolio Fund Managers.

MANAGEMENT FEE

In consideration of the advisory and other services provided by the Adviser, the Company pays the Adviser a monthly fee at the annual rate of 1.0% of the Company’s average month-end net assets (the “Base Fee”) and the Adviser (or an affiliated company of the Adviser that it designates) an annual performance-based incentive fee determined as a percentage of the net profits (the “Incentive Fee,” together with the Base Fee referred to as the “Management Fee”).

The Incentive Fee is equal to 5% of the net profits (taking into account net realized and unrealized gains or losses and net investment income or loss), if any, subject to reduction of that excess for prior losses that have not been previously offset against net profits. The reduction for prior losses not previously offset by subsequent profits establishes what is typically referred to as a “high water mark”. The Incentive Fee will be accrued monthly and is generally payable annually. No Incentive Fee will be accrued or payable for any period unless losses from prior periods have been recovered by the Company. The Adviser is under no obligation to repay any Incentive Fee previously paid by the Company to the Adviser, notwithstanding subsequent losses, but will reverse certain accruals as described below.

As to the monthly Incentive Fee accruals, the Company will calculate a liability for the Incentive Fee each month based on the Company’s performance. The Company’s net asset value will be reduced or increased each month to reflect this calculation, with an increase resulting only from an offset of prior accruals. If the Company is in a net loss situation or has not recovered losses from prior periods (i.e., has not regained its high water mark), there will be no accrual or offset of prior accruals and no Incentive Fee will be paid. If the situation arises, the Company will keep track of its high water mark or “cumulative loss” on a monthly basis. In effect, the Company’s net asset value will be decreased by these accruals during periods of net profits, while net asset value will be increased by any offsets of previously accrued Incentive Fees resulting from subsequent losses.

Because of the monthly accrual of the Incentive Fee, an investor who buys Shares will pay a price per Share equal to the Company’s net asset value per Share adjusted to reflect accruals during the course of the year. To the extent accruals are offset subsequently as a result of later net losses, investors who purchased Shares at the time a positive accrual was in effect will benefit disproportionately from the offset relative to Shareholders who held Shares during the period the positive accruals were applied.

As of the date of this Prospectus, the Company has not made any payments to the Adviser under the Investment Advisory Agreement.

DISTRIBUTION POLICY

Dividends

The Company expects to make distributions necessary to maintain its qualification as a regulated investment company under the Code and to avoid corporate-level federal income tax. The Company also expects to make distributions at such times and in such amounts as to avoid the imposition of federal excise tax. However, it is possible that some excise tax will be incurred and, although not currently anticipated, there are circumstances in which the Company may elect not to make the distributions necessary to avoid this tax. The Company intends to distribute all of its net investment income and realized net capital gains, if any, at least annually. The Administrator also serves as the dividend disbursing agent for the Company.

Automatic Dividend Reinvestment Plan

Pursuant to the Company’s Automatic Dividend Reinvestment Plan (a “Plan”), unless a Shareholder is ineligible or otherwise elects, all distributions of dividends and capital gains will be automatically reinvested by the Company in additional Shares of the Company. Election not to participate in the Plan and to receive all dividends and capital gain distributions in cash may be made by notice to the Company or the Administrator.

After the Company declares a dividend or determines to make a capital gain distribution, participants will be issued additional Shares at their then net asset value. Notice of each such Share transaction will be furnished as soon as practicable but not later than sixty (60) days after the date thereof, together with information relevant for personal and tax records.

In the case of persons, such as banks, brokers or nominees, which hold Shares for others who are the beneficial owners, the Plan will be administered on the basis of the number of Shares certified from time to time by the record holders as representing the total amount registered in the record holder’s name and held for the account of beneficial owners who are participants in the Plan. Shareholders who intend to hold their shares through a broker or nominee should contact such broker or nominee to determine whether or how they may participate in the Plan.

The automatic reinvestment of dividends and distributions will not relieve participants of any U.S. federal income tax that may be payable on such dividends or distributions. See “Tax Aspects.”

There is no charge to participants for reinvesting dividends or capital gain distributions through the Plan. Any fees associated with the handling of the reinvestment of dividends and distributions will be paid by the Company. The Company reserves the right to amend or terminate the Plan as applied to any dividend or distribution paid subsequent to written notice of the change sent to all affected Shareholders at least 90 days before the record date for the dividend or distribution.

NET ASSET VALUATION

The Company will calculate its net asset value as of the close of business on the last business day of each calendar month and such other dates as the Board of Directors, upon advice from the Adviser, may determine in its discretion. In determining its net asset value, the Company generally values its investments as of month-end.

The net asset value of the Company equals the value of its assets, less all of its liabilities, including accrued fees and expenses. The net asset value per Share equals the net asset value of the

Company divided by the number of its outstanding Shares. The Board of Directors has approved procedures pursuant to which the Company’s investments in Portfolio Funds are valued at fair value. In accordance with these procedures, fair value as of each month-end ordinarily is the value determined as of such month-end for each Portfolio Fund in accordance with the Portfolio Fund’s valuation policies and reported at the time of the Company’s valuation. As a general matter, the fair value of the Company’s interest in a Portfolio Fund represents the amount that the Company could reasonably expect to receive from a Portfolio Fund if its interest were redeemed at the time of valuation, based on information reasonably available at the time the valuation is made and that the Company believes to be reliable. In the unlikely event that a Portfolio Fund does not report a month-end value to the Company on a timely basis, the Company would determine the fair value of such Portfolio Fund based on the most recent value reported by the Portfolio Fund, as well as any other relevant information available at the time the Company values its portfolio.

Prior to investing in any Portfolio Fund, the Adviser will conduct a due diligence review of the valuation methodology utilized by the Portfolio Fund. Although procedures approved by the Board of Directors provide that the Adviser will review the valuations provided by the Portfolio Fund Managers of the Portfolio Funds, neither the Adviser nor the Board of Directors will be able to confirm independently the accuracy of valuations provided by such Portfolio Fund Managers (which are unaudited).

The Company’s valuation procedures require the Adviser to consider all relevant information available at the time the Company values its portfolio. The Adviser and/or the Board of Directors will consider such information, and may conclude in certain circumstances that the information provided by the Portfolio Fund Manager of a Portfolio Fund does not represent the fair value of the Company’s interests in the Portfolio Fund. Although redemptions of interests in Portfolio Funds are subject to advance notice requirements, Portfolio Funds typically will make available net asset value information to holders representing the price at which, even in the absence of redemption activity, the Portfolio Fund would have effected a redemption if any such requests had been timely made or if, in accordance with the terms of the Portfolio Fund’s governing documents, it would be necessary to effect a mandatory redemption. Following procedures adopted by the Board of Directors, in the absence of specific transaction activity in interests in a particular Portfolio Fund, the Company would consider whether it was appropriate, in light of all relevant circumstances, to value such a position at its net asset value as reported at the time of valuation, or whether to adjust such value to reflect a premium or discount to net asset value. For example, when a Portfolio Fund imposes extraordinary restrictions on redemptions, or when there have been no recent transactions in Portfolio Fund interests, the Company may determine that it is appropriate to apply such a discount. Any such decision would be made in good faith, and subject to the review and supervision of the Board of Directors.

The Adviser assesses the accuracy of each Portfolio Fund’s reported monthly net asset value using various means. These may include comparing a reported valuation with one or more strategy-specific benchmarks that the Adviser believes correlate with the strategy of the Portfolio Fund; discussing the performance of the Portfolio Fund with the Portfolio Fund Manager’s personnel; or reviewing and analyzing the Portfolio Fund’s audited financial statements.

The valuations reported by the Portfolio Fund Managers of the Portfolio Funds, upon which the Company calculates its month-end net asset value and net asset value per Share, may be subject to later adjustment, based on information reasonably available at that time. For example, fiscal year-end net asset value calculations of the Portfolio Funds are audited by those funds’ independent registered public accountants and may be revised as a result of such audits. Other adjustments may occur from time to time. Such adjustments or revisions, whether increasing or decreasing the net asset value at the time they occur, because they relate to information available only at the time of the adjustment or revision, will not affect the amount of the repurchase proceeds received by Shareholders who had their Shares repurchased prior to such adjustments and received their repurchase proceeds. As a result, to the extent that such subsequently adjusted valuations from the Portfolio Fund Managers or revisions to net asset value of a Portfolio Fund adversely affect the Company’s net asset value, the outstanding Shares of the Company will be adversely affected by prior repurchases to the benefit of Shareholders who had their Shares repurchased at a net asset value per Share higher than the adjusted amount. Conversely, any increases in the net asset value per Share resulting from such subsequently adjusted valuations will be entirely for the benefit of the holders of the outstanding Shares and to the detriment of Shareholders who previously had their Shares repurchased at a net asset value per Share lower than the adjusted amount. Shareholders purchasing Shares may be affected in a similar way, because the same principles apply to the purchase of Shares.

The procedures approved by the Board of Directors provide that, where deemed appropriate by the Adviser and consistent with the 1940 Act, investments in Portfolio Funds may be valued at cost. Cost would be used only when cost is determined to best approximate the fair value of the particular security under consideration. For example, cost may not be appropriate when the Company is aware of sales of similar securities to third parties at materially different prices or in other circumstances where cost may not approximate fair value (which could include situations where there are no sales to third parties). In such a situation, the Company’s investment will be revalued in a manner that the Adviser, in accordance with procedures approved by the Board of Directors, determines in good faith best reflects approximate fair value. The Board of Directors will be responsible for ensuring that the valuation policies utilized by the Adviser are fair and consistent with applicable regulatory guidelines.

Expenses, including the Management Fee and the costs of any borrowings, are accrued on a monthly basis on the day net asset value is calculated and taken into account for the purpose of determining net asset value.

Prospective investors should be aware that situations involving uncertainties as to the valuation of portfolio positions could have an adverse effect on the Company’s net assets if the Board of Directors’ or the Adviser’s judgments regarding appropriate valuations should prove incorrect. Also, Portfolio Fund Managers to the Portfolio Funds may provide determinations of the net asset value of Portfolio Funds only on a weekly or monthly basis (or less frequently), in which event it will not be possible to determine the net asset value of the Company more frequently. Because the values assigned to one or more Portfolio Funds may be subject to later adjustment based on information not reasonably available at the time of the Company’s fair valuation, the Company’s issuance or repurchase of Shares at net asset value based on the fair value of its assets may have the effect of diluting or increasing the economic interest of existing Shareholders, as well as those Shareholders who purchased and/or had their Shares repurchased.

CONFLICTS OF INTEREST

In the ordinary course of business, the Adviser engages in activities in which the Adviser’s interests or the interests of its clients may conflict with the interests of the Company or the Shareholders. The discussion below sets out such conflicts of interest that may arise; conflicts of interest not described below may also exist. The Adviser can give no assurance that any conflicts of interest will be resolved in favor of the Company or the Shareholders. In acquiring Shares, a Shareholder will be deemed to have acknowledged the existence of potential conflicts of interest relating to the Adviser and to the Company’s operating in the face of those conflicts.

The Adviser’s Activities—The Adviser conducts a variety of asset management activities, including sponsoring and providing investment management services to unregistered investment funds, as well as serving as investment sub-manager to another company registered under the 1940 Act. The Adviser’s investment management activities may present conflicts if the Company and these other investment funds either compete for the same investment opportunity or pursue investment strategies counter to each other.

Voting Rights in Private Funds—From time to time, sponsors of Portfolio Funds may seek the approval or consent of the investors in the funds in connection with certain matters. In such a case, the Adviser will have the right to vote in its discretion the interest in the Portfolio Fund held by the Company, on behalf of the Company. The Adviser will consider only those matters it considers appropriate in taking action with respect to the approval or consent. Business relationships may exist between the Adviser and its affiliates, on the one hand, and the Advisers and affiliates of the Portfolio Funds, on the other hand, other than as a result of the Company’s investment in the Portfolio Funds. As a result of these existing business relationships, the Adviser may face a conflict of interest acting on behalf of the Company and its Shareholders.

The Company may, for regulatory reasons such as to avoid potential affiliation issues, limit the amount of voting securities it holds in any particular Portfolio Fund, and may as a result hold all or a substantial portion of its interests in non-voting form. This may entail the Company subscribing for a class of securities that is not entitled to vote or contractually waiving voting rights.

Client Relationships—The Adviser has existing and potential relationships with a significant number of sponsors and managers of Portfolio Funds, corporations and institutions. In providing services to its clients and the Company, the Advisor may face conflicts of interest with respect to activities recommended to or performed for the clients, and the Company, the Shareholders and/or the Portfolio Funds. In addition, these client relationships may present conflicts of interest in determining whether to offer certain investment opportunities to the Company.

Diverse Membership; Relationships with Shareholders—The Shareholders are expected to include entities organized under U.S. law and in various jurisdictions that may have conflicting investment, tax and other interests with respect to their investments in the Company. The conflicting interests of individual Shareholders may relate to or arise from, among other things, the nature of investments made by the Company, the structuring of the acquisition of investments of the Company, and the timing of disposition of investments. This structuring of the Company’s investments and other factors may result in different returns being realized by different Shareholders. Conflicts of interest may arise in connection with decisions made by the Adviser, including decisions with respect to the nature or structuring of investments that may be more beneficial for one Shareholder than for another, especially with respect to Shareholders’ individual tax situations. In selecting Portfolio Funds for the Company, the Adviser will consider the investment and tax objectives of the Company as a whole, not the investment, tax or other objectives of any Shareholder individually.

Related Funds—The personnel of the Adviser provide advisory services to various other funds (mostly funds of hedge funds). Conflicts of interest may arise for the Adviser in connection with certain transactions involving investments by the Company in Portfolio Funds and investments by other funds advised by the Adviser, or sponsored or managed by the Adviser, in the same Portfolio Funds. Conflicts of interest may also arise in connection with investments in the Company by other funds advised or managed by the Adviser. Such conflicts could arise, for example, with respect to the timing, structuring and terms of such investments and the disposition of them. The Adviser or an affiliate may determine that an investment in a Portfolio Fund is appropriate for a particular client or for itself or its officers, directors, members or employees, but that the investment is not appropriate for the Company. Situations also may arise in which the Adviser or an affiliate, or their clients, has made investments that would have been suitable for investment by the Company but, for various reasons, were not pursued by, or available to, the Company. The investment activities of the Adviser, its affiliates and any of their respective officers, directors, members or employees may disadvantage the Company in certain situations, if, among other reasons, the investment activities limit the Company’s ability to invest in a particular Portfolio Fund.

Other Advisory Clients—The Adviser or its affiliates provide investment management services to other clients, and may do so regardless of whether the investment policies of those clients are similar to, or differ from, those of the Company. In addition, the Adviser or its affiliates may give advice and take action in the performance of their duties to clients that may differ from advice given, or the timing and nature of action taken, with respect to the Company. Neither the Adviser nor its affiliates will have any obligation to purchase or sell, or recommend for purchase or sale, for the account of the Company any investment or other property that the Adviser or its affiliates may purchase or sell, or recommend for purchase or sale, for its own account or the account of any other client. By reason of investment advisory activities, the Adviser or its affiliates may from time to time acquire privileged and/or confidential information about corporations or other entities and their securities and such entities will not be free to divulge such information to the Adviser or the Company or to otherwise act upon it.

Management of the Company—Personnel of the Adviser and its affiliates will devote such time as the Adviser and its affiliates, in their discretion, deem necessary to carry out the operations of the Company. Officers and employees of the Adviser and its affiliates will also work on other projects (including other clients served by the Adviser and its affiliates), and conflicts of interest may arise in allocating management time, services or functions among the affiliates.

Indemnities—Pursuant to the various agreements with the Company, the Adviser and certain of the affiliates of each of these are entitled to indemnities from the Company for certain liabilities, costs and expenses they incur.

Determination of Fair Value—In determining the fair value of its assets not traded on regulated exchanges, subject to procedures adopted by the Board of Directors, the Company will typically rely on values provided by the Adviser and the Advisers. The Adviser and the Advisers generally will face a conflict of interest in valuing such securities because these values will affect their compensation.

DISCLOSURE OF PORTFOLIO HOLDINGS

The Company’s portfolio holdings are made public, as required by law, in the Company’s annual and semi-annual reports. These reports are filed with the SEC and mailed to Shareholders approximately 60 days after the last day of the relevant period. (In addition, these reports are available upon request.) Also as required by law, the Company’s portfolio holdings are reported to the SEC approximately 60 days after the last day of the Company’s first or third fiscal quarterly period. Selected holdings, as well as certain statistical information relating to portfolio holdings, such as asset-class breakdowns or performance, is made available to Shareholders in their quarterly letter from the Company, which generally is sent 30 days following the end of the relevant quarter. As should be clear, because the Company considers current portfolio holding information proprietary, such information is typically withheld for some time before being made public.

When authorized by appropriate executive officers of the Company, portfolio holdings information may be given more frequently than as just described to third-party service providers and certain affiliated persons of the Company. As of the date of this registration statement, in addition to the Adviser and its personnel, these persons are limited to the Administrator and the Custodian (full portfolio daily, no lag), internal and external accounting personnel (full portfolio daily, no lag), and the Company’s independent registered public accounting firm. Finally, on occasion the Company may disclose one or more individual holdings to pricing or valuation services or securities dealers for assistance in considering the valuation of the relevant holdings. In such cases, the information provided is subject to limitations on use intended to prohibit the recipient from trading on or inappropriately further disseminating it. As part of the internal policies and procedures, conflicts between the interests of the Shareholders and those parties receiving portfolio information will be considered. In addition to the Company’s policies and procedures in this area, a number of fund service providers maintain their own written procedures limiting use and further transmission of portfolio holdings information disclosed to them. Neither the Company nor the Adviser (nor its affiliates) receives any compensation in connection with the disclosure of information to these parties, and all such arrangements are pursuant to general guidelines approved by the Board of Directors, which has determined that they are appropriate and in the best interest of Shareholders. These policies and procedures will be reviewed by the Directors on an annual basis, for adequacy and effectiveness, in connection with the Company’s compliance program under Rule 38a-1 under the 1940 Act; and related issues will be brought to the attention of the Directors on an as appropriate basis.

Additionally, the Adviser (or its personnel) from time to time may comment to the press, Shareholders, prospective investors or investor fiduciaries or agents (orally or in writing) on one or more of the Company’s portfolio securities or may state that the Company recently acquired or disposed of interests in a particular issuer. This commentary also may include such statistical information as industry, country or asset-class exposure, credit quality information, specialized financial characteristics (alpha, beta, maturity, sharpe ratio, standard deviation, default rate, etc.), price comparisons to various measures, portfolio turnover and the like. No comments may be made, however, if likely to permit, in the sole judgment of the Adviser, inappropriate trading of Shares or of portfolio securities of the Company.

SUBSCRIPTIONS FOR SHARES

Subscription Terms

The Company intends to accept initial and additional subscriptions for Shares made after the Closing Date (expected to be on or about August 1, 2007), as of the first business day of each calendar month, except that the Company may offer Shares more frequently as determined by the Board of Directors. Any amounts received in advance of the initial or subsequent closings will be placed in an escrow account with the Escrow Agent prior to their investment in the Company. The investor must also submit a completed subscription agreement and any other required documentation before the applicable subscription date, which must be received by the Company at least three business days prior to the proposed subscription date (or, if any such date is not a business day, the immediately preceding business day). The Company reserves the right to reject any subscription for Shares, and the Company may, in its sole discretion, suspend subscriptions for Shares at any time and from time to time. To assist the Company in meeting its “know your customer” obligations, subscriptions generally will be accepted only from investors who have had a prior business relationship with the Adviser. Subscriptions are subject to the receipt of cleared funds from such account, prior to the applicable subscription date and in the full amount of the subscription. Cleared funds must be available in such account no later than three business days prior to the particular subscription date. Although the Administrator may accept, in the Company’s sole discretion, a subscription prior to receipt of cleared funds, an investor may not become a Shareholder until cleared funds have been received.

Shares are offered at their net asset value per Share, and each Share subscribed for represents a capital investment in the Company in that amount. The minimum initial investment from each investor is $25,000 (subject to waiver), and the minimum additional investment is $10,000. The minimum initial and additional investments may be reduced by the Company with respect to individual investors or classes of investors (for example, with respect to certain key employees, officers or directors of the Company, the Adviser or their affiliates). The Board of Directors may, in its discretion, cause the Company to repurchase a Shareholder’s entire interest in the Company (i.e., all Shares held by the

Shareholder) if the Shareholder’s investment balance, as a result of repurchase or transfer requests by the Shareholder, is less than $25,000.

Each new Shareholder must agree to be bound by all of the terms of the LLC Agreement. Each potential investor must also represent and warrant in a subscription agreement, among other things, that the investor is an “Eligible Investor” as described below and is purchasing Shares for his, her or its own account, and not with a view to the distribution, assignment, transfer or other disposition of the Shares.

Initial and any additional purchases of Shares will be payable in one installment. Although the Company may accept contributions of securities in the sole discretion of the Board of Directors, the Company has no intention at present of doing so. If the Company chooses to accept a contribution of securities, the securities would be valued in the same manner as the Company values its other assets.

Following the receipt of the initial subscriptions for Shares under this Prospectus, the Board of Directors may determine to liquidate the Company. Factors that would cause the Board of Directors to make such a determination may include unexpectedly low numbers of initial subscriptions or significant changes in market conditions affecting the instruments in which the Company proposes to invest, in each case to the extent the same would materially impair the launch of the Company’s investment program. The Company would then liquidate as soon as practicable, and return to Shareholders the amount of their subscriptions plus accrued interest, if any.

Eligible Investors

Each prospective investor will be required to certify that the Shares subscribed for are being acquired directly or indirectly for the account of an “accredited investor” as defined in Regulation D under the 1933 Act. Investors who are “accredited investors” as defined in Regulation D (generally, individuals having a net worth of at least $1 million or entities having total assets of at least $5 million or entities all of whose beneficial owners are themselves accredited investors) and “qualified client” as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the “1940 Act”) (generally, individuals and entities having at least $750,000 under the management of the investment adviser or individuals and entities having a net worth of at least $1.5 million or individuals and entities that are “qualified purchasers” for purposes of Section 3(c)(7) of the 1940 Act). Investors who meet these qualification requirements are referred to in this Prospectus as “Eligible Investors.” In addition, to assist the Company in meeting its “know your customer” obligations, an Eligible Investor generally must have had a prior business relationship with the Adviser. Existing Shareholders subscribing for additional Shares must be Eligible Investors at the time of each additional subscription. Qualifications that must be met in becoming a Shareholder are summarized in the subscription agreement that must be completed by each prospective investor and are described in detail in Appendix A to the Prospectus.

REDEMPTIONS, REPURCHASES AND TRANSFERS OF SHARES

No Right of Redemption

No Shareholder or other person holding Shares acquired from a Shareholder will have the right to require the Company to redeem the Shares. No public market for Shares exists, and none is likely to develop in the future. Consequently, Shareholders may not be able to liquidate their investment other than as a result of repurchases of Shares by the Company, as described below.

Repurchases of Shares

The Company may from time to time repurchase Shares from Shareholders in accordance with written tenders by Shareholders at those times, in those amounts, and on terms and conditions as the Board of Directors may determine in its sole discretion. Each such repurchase offer may be limited and will generally apply only to a portion of the net assets of the Company. In determining whether the Company should offer to repurchase Shares from Shareholders, the Board of Directors will consider the recommendation of the Adviser. The Adviser expects that it will recommend to the Board of Directors that the Company offer to repurchase Shares from Shareholders quarterly on the last business day of March, June, September and December. In determining whether to accept such a recommendation, the Board of Directors will consider the following factors, among others:

•	whether any Shareholders have requested to tender Shares to the Company;
•	the liquidity of the Company’s assets (including fees and costs associated with withdrawing from Portfolio Funds);
•	the investment plans and working capital and reserve requirements of the Company;
•	the relative scale of the tenders with respect to the size of the Company;
•	the history of the Company in repurchasing Shares;
•	the availability of information as to the value of the Company’s interests in underlying Portfolio Funds;
•	the existing conditions of the securities markets and the economy generally, as well as political, national or international developments or current affairs;
•	any anticipated tax or regulatory consequences to the Company of any proposed repurchases of Shares; and
•	the recommendations of the Adviser.

The Company will repurchase Shares from Shareholders pursuant to written tenders on terms and conditions that the Board of Directors determines, in its sole discretion, to be fair to the Company and to all Shareholders. The value of a Shareholder’s Shares that are being repurchased will be the value of the Shares as of the date of their repurchase (i.e., as of the relevant Valuation Date described below). When the Board of Directors determines that the Company will repurchase Shares, notice will be provided to Shareholders describing the terms of the offer, containing information Shareholders should consider in deciding whether to participate in the repurchase opportunity and containing information on how to participate. Shareholders deciding whether to tender Shares during the period that a repurchase offer is open may obtain the net asset value of their Shares by contacting the Administrator during the period at the contact number provided in the Shareholder’s repurchase materials. Notwithstanding the foregoing, the Company will not repurchase any Shares, or any portion of them, that have been held by the tendering Shareholder for less than one year.

Repurchases of Shares from Shareholders by the Company may be paid, in the discretion of the Company, in cash, or by the distribution of securities in kind, or partly in cash and partly in kind. The Company, however, expects not to distribute securities in kind except in the unlikely event that making a cash payment would result in a material adverse effect on the Company or on Shareholders not tendering

Shares for repurchase. Repurchases will be effective after receipt and acceptance by the Company of all eligible written tenders of Shares from Shareholders. Any in-kind distribution of securities will be valued in accordance with the LLC Agreement and will be distributed to all tendering Shareholders on a proportional basis. The Company does not impose any charges in connection with repurchases of Shares.

In light of liquidity constraints associated with investments in Portfolio Funds and that the Company may have to effect withdrawals from those Funds to pay for Shares being repurchased, the Company expects to employ the following repurchase procedures:

•

A Shareholder choosing to tender Shares for repurchase must do so by the Notice Date, which generally will be the 25th calendar day of the second month prior to that containing the date as of which Shares are to be repurchased. Shares or portions of them will be valued as of the Valuation Date, which is generally expected to be the last business day of March, June, September or December. This means, for example, that the Notice Date for a repurchase offer having a December 31 Valuation Date would be October 25. Tenders are not revocable following the Notice Date.

•	The Company will not repurchase any Shares, or any portion of them, from a Shareholder who has been invested in the Company for less than one year.
•

Promptly after accepting any tender, the Company will give to each Shareholder a promissory note (the “Promissory Note”) entitling the Shareholder to be paid an amount equal to the value, determined as of the Valuation Date, of the Shareholder’s Shares accepted for repurchased.

•

The Promissory Note will be non-interest bearing and non-transferable. Payment in respect of the Promissory Note will be made as of the later of (1) a period of within 30 days after the Valuation Date, or (2) if the Company has requested withdrawals of its capital from any Portfolio Funds in order to fund the repurchase of Shares, within ten business days after the Company has received at least 90% of the aggregate amount withdrawn from the Portfolio Funds.

•

Although the amounts required to be paid by the Company under the Promissory Note will generally be paid in cash, the Company may under certain limited circumstances pay all or a portion of the amounts due by an in-kind distribution of securities.

If modification of the Company’s repurchase procedures as described above is deemed necessary to comply with regulatory requirements, the Board of Directors will adopt revised procedures reasonably designed to provide Shareholders substantially the same liquidity for Shares as would be available under the procedures described above.

Payment for repurchased Shares may require the Company to liquidate portfolio holdings earlier than the Adviser would otherwise have caused these holdings to be liquidated, potentially resulting in losses, and may increase the Company’s investment-related expenses as a result of higher portfolio turnover rates. Liquidation of portfolio holdings to fund repurchases of Shares also may result in the Company incurring redemption, withdrawal or similar fees charged by one or more Portfolio Funds. The Adviser intends to take measures, subject to such policies as may be established by the Board of Directors, to attempt to avoid or minimize potential losses and expenses resulting from the repurchase of Shares.

A Shareholder tendering for repurchase only a portion of its Shares will be required to maintain an investment balance of at least $25,000 after giving effect to the repurchase. If a Shareholder tenders an amount that would cause its investment balance to fall below the required minimum, the Company reserves the right to reduce the amount to be repurchased from the Shareholder so that the required minimum balance is maintained or to repurchase the Shareholder’s entire interest in the Company.

The Company may repurchase Shares, or any portion of them, of a Shareholder or any person acquiring Shares from or through a Shareholder, without consent or other action by the Shareholder or other person, if the Board of Directors in its sole discretion determines that:

•

the Shares have been transferred in violation of the LLC Agreement or have vested in any person other than by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder;

•

ownership of the Shares by a Shareholder or other person is likely to cause the Company to be in violation of, or subject the Company to additional registration or regulation under the securities, commodities or other laws of the United States or any other relevant jurisdiction;

•

continued ownership of the Shares by a Shareholder may be harmful or injurious to the business or reputation of the Company, the Board of Directors, the Adviser or any of their affiliates, or may subject the Company or any Shareholder to an undue risk of adverse tax or other fiscal or regulatory consequences;

•	any of the representations and warranties made by a Shareholder or other person in connection with the acquisition of Shares was not true when made or has ceased to be true;
•

with respect to a Shareholder subject to Special Laws or Regulations, the Shareholder is likely to be subject to additional regulatory or compliance requirements under these Special Laws or Regulations by virtue of continuing to hold Shares; or

•	it would be in the best interests of the Company for the Company to repurchase the Shares or a portion of them.

In the event that the Adviser or any of its affiliates holds Shares in the capacity of a Shareholder, the Shares may be tendered for repurchase in connection with any repurchase offer made by the Company.

Transfers of Shares

Except as otherwise described below, no person may become a substituted Shareholder without the written consent of the Company, which consent may be withheld for any reason or no reason in its sole discretion. Shares held by a Shareholder may be transferred only:

•	by operation of law as a result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of the Shareholder; or
•

under certain limited circumstances, with the written consent of the Company, which may be withheld in its sole discretion and is expected to be granted, if at all, only under extenuating circumstances.

Notice to the Company of any proposed transfer of Shares must include evidence satisfactory to the Company that the proposed transferee meets any requirements imposed by the Company with respect to investor eligibility and suitability, including the requirement that any investor (or investor’s beneficial owners in certain circumstances) are Eligible Investors. Notice of a proposed transfer of Shares must also be accompanied by a properly completed subscription agreement in respect of the proposed transferee. The Company generally will not consent to a transfer of Shares by a Shareholder unless the transfer is to a single transferee or, after the transfer of the Shares, the Share balance of each of the transferee and transferor is not less than $25,000. A Shareholder transferring Shares may be charged reasonable expenses, including attorneys’ and independent registered public accountants’ fees, incurred by the Company or the Administrator in connection with the transfer. In connection with any request to transfer Shares, the Company may require the Shareholder requesting the transfer to obtain, at the Shareholder’s expense, an opinion of counsel selected by the Company as to such matters as the Company may reasonably request.

Any transferee acquiring Shares by operation of law as the result of the death, bankruptcy, insolvency, adjudicated incompetence or dissolution of a Shareholder or otherwise will be entitled to the allocations and distributions allocable to the Shares so acquired, to transfer the Shares in accordance with the terms of the LLC Agreement and to tender the Shares for repurchase by the Company, but will not be entitled to the other rights of a Shareholder unless and until the transferee becomes a substituted Shareholder as specified in the LLC Agreement. If a Shareholder transfers Shares with the approval of the Company, the Company will promptly take all necessary actions so that each transferee or successor to whom the Shares are transferred is admitted to the Company as a Shareholder.

In subscribing for Shares, a Shareholder agrees to indemnify and hold harmless the Company, the Board of Directors, the Adviser, each other Shareholder and any of their affiliates against all losses, claims, damages, liabilities, costs and expenses (including legal or other expenses incurred in investigating or defending against any losses, claims, damages, liabilities, costs and expenses or any judgments, fines and amounts paid in settlement), joint or several, to which those persons may become subject by reason of or arising from any transfer made by that Shareholder in violation of these provisions or any misrepresentation made by that Shareholder or a substituted Shareholder in connection with any such transfer.

TAX ASPECTS

The following is a summary of certain aspects of the U.S. federal income taxation of the Company and its Shareholders that should be considered by a prospective investor. The Company has not sought a ruling from the Internal Revenue Service (the “IRS”) or any other U.S. federal, state or local agency with respect to any tax matters affecting the Company, nor, except as noted below, has it obtained an opinion of counsel with respect to such matters. References in this summary to the tax consequences of the Company’s investments, activities, income, gain and loss include the direct investments, activities, income, gain and loss of the Company and those indirectly attributable to the Company as a result of investing in the Portfolio Funds.

The summary of the U.S. federal income tax treatment of the Company set out below is based upon the Code, judicial decisions, Treasury Regulations (proposed, temporary and final) (the “Regulations”) and administrative rulings in existence as of the date of this Prospectus, all of which are subject to change, possibly with retroactive effect. The summary does not discuss the effect, if any, of various proposals to amend the Code that could change certain of the tax consequences of an investment in the Company. Nor does the summary discuss all of the tax consequences that may be relevant to a particular investor or to certain investors subject to special treatment under the U.S. federal income tax laws, such as foreign persons, insurance companies, financial institutions, dealers, partnerships or other pass-through entities for U.S. federal income tax purposes and certain former citizens or residents of the United States. Each prospective Shareholder should consult with his, her or its own tax advisor in order to fully understand the U.S. federal, state, local and non-U.S. income tax consequences of an investment in the Company.

Entities generally exempt from U.S. federal income tax should, in addition to reviewing the discussion below, focus on those sections of this Prospectus regarding liquidity and other financial matters to determine whether the investment objective of the Company is consistent with their overall investment plans. Each prospective tax-exempt investor is urged to consult its own tax advisor regarding the tax consequences of the ownership and disposition of Shares.

Qualification as a Regulated Investment Company. The Company intends to elect to, and intends to meet the requirements necessary to, qualify for the special tax treatment afforded to regulated investment companies (“RICs”) under the Code. As long as the Company so qualifies and meets certain annual distribution requirements discussed below, the Company (but not its Shareholders) will not be subject to federal income tax on the part of its net ordinary income and net realized capital gains that it distributes to Shareholders. The Company intends to distribute substantially all of such income and gains.

To qualify for the favorable tax treatment of a RIC, the Company generally must distribute at least 90% of its investment company taxable income (as defined in the Code but without regard to the dividends-paid deduction) for the taxable year. The Company must also satisfy certain other requirements of the Code, some of which are described below. Distributions by the Company made during the taxable year or, under specified circumstances, within a period up to twelve months after the close of the taxable year, will be considered distributions of income and gains for the taxable year and will therefore count toward satisfaction of the above-mentioned requirement.

Generally, to qualify as a RIC, the Company must derive at least 90% of its gross income each taxable year from dividends, interest, certain payments with respect to securities loans, gains from the sale or other disposition of stock or securities or foreign currencies, net income derived from an interest in a qualified publicly traded partnership (“PTP”) and certain other income.

In addition to satisfying the requirements described above required for qualification as a RIC, the Company must satisfy an asset diversification test. The asset diversification test is applied at the level of the Portfolio Funds. Under that test, at the close of each quarter of the Company’s taxable year, at least 50% of the value of the Company’s assets must generally consist of cash and cash items, U.S. Government securities, securities of other regulated investment companies, and securities of other issuers. As to each of those other issuers, the Company must not have invested more than 5% of the value of the Company’s total assets in securities of each such issuer and the Company must not hold more than 10% of the outstanding voting securities of each such issuer. In addition, no more than 25% of the value of the Company’s total assets may be invested in the securities of any one issuer (other than U.S. Government securities and securities of other regulated investment companies) or in two or more issuers which the Company controls and which are engaged in the same or similar trades or businesses or related trades or businesses or securities of one or more qualified PTP. For purposes of this test, obligations issued or guaranteed by certain agencies or instrumentalities of the U.S. Government are treated as U.S. Government securities.

The ongoing requirements for qualification as a RIC require that the Company obtains information from the Portfolio Funds in which the Company is invested. The Adviser has established internal policies and procedures for monitoring the compliance process, including having engaged its auditors to review the asset diversification test results for the Company.

Failure to Qualify as a Regulated Investment Company. If, in any taxable year, the Company fails to qualify as a RIC under the Code, the Company would be taxed in the same manner as an ordinary corporation and all distributions out of current or accumulated earnings and profits to its Shareholders would generally be taxable to them.

Excise Tax. The Code requires a RIC to pay a nondeductible 4% excise tax to the extent the RIC does not distribute, during each calendar year, 98% of its ordinary income, determined on a calendar year basis, and 98% of its capital gain net income, determined, in general on an October 31 year end, plus certain undistributed amounts from the previous years. While the Company intends to distribute its income and capital gain net income in the manner necessary to avoid imposition of the 4% excise tax, it is possible that some excise tax will be incurred and, although not currently anticipated, there are circumstances in which the Company may elect not to make the distributions necessary to avoid this tax. In such event, the Company will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

Distributions

Dividends paid by the Company from its ordinary income or from its excess of net short-term capital gains over net long term capital losses (together referred to as “ordinary income dividends”) are taxable to Shareholders as ordinary income. Distributions made from the Company’s excess of net long term capital gains over net short term capital losses (“capital gain dividends”) are taxable to Shareholders as long term capital gains, regardless of the length of time the Shareholder has owned Shares. Any loss upon the sale or exchange of Shares held for six months or less will be treated as long-term capital loss to the extent of any capital gain dividends received by the Shareholder. Distributions in excess of the Company’s current or accumulated earnings and profits will first reduce the adjusted tax basis of a Shareholder’s Shares and, after such adjusted tax basis is reduced to zero, will constitute capital gain to such Shareholder (assuming the Shares are held as a capital asset). Long-term capital gain rates for individuals are currently taxed at a rate of 15% (with lower rates for individuals in the 10% and 15% rate brackets). Generally not later than 60 days after the close of its taxable year, the Company will provide its Shareholders with a written notice designating the amount of dividends paid during the year that qualify as capital gain dividends, as qualified dividend income (discussed below), and as ordinary income dividends.

Dividends are taxable to Shareholders even if they are reinvested in additional Shares of the Company. A portion of the Company’s ordinary income dividends attributable to the dividends received from domestic corporations, and are designated as such, may be eligible for the dividends received deduction allowed to corporations under the Code, if certain requirements are met. In addition, distributions of investment company taxable income that are designated by the Company as derived from “qualified dividend income” are currently taxed to individuals at the rates applicable to long-term capital gain. Qualified dividend income generally includes dividends from domestic corporations and dividends from foreign corporations that meet certain specified criteria. Certain holding period and other requirements must be met by both the Shareholder and the Company for distributions to be eligible for the corporate dividends received deduction or the preferential individual tax rates that apply to qualified dividend income, as the case may be.

If the Company pays a dividend in January that was declared in the previous October, November or December to Shareholders of record on a specified date in one of such months, then such dividend will be treated for tax purposes as being paid by the Company and received by its Shareholders on December 31 of the year in which the dividend was declared.

The Company may elect to retain its net capital gain or a portion thereof for investment and be taxed at corporate rates on the amount retained. In such case, it may designate the retained amount as undistributed capital gains in a notice to its Shareholders, who will be treated as if each received a distribution of its pro rata share of such gain, with the result that each Shareholder will (i) be required to report its pro rata share of such gain on its tax return as long-term capital gain, (ii) receive a refundable tax credit for its pro rata share of tax paid by the Company on the gain and (iii) increase the tax basis for its Shares by an amount equal to the deemed distribution less the tax credit.

If an investor buys Shares just before the record date of a dividend declared by the Company, the investor will receive that dividend. While the receipt of dividends shortly after a purchase of Shares by an investor may seem like a windfall to an investor, such dividends generally will have the effect of reducing the per share net asset value of the investor’s Shares by the per share amount of the dividends, subject to other market fluctuations. Such dividends, although in effect a return of capital, are subject to ordinary income or capital gain taxes. Accordingly, the timing of the purchase of the Shares may result in a return of a portion of the investment as taxable income. Therefore, prior to purchasing Shares, an investor should carefully consider the impact of ordinary income or capital gains dividends that are expected to be or have been announced.

Non-U.S. Shareholders. Ordinary income dividends paid to Shareholders who are non-resident aliens or foreign entities will be subject to a 30% U.S. withholding tax under existing provisions of the Code applicable to foreign individuals and entities unless a reduced rate of withholding is provided under applicable treaty law. However, for taxable years beginning after December 31, 2006 and before January 1, 2008, certain “interest-related dividends” and “short-term capital gain dividends” paid by the Company to a foreign Shareholder and designated by the Company as such would be eligible for an exemption from the 30% U.S. withholding tax. Interest-related dividends generally are dividends derived from certain interest income earned by the Company that would not be subject to such tax if earned by a foreign Shareholder directly. Short-term capital gain dividends generally are dividends derived from the excess of the Company’s net short-term capital gains over net long-term capital losses. Both “interest-related dividends” and “short-term capital gain dividends” must be designated as such by a written notice mailed to Shareholders no later than 60 days after the Company’s taxable year. The Company currently does not intend to designate dividends as “interest-related dividends” or “short-term capital gain dividends” and therefore dividends paid to non-U.S. Shareholders will not be eligible for this exemption.

A non-U.S. Shareholder would generally be exempt from U.S. federal income tax on capital gain dividends, any amounts retained by the Company that are designated as undistributed capital gains and any gains realized upon the sale or exchange of Shares of the Company. Nonresident Shareholders are urged to consult their own tax advisors concerning the applicability of the United States withholding tax.

Also, any distribution paid by the Company to a nonresident Shareholder for taxable years beginning after December 31, 2006 and before January 1, 2008 will, to the extent attributable to gain from the sale or exchange of a U.S. real property interest, be treated as gain recognized from the sale or exchange of a U.S. real property interest and taxed as such to a nonresident Shareholder.

Backup Withholding. Under certain provisions of the Code, some Shareholders may be subject to a withholding tax on ordinary income dividends, capital gain dividends and redemption payments (“backup withholding”). Generally, Shareholders subject to backup withholding will be those for whom no certified taxpayer identification number is on file with the Company or who, to the Company’s knowledge, have furnished an incorrect number. When establishing an account, an investor must certify under penalty of perjury that such number is correct and that such investor is not otherwise subject to backup withholding.

Sale or Exchange of Shares

Upon the sale or other disposition of Shares that a Shareholder holds as a capital asset, the Shareholder may realize a capital gain or loss in an amount equal to the difference between the amount realized and the Shareholder’s adjusted tax basis in the Shares sold. Such gain or loss will be long-term or short-term, depending upon the Shareholder’s holding period for the Shares. Generally, a Shareholder’s gain or loss will be a long-term gain or loss if the Shares have been held for more than one year. A loss realized on a sale or exchange of Shares will be disallowed if such Shares are acquired (whether through the automatic reinvestment of dividends or otherwise) within a 61-day period beginning 30 days before and ending 30 days after the date on which the Shares are disposed of. In such case, the basis of the Shares acquired will be adjusted to reflect the disallowed loss.

Foreign Taxes

Dividends and interest received by the Company may give rise to withholding and other taxes imposed by foreign countries. Tax conventions between certain foreign countries and the U.S. may reduce or eliminate such taxes. The Company will not be eligible to “pass through” to its Shareholders the amount of foreign taxes paid by the Company for foreign tax credit purposes.

Tax Treatment of Investments

References to investments and transactions discussed below include investments and transactions of both the Company and the various Portfolio Funds in which it invests.

Hedging and Derivative Transactions. The transactions of the Company are subject to special tax rules of the Code that may, among other things, (a) affect the character of gains and losses realized (with long-term capital gains generally subject to tax at lower rates than ordinary income), (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, and (c) accelerate the recognition of income without a corresponding receipt of cash (with which to make the necessary distributions to satisfy distribution requirements applicable to RICs). Operation of these rules could, therefore, affect the character, amount and timing of distributions to Shareholders. Special tax rules also will require the Company to mark to market certain types of positions in its portfolio (i.e., treat them as sold on the last day of the taxable year), and may result in the recognition of income without a corresponding receipt of cash. If the Company were to directly engage in transactions affected by these provisions, the Company intends to monitor its transactions, make appropriate tax elections and make appropriate entries in its books and records to mitigate, to the extent reasonably feasible, the effect of these tax rules and avoid any possible disqualification for the special treatment afforded RICs under the Code.

Other Investments. The Company may invest in zero coupon U.S. Treasury bonds and other debt securities that are issued at a discount or provide for deferred interest. Even though the Company may receive no actual current interest payments on these securities, it will be deemed to receive income equal, generally, to a portion of the excess of the face value of the securities over their issue price (“original issue discount”) each year that the securities are held. Since the original issue discount income earned by the Company in a taxable year may not be represented by cash income, it may have to dispose of securities, which it might otherwise have continued to hold, or borrow to generate cash in order to satisfy its distribution requirements. In addition, the Company’s investment in foreign currencies or foreign currency denominated or referenced debt securities, certain asset-backed securities and contingent payment and inflation-indexed debt instruments also may increase or accelerate the Company’s recognition of income, including the recognition of taxable income in excess of cash generated by such investments.

Section 1256 Contracts. The Code generally applies a “mark to market” system of taxing unrealized gains and losses on, and otherwise provides for special rules of taxation with respect to, Section 1256 Contracts. A Section 1256 Contract includes certain regulated futures contracts, certain non-U.S. currency forward contracts, and certain listed non-equity options. Section 1256 Contracts held by the Company at the end of a taxable year of the Company will be treated for U.S. federal income tax purposes as if they were sold by the Company at their fair market value on the last business day of the taxable year. The net gain or loss, if any, resulting from these deemed sales (known as “marking to market”), together with any gain or loss resulting from any actual sales of Section 1256 Contracts (or other termination of the Company’s obligations under such contract), must be taken into account by the Company in computing its taxable income for the year. Capital gains and losses from Section 1256 Contracts generally are characterized as short-term capital gains or losses to the extent of 40% of the gains or losses and as long-term capital gains or losses to the extent of 60% of the gains or losses.

Currency Transactions. To the extent that its investments are made in securities denominated in a non-U.S. currency, gain or loss realized by the Company frequently will be affected by the fluctuation in the value of such non-U.S. currencies relative to the value of the dollar. Gains or losses with respect to the Company’s investments in common stock of non-U.S. issuers will generally be taxed as capital gains or losses at the time of the disposition of the stock, subject to certain exceptions specified in the Code. Gains and losses of the Company on the acquisition and disposition of non-U.S. currency will be treated as ordinary income or loss. In addition, gains or losses on disposition of debt securities denominated in a non-U.S. currency to the extent attributable to fluctuation in the value of the non-U.S. currency between the date of acquisition of the debt security and the date of disposition will treated as ordinary income or loss. Gains or losses attributable to fluctuations in exchange rates that occur between the time the Company accrues interest or other receivable or accrues expenses or other liabilities denominated in a non-U.S. currency and the time the Company collects the receivables or pays the liabilities may be treated as ordinary income or loss.

The Company may acquire foreign currency forward contracts, enter into foreign currency futures contracts and acquire put and call options on foreign currencies. Generally, foreign currency regulated futures contracts and option contracts that qualify as “Section 1256 Contracts” (see “Section 1256 Contracts” above), will not be subject to ordinary income or loss treatment under Section 988. However, if the Company acquires foreign currency futures contracts or option contracts that are not Section 1256 Contracts, or any foreign currency forward contracts, any gain or loss realized by the Company with respect to such instruments will be ordinary, unless (i) the contract is a capital asset in the hands of the Company and is not a part of a straddle transaction and (ii) an election is made (by the close of the day the transaction is entered into) to treat the gain or loss attributable to such contract as capital gain or loss.

Unrelated Business Taxable Income

Generally, an exempt organization (including an individual retirement account) is exempt from U.S. federal income tax on its passive investment income, such as dividends, interest and capital gains. This general exemption from tax does not apply to the “unrelated business taxable income” (“UBTI”) of an exempt organization. Generally, income and gain derived by an exempt organization from the ownership and sale of debt-financed property is UBTI and, thus, taxable in the proportion to which such property is financed by “acquisition indebtedness” during the relevant period of time. However, a tax-exempt U.S. person investing in the Company will not realize UBTI with respect to an investment in Shares if the person does not borrow to make the investment. Tax-exempt U.S. persons are urged to consult their own tax advisors concerning the U.S. federal tax consequences of an investment in the Company.

Passive Foreign Investment Companies

If the Company purchases shares of an investment company (or similar investment entity) organized under foreign law, the Company will generally be treated as owning shares in a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes. The Company may be subject to U.S. federal income tax, and an interest charge (at the rate applicable to tax underpayments) on tax liability treated as having been deferred with respect to certain distributions from such a company and on gain from the disposition of the shares of such a company (collectively referred to as “excess distributions”), even if such excess distributions are paid by the Company as a dividend to its Shareholders. The Company may be eligible to make an election to be treated as a qualified electing fund (a “QEF election”) with respect to certain PFICs in which it owns shares that will allow it to avoid the taxes on excess distributions. However, a QEF election may cause the Company to recognize income in a particular year in excess of the distributions received from such PFICs. The Company may not be able to make this election with respect to many PFICs because of certain requirements that the PFICs would have to satisfy. Alternatively, the Company could elect to “mark-to-market” at the end of each taxable year all shares that it holds in PFICs because it expects to publish its net asset value at least annually. If it made this election, the Company would recognize as ordinary income any increase in the value of such shares as of the close of the taxable year over their adjusted basis and as ordinary loss any decrease in such value but only to the extent of previously recognized “mark-to-market” gains. By making the mark-to-market election, the Company could avoid imposition of the interest charge with respect to excess distributions from PFICs, but in any particular year might be required to recognize income (which generally must be distributed to Shareholders) in excess of the distributions it received from PFICs.

Tax Shelter Disclosure Regulations

Under Treasury regulations, if a Shareholder recognizes a loss with respect to Shares of $2 million or more for an individual Shareholder or $10 million or more for a corporate Shareholder, the Shareholder will likely have to file with the Internal Revenue Service a disclosure statement on Form 8886. Direct shareholders of portfolio securities are in many cases excepted from this reporting requirement, but under current guidance, shareholders of a regulated investment company are not excepted. Future guidance may extend the current exception from this reporting requirement to shareholders of most or all regulated investment companies. The fact that a loss is reportable under these regulations does not affect the legal determination of whether the taxpayer’s treatment of the loss is proper. Shareholders should consult their tax advisors to determine the applicability of these regulations in light of their individual circumstances.

Certain State and Local Taxation Matters

Ordinary income and capital gain dividends may also be subject to state and local taxes. Certain states exempt from state income taxation dividends paid by RICs that are derived from interest on U.S. Government obligations, although state law varies on this point.

THE FOREGOING IS A BRIEF SUMMARY OF CERTAIN MATERIAL INCOME TAX MATTERS THAT ARE PERTINENT TO PROSPECTIVE INVESTORS. THE SUMMARY IS NOT, AND IS NOT INTENDED TO BE, A COMPLETE ANALYSIS OF ALL PROVISIONS OF THE U.S. FEDERAL INCOME TAX LAW WHICH MAY HAVE AN EFFECT ON SUCH INVESTMENTS. THIS ANALYSIS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. ACCORDINGLY, PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN RESPECTIVE TAX ADVISORS WITH RESPECT TO THEIR OWN RESPECTIVE TAX SITUATIONS AND THE EFFECTS OF THIS INVESTMENT THEREON.

ERISA CONSIDERATIONS

ERISA and the Code impose certain requirements on employee benefit plans that are subject to Title I of ERISA or Section 4975 of the Code (each a “Plan”) and on those persons who are “fiduciaries” with respect to Plans. In considering an investment of the assets of a Plan subject to Title I of ERISA (an “ERISA Plan”) in the Shares, a fiduciary must, among other things, discharge its duties solely in the interest of the participants of such Plan and their beneficiaries and for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan. A fiduciary must act prudently and must diversify the investments of an ERISA Plan, as well as discharge its duties in accordance with the documents and instruments governing such Plan. In addition, a fiduciary may not cause a Plan to engage in certain transactions that are prohibited under ERISA or Section 4975 of the Code.

Before purchasing any Shares, a fiduciary of a prospective investor that is an employee benefit plan subject to the fiduciary responsibility and prohibited transaction rules in Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (an “ERISA Plan”) should determine whether an investment in the Shares is consistent with the fiduciary requirements of Section 404 of ERISA and whether the investment would result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

In determining whether to make an investment in the Shares, the fiduciary of a Plan should also consider whether the underlying assets of the Company will be considered “plan assets” within the meaning of ERISA and the United States Department of Labor Regulation 29 C.F.R. § 2510.3-101 (the “Plan Asset Regulation”).

Under the Plan Asset Regulation, because the Company will register as an investment company under the 1940 Act, the underlying assets of the Company would not be considered to be “plan assets” of any Plan investing in the Company for purposes of ERISA’s fiduciary responsibility and the prohibited transaction rules of ERISA and Section 4975 of the Code. For that reason, none of the Adviser, the Portfolio Fund Managers, the Custodian or the Escrow Agent will be fiduciaries with respect to those Plans within the meaning of ERISA.

Certain prospective Plan investors may currently maintain relationships with the Adviser, the Portfolio Fund Managers, the Custodian or the Escrow Agent or with other entities that are affiliated with such a person. Each of the Adviser, the Portfolio Fund Managers, the Custodian and the Escrow Agent and their affiliates may be deemed to be a “party in interest” or “disqualified person” to a Plan and/or a fiduciary of any ERISA Plan to which it provides investment management, investment advisory or other services. ERISA and Section 4975 of the Code prohibit Plan assets to be used for the benefit of a party in interest or a disqualified person and also prohibit an ERISA Plan fiduciary from using its position to cause the ERISA Plan to make an investment from which it or certain third parties in which the fiduciary has an interest would receive a fee or other consideration. Plan investors should consult with counsel to determine if participation in the Company is a transaction that is prohibited by ERISA or Section 4975 of the Code. A fiduciary of a Plan investing in the Company will be required to represent: that the decision to invest in the Company was made by it as a fiduciary that is independent of the Adviser, the Portfolio Fund Managers, the Custodian and the Escrow Agent and their affiliates; that it is duly authorized to make such investment decision; and it has not relied on any individualized advice or recommendation of the Adviser, a Portfolio Fund Manager, the Custodian and the Escrow Agent or their affiliates, as a primary basis for the decision to invest the Company; and that its investment in the Company will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code.

The provisions of ERISA and the Code are subject to extensive and continuing administrative and judicial interpretation and review. The discussion of ERISA and Section 4975 of the Code contained in this Prospectus is, of necessity, general and may be affected by future changes in laws including publication of DOL regulations and rulings. Potential Plan investors should consult with their legal advisors regarding the consequences under ERISA and the Code of the acquisition and ownership of Shares.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to the fiduciary responsibility or prohibited transaction provisions of ERISA or the Code but may be subject to restrictions under state or local law.

The above discussion is a summary of some of the material ERISA considerations applicable to prospective investors that are Plans. It is not intended to be a complete discussion nor to be construed as legal advice or a legal opinion. Prospective investors should consult their own counsel on these matters.

ADDITIONAL INFORMATION REGARDING THE LIMITED LIABILITY COMPANY AGREEMENT

Amendment of the LLC Agreement

The LLC Agreement may generally be amended, in whole or in part, with the approval of a majority of the Board of Directors (including a majority of the Independent Directors, if required by the 1940 Act) and without the approval of the Shareholders unless the approval of Shareholders is required by the 1940 Act. Certain amendments to the LLC Agreement involving Share balances (generally those reducing a Shareholder’s claim on the assets of a Series) may not be made without the written consent of any Shareholder adversely affected by the amendments or unless each Shareholder has received written notice of the amendment and any Shareholder objecting to the amendment has been allowed a reasonable opportunity (pursuant to any procedures as may be prescribed by the Board of Directors) to tender all of his, her or its Shares for repurchase by the Company. In addition, amendments that would modify the provisions of the LLC Agreement regarding amendment procedures (if material) or the Company’s indemnification obligations may be made only with the unanimous consent of the Shareholders and, to the extent required by the 1940 Act, approval of a majority of the Directors (and, if so required, a majority of the Independent Directors).

Power of Attorney

In subscribing for Shares, an investor will appoint the Administrator as his, her or its attorney-in-fact for purposes of filing required certificates and documents relating to the formation and maintenance of the Company as a limited liability company under Delaware law or signing all instruments effecting authorized changes in the Company or the LLC Agreement and conveyances and other instruments deemed necessary to effect the dissolution or termination of the Company. This power of attorney, which will be contained in an investors’ subscription agreement, is a special power of attorney and is coupled with an interest in favor of the Administrator and as such will be irrevocable and will continue in full force and effect, notwithstanding the subsequent death or incapacity of any Shareholder granting the power of attorney. In addition, the power of attorney will survive the delivery of a transfer by a Shareholder of all or part of the Shareholder’s Shares, except that when the transferee of such Shares has been approved by the Administrator for admission to the Company as a substitute Shareholder, or upon the withdrawal of a Shareholder from the Company pursuant to a periodic tender or otherwise, the power of attorney given by the transferor will terminate.

REPORTS TO SHAREHOLDERS

The Company will furnish to Shareholders as soon as practicable after the end of each of its taxable year and each calendar year such information as is necessary for them to complete U.S. federal and state income tax or information returns, along with any other tax information required by law. The Company will send to Shareholders an unaudited semiannual and an audited annual report within 60 days after the close of the period covered by the report, or as otherwise required by the 1940 Act. Shareholders are also sent reports regarding the Company’s operations at least quarterly.

TERM, DISSOLUTION AND LIQUIDATION

The Company will be dissolved upon, among other things, the affirmative vote to dissolve the Company by: (1) a majority of the Board of Directors (including a majority of the Independent Directors); and (2) Shareholders holding at least two-thirds (2/3) of the total number of votes eligible to be cast by all Shareholders of the Company. The Company will also be dissolved as required by operation of law.

Upon the occurrence of any event of dissolution, a liquidator elected by the Shareholders holding a majority of the total number of votes eligible to be cast by all Shareholders and whose fees will be paid by the Company), is charged with winding up the affairs of the Company and liquidating its assets.

Upon the liquidation of the Company, its assets will be distributed (1) first to satisfy the debts, liabilities and obligations of the Company (other than debts to Shareholders) including actual or anticipated liquidation expenses, (2) next to repay debts owing to the Shareholders and (3) finally to the Shareholders proportionately in accordance with their Share balances. Assets may be distributed in kind on a proportionate basis if the Board of Directors or liquidator determines that the distribution of assets in kind would be in the interests of the Shareholders in facilitating an orderly liquidation.

FISCAL YEAR

For accounting purposes, the Company’s fiscal year is the 12-month period ending on March 31. For tax purposes, the Company has also adopted the 12-month period ending March 31 of each year as its taxable year, unless otherwise required by applicable law.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND LEGAL COUNSEL

The Board of Directors has selected KPMG International (“KPMG”) as the independent public accountants of the Company. KPMG is responsible for the auditing of the annual financial statements of the Company. KPMG’s principal business address is located at 99 High Street, Boston, Massachusetts. Shearman & Sterling LLP, New York, New York, serves as legal counsel to the Company, the Adviser and their affiliates with respect to the Company.

INQUIRIES AND FINANCIAL INFORMATION

Inquiries concerning the Company and the Shares (including information concerning subscription and withdrawal procedures) should be directed to the Administrator.

APPENDIX A

INVESTOR QUALIFICATIONS AND REPRESENTATIONS

The following should be read in conjunction with the subscription materials for the Company, which refer to each prospective investor seeking to subscribe the Shares (or to a Shareholder seeking to subscribe for additional Shares) as a “Subscriber”:

The Subscriber hereby represents and warrants to, and covenants and agrees with, the Company that Subscriber meets the accreditation standards and eligibility policies as set forth in this Appendix A.

Accredited Investors

1.            Subscriber is acquiring Shares directly or indirectly for the account of an “accredited investor” meeting one or more of the tests set forth in Rule 501(a) of Regulation D under the Securities Act of 1933 (the “1933 Act”). (Alternative tests under Regulation D also may be relied upon with respect to selected categories of investors, including employees, officers, and directors of affiliates of the Company.) Such accredited investors are referred to in the Prospectus as “Eligible Investors” and include the following:

•              An individual who has an individual net worth or joint net worth with his or her spouse, in excess of $1,000,000. “Net worth” for these purposes means the value of total assets at fair market value, including home, home furnishings and automobiles, less total liabilities;

•              An individual with individual income (without including any income of that person’s spouse) in excess of $200,000, or joint income with spouse in excess of $300,000, in each of the two most recent calendar years and who reasonably expects to reach the same income level in the current year;

•              A bank as defined in Section 3(a)(2) of the Securities Act or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

•              An insurance company as defined in Section 2(a)(13) of the Securities Act;

•              A broker-dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934;

•              An investment company registered under the U.S. Investment Company Act of 1940, as amended (the “Investment Company Act”);

•              A business development company as defined in Section 2(a)(48) of the Investment Company Act.

•              A small business investment company licensed by the Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

•              A private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

•              A corporation, partnership, limited liability company, or similar business trust or tax-exempt organization as defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended (the “Code”), that (i) has total assets in excess of $5,000,000, and (ii) was neither formed nor is operated for the specific purpose of investing in the Company;

•              A trust with total assets in excess of $5 million not formed for the specific purpose of acquiring Interests, whose purchase is directed by a person with such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in an Interest;

•              An employee benefit plan within the meaning of ERISA if the decision to invest in an Interest is made by a plan fiduciary, as defined in Section 3(21) of ERISA, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5 million or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

•              A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5 million; or

•              An entity in which each and every one of the equity owners is (i) an individual who is an accredited investor or (ii) an entity that is an accredited investor.

Qualified Client

2.            Subscriber is acquiring Shares directly or indirectly for the account of an “qualified client” meeting one or more of the “asset tests” set forth in Rule 205-3 of the Investment Advisers Act of 1940 (the “Advisers Act”). Such qualified clients are referred to in the Prospectus as “Eligible Investors” and include the following:

•              An individual who or a company that immediately after entering into the contract has at least $750,000 under the management of the Adviser;

•              An individual who or a company that the Adviser entering into the contract (and any person acting on his behalf) reasonably believes, immediately prior to entering into the contract, either (i) has a net worth (together, in the case of an individual, with assets held jointly with a spouse) of more than $1,500,000 at the time the contract is entered into or (ii) is a qualified purchaser as defined in section 2(a)(51)(A) of the Investment Company Act of 1940 (at the time the contract is entered into; or

•              An individual who immediately prior to entering into the contract is (i) an executive officer, director, trustee, general partner, or person serving in a similar capacity, of the Adviser or (ii) an employee of the Adviser (other than an employee performing solely clerical, secretarial or administrative functions with regard to the Adviser) who, in connection with his or her regular functions or duties, participates in the investment activities of the Adviser, provided that such employee has been performing such functions and duties for or on behalf of the Adviser, or substantially similar functions or duties for or on behalf of another company for at least 12 months.

3.            An Eligible Investor generally must have a prior business relationship with the Adviser. Existing Shareholders subscribing for additional Shares must be Eligible Investors at the time of the additional subscriptions.

Anti-Money Laundering Procedures

1.            In order to comply with applicable anti-money laundering regulations, the Company or the Administrator may require a detailed verification of the Subscriber’s identity and the source of its subscription proceeds. The Subscriber agrees to promptly provide the Company or the Administrator, as applicable, with any requested information and documentation.

2.            The Subscriber represents that it is not involved in any money laundering schemes, and the source of this investment is not derived from any unlawful or criminal activities. It further represents that this investment is not designed to avoid the reporting and record-keeping requirement of the Bank Secrecy Act of 1970, as amended.

3.            If the Subscriber is not investing in the Company on behalf of or for the benefit of, other investors, the Subscriber represent that it is purchasing Shares in the Company for the Subscriber’s own account, for investment purposes, and not for subdivision or fractionalization, and is not acting as agent, representative, intermediary or nominee or in any similar capacity for any other person.*

4.            The Subscriber acknowledges that the Company generally prohibits any investment in the Company by or on behalf of a “Prohibited Investor” unless specifically permitted by the Company, in its sole discretion. A “Prohibited Investor” means:

•              any individual or entity whose name appears on the various lists issued and/or maintained by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), including, but not limited to, the Specially Designated Nationals and Blocked Persons List (also known as the “SDN List”); and

•              any individual or entity who is a citizen or resident of, or located in a country where OFAC sanctions against such country prohibit any investment by such subscriber in the Company.**

The above lists are available at http://www.ustreas.gov/ofac/ and should be checked by the Subscriber before making the above representations.

5.            If the Subscriber is an intermediary, a fund of funds, or otherwise investing in the Company on behalf of “Underlying Investors,” the Subscriber represents and agrees that:

•              the Subscriber properly discloses its relationship with its Underlying Investors as follows: (please attach supplemental pages headed “Underlying Investors” to completed subscription materials as necessary);

________________________

*	“Person” includes nominee account, beneficial owner, individual, bank, corporation, partnership, limited liability company or any other legal entity.
**

The U.S. Federal and Executive Orders administered by OFAC prohibit, among other things, the engagement in transactions with, and the provision of services to, certain foreign countries, territories, entities and individuals including specially designated nationals, narcotics traffickers and other parties subject to OFAC sanctions and embargo programs.

•              the representations, warranties and covenants made herein are made by the Subscriber on behalf of itself and its Underlying Investors;

•              the Subscriber has all requisite power and authority from its Underlying Investors to execute and perform the obligations under this section;

•              accompanying this subscription is a certificate in a form acceptable to the Company or the Administrator in their sole discretion with respect to the due diligence the Subscriber has carried out and will continue to carry out with respect to the identity and background of each Underlying Investor as well as the proceeds invested in the Company by the Underlying Investors;

•              its Underlying Investors are not Prohibited Investors, as defined above;

•              the Subscriber is not otherwise aware of any reasons which should prevent the Company from accepting an investment directly by an Underlying Investor; and

•              the Subscriber agrees to provide such further assurance and certifications regarding itself and/or its Underlying Investors as the Company or the Administrator may reasonably require.

6.            To the best of the Subscriber’s knowledge, neither it nor any individual or entity controlling, controlled by, or under common control with the Subscriber, or related to, or otherwise associated with, the Subscriber, is a “Prohibited Investor” as defined above.

7.            The Subscriber acknowledges that if, following its investment in the Company, the Company, the Adviser or the Administrator reasonably believe that the Subscriber is a Prohibited Investor or has otherwise breached its representations and covenants hereunder as to its identity and the source of its subscription proceeds, the Company may be obligated to freeze the Subscriber’s dealings with its Shares, including by refusing additional subscriptions for Shares by the Subscriber or any repurchase requests by the Subscriber and/or segregating the assets represented by the Subscriber’s Shares in accordance with applicable regulations, or mandatorily repurchasing the Subscriber’s Shares, and the Subscriber will have no claim whatsoever against the Company, the Adviser or the Administrator for any form of losses or other damages incurred by it as a result of any of these actions. The Subscriber also acknowledges that the Company, the Adviser or the Administrator may be required to report such actions and to disclose the Subscriber’s identity to OFAC or other regulatory bodies.

8.            The Subscriber is not a “shell bank,” and its subscription proceeds do not originate from, and will not be routed through, an account maintained at such a bank. A “shell bank” is a bank that does not have a physical presence in any country and is not an affiliate of a depository institution, credit union or bank that maintains a physical presence in any country and is supervised by a banking authority.

9.            The Subscriber is not a senior non-U.S. government or public official, a Shareholder of such a person’s immediate family, or any close associate of such a person. If the Subscriber cannot make this representation, the Subscriber must contact the Company or the Administrator.

10.          The Subscriber is not a citizen or resident of, or located in, a jurisdiction identified on the Non-Cooperative Countries and Territories list of OECD’s Financial Action Task Force (“FATF Non-Cooperative Countries and Territories”), and its subscription proceeds do not originate from, or are not routed through a bank organized or charted under the laws of any FATF Non-Cooperative Countries and

Territories.*  If the Subscriber cannot make this representation, the Subscriber must contact the Company or the Administrator.

11.          All information that the Subscriber has provided to the Company or the Administrator in relation to the subscription of the Shares, is true and accurate.

12.          The Subscriber represents that all evidence of identity provided to the Company or the Administrator is genuine and all related information furnished by it is accurate, and it agrees to provide any further information or documents deemed necessary by the Company or the Administrator in their sole discretion to comply with the Company’s anti-money laundering policies and related responsibilities from time to time.

13.          The representations, warranties, agreements, undertakings, and acknowledgments made by the Subscriber above and documents submitted in relation hereto are made and submitted with the intent that they will be relied upon by the Company in determining the suitability of the Subscriber as an investor in the Company, and will survive the investment in the Company by the Subscriber. The Subscriber agrees that such representations, warranties, agreements, undertakings and acknowledgments (including representation, warranties, agreements, undertakings and acknowledgements contained in any documents submitted in relation hereto) will be deemed reaffirmed by the Subscriber at any time it makes an additional investment in the Company. In addition, the Subscriber undertakes to notify the Company immediately of any change in any representation, warranty or other information relating to the Subscriber set forth herein.

__________________________

*	As of the date hereof, there are no countries or territories on the FATF Non-Cooperative Countries and Territories list. Updated information is available at http://www.fatf-gafi.org.

APPENDIX B

FINANCIAL STATEMENTS

B-1

PART C • OTHER INFORMATION

ITEM 25. FINANCIAL STATEMENTS AND EXHIBITS

(1) As Registrant has no assets, financial statements are omitted.

(2) Exhibits:

(2)(a)(1) Certificate of Formation of Limited Liability Company dated October 21, 2004 and Certificate of Amendment to the Certificate of Formation of the Company dated April 12, 2007.*

(2)(a)(2) Limited Liability Company Agreement.*

(2)(b) Not Applicable.

(2)(c) Not Applicable.

(2)(d) See Item 24(2)(a)(2).

(2)(e) Not Applicable.

(2)(f) Not Applicable.

(2)(g) Investment Advisory Agreement.*

(2)(h) Not Applicable.

(2)(i) Not Applicable.

(2)(j) Form of Custodian Agreement.*

(2)(k)(1) Form of Administrative Services Agreement.*

(2)(k)(2) Form of Accounting Agreement.*

(2)(k)(3) Form of Transfer Agent Agreement.*

(2)(l) Not Applicable.

(2)(m) Not Applicable.

(2)(n) Not Applicable.

(2)(o) Not Applicable.

(2)(p) Not Applicable.

(2)(q) Not Applicable.

(2)(r)(1) Code of Ethics.*

___________________

* Filed herewith.

ITEM 26. MARKETING ARRANGEMENTS

Not Applicable.

ITEM 27. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

All figures are estimates:

----------------------------------------------------------

Blue Sky Fees and Expenses

(including fees of counsel)	$10,000

----------------------------------------------------------

Accounting fees and expenses	$30,000

----------------------------------------------------------

Legal fees and expenses	$130,000

----------------------------------------------------------

Printing and engraving	$10,000

----------------------------------------------------------

Offering Expenses	$15,000

----------------------------------------------------------

Miscellaneous	$10,000

----------------------------------------------------------

Total	$205,000

----------------------------------------------------------

ITEM 28. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL

After completion of the offering of Shares, the Registrant expects that no person will be directly or indirectly under common control with the Registrant, except that the Registrant may be deemed to be controlled by Cadogan Management, L.L.C. (the “Adviser”), and the investment adviser to the Registrant. The Adviser is a limited liability company formed under the laws of the State of Delaware. Additional information regarding the Adviser is set out in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-60108), and is incorporated herein by reference.

ITEM 29. NUMBER OF HOLDERS OF SECURITIES

Title of Class: Limited Liability Company Interests (designated as “Shares”)

Number of Record Holders (as of July 19, 2007): 1 (Registrant anticipates that as the result of the private offering of Shares there will be more than 100 record holders of such Shares).

ITEM 30. INDEMNIFICATION

Reference is made to the provisions of Article Three, Section 3.7 of Registrant’s Limited Liability Company Agreement, which document is incorporated herein.

The general effect of this provision, and related statutory indemnification benefits as may be available under Delaware or other applicable state or federal laws, is to protect trustees, officers, employees and agents of Registrant against legal liability and expenses incurred by reason of their service to Registrant. In accord with the foregoing, Registrant shall indemnify its trustees, officers, employees and agents against judgments, fines, penalties, settlements and expenses to the fullest extent authorized, and in the manner permitted, by applicable state and federal law.

In addition, the Registrant will maintain a trustees’ and officers’ errors and omissions liability insurance policy protecting directors and officers against liability for claims made by reason of any acts, errors or omissions committed in their capacity as trustees or officers. The policy will contain certain exclusions, among which is exclusion from coverage for active or deliberate dishonest or fraudulent acts and exclusion for fines or penalties imposed by law or other matters deemed uninsurable.

ITEM 31. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER

A description of any other business, profession, vocation or employment of a substantial nature in which the Adviser, and each managing director, executive officer or partner of the Adviser, is or has been, at any time during the past two fiscal years, engaged in for his or her own account or in the capacity of director, officer, employee, partner or trustee, is set out in the Registrant’s Prospectus in the section entitled “The Adviser.” Additional information regarding the Adviser and its officers and directors is set out in its Form ADV, as filed with the Securities and Exchange Commission (SEC File No. 801-60108), and is incorporated herein by reference.

ITEM 32. LOCATION OF ACCOUNTS AND RECORDS

The Administrator maintains certain required accounting related and financial books and records of the Registrant at 615 E. Michigan Street, Milwaukee, WI 53217. The other required books and records are maintained by Cadogan Management, L.L.C. at 149 Fifth Avenue, 15th Floor, New York, NY 10010.

ITEM 33. MANAGEMENT SERVICES

Not Applicable.

ITEM 34. UNDERTAKINGS

Not Applicable.

FORM N-2

Cadogan Opportunistic Alternatives Fund, LLC

SIGNATURES

Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has caused this registration statement to be signed on its behalf by the undersigned duly authorized person, in New York, New York, on the 19th day of July 2007.

Cadogan Opportunistic Alternatives Fund, LLC

By:	/s/ Matthew Jenal
	Name:	Matthew Jenal
	Title:	Treasurer

Cadogan Opportunistic Alternatives Fund, LLC

Exhibit Index

(2)(a)(1) Certificate of Formation of Limited Liability Company and Certificate of Amendment to the Certificate of Formation of the Company.

(2)(a)(2) Limited Liability Company Agreement.

(2)(g) Investment Advisory Agreement.

(2)(j) Form of Custodian Agreement.

(2)(k)(1) Form of Administrative Services Agreement.

(2)(k)(2) Form of Accounting Agreement.

(2)(k)(3) Form of Transfer Agent Agreement.

(2)(r)(1) Code of Ethics.